UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a - 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14-a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a.-12

The Vermont Teddy Bear Co., Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock of The Vermont Teddy Bear Co., Inc., $.05 par value per share ("Common Stock"), Series C preferred stock of The Vermont Teddy Bear Co., Inc., $.05 par value per share ("Series C Preferred Stock"), Series D preferred stock of The Vermont Teddy Bear Co., Inc., $.05 par value per share ("Series D Preferred Stock")

(2) Aggregate number of securities to which transaction applies: 5,086,499 shares of Common Stock outstanding, plus 708,215 shares of Common Stock into which the outstanding shares of Series D Preferred Stock are eligible to convert, plus 88,640 shares of Common Stock into which the outstanding shares of Series C Preferred Stock are eligible to convert, for a total of 5,883,354 shares on an as converted basis, less 921,114 shares of Common Stock to be contributed in the merger, equals 4,962,240 shares to be acquired in the merger.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $6.50.

(4) Proposed maximum aggregate value of transaction: $32,254,560

(5) Total fee paid: $3,796.36.

[ X ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.: ______ Schedule 14A, File No.: ______

(3) Filing Party:

(4) Date Filed:

The Vermont Teddy Bear Co., Inc.

Notice of Special Meeting of Shareholders

and

Proxy Statement

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The Vermont Teddy Bear Co., Inc.

6655 Shelburne Road, Route 7

Post Office Box 965

Shelburne, Vermont 05482

Notice of Special Meeting of Shareholders

To Be Held ______________, 2005

A special meeting of the shareholders of The Vermont Teddy Bear Co., Inc. ("VTBC") will be held at 10:00 a.m. EST on ______________, ___________ ___, 2005, at VTBC's retail/manufacturing facility, 6655 Shelburne Road, Route 7, Shelburne, Vermont, for the following purposes:

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of May 16, 2005 (the "Merger Agreement"), by and among VTBC, Hibernation Holding Company, Inc., a Delaware corporation ("Buyer") and Hibernation Company, Inc., a Delaware corporation ("Merger Sub"), pursuant to which, among other things, Merger Sub will be merged with and into VTBC (the "Merger"), with VTBC as the surviving corporation and: (1) each share of VTBC's common stock outstanding at the time of the merger (other than shares held by certain shareholders) will be converted into the right to receive $6.50 in cash; (2) each share of VTBC's Series C preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series C preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends; and (3) each share of VTBC's Series D preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series D preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends, as described in the accompanying proxy statement.

2. To consider and vote on any motion submitted to a vote of the shareholders to adjourn or postpone the special meeting to another time and place for the purpose of soliciting additional proxies.

3. To consider and vote upon any other matters that properly comes before the special meeting or any adjournments or postponements of the special meeting.

Only holders of record of VTBC's common stock, Series C preferred stock and Series D preferred stock at the close of business on ______________ __, 2005, the record date of the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. Under New York law, the affirmative vote by the holders of two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting (consisting of issued and outstanding shares of VTBC's common stock and shares of VTBC's Series C preferred stock and Series D preferred stock voting on an as converted basis) is required to adopt the Merger Agreement and approve the merger. If you do not vote to approve and adopt the Merger Agreement and you follow the procedural requirements of the New York Business Corporation Law, you may receive the fair cash value of your shares as appraised by the New York State

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Supreme Court. See the discussion below under the caption "Rights of Dissenting Shareholders." A complete list of shareholders entitled to vote at the special meeting will be available for examination at our headquarters at 6655 Shelburne Road, Route 7, Shelburne, Vermont, after ______________ ___, 2005 and at the special meeting.

Our Board of Directors, based upon the totality of the information presented and considered during its evaluation of the merger and the Merger Agreement, including, without limitation, the recommendation of a special independent committee of the Board of Directors (the "Special Committee") and the fairness opinion issued by its independent financial advisor, has determined that the Merger Agreement and the merger are fair to the unaffiliated shareholders (those shareholders other than certain officers and shareholders who will be contributing all or a portion of their existing VTBC equity securities into Buyer in exchange for equity securities of Buyer), and therefore, the Board of Directors unanimously recommends that you vote "FOR" the approval and adoption of the Merger Agreement and the merger. All shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope, whether or not you plan to attend the meeting in person. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the special meeting. Any shareholder attending the special meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD

OF DIRECTORS

Mark J. Sleeper, Secretary

Shelburne, Vermont

____________ ___, 2005

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YOUR VOTE IS IMPORTANT

EVEN IF YOU DO NOT EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE USE THE ENCLOSED PROXY CARD TO VOTE ON THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING. SIGN AND DATE THE PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE SPECIAL MEETING BY WRITTEN NOTICE TO THE SECRETARY OF VTBC, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

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The Vermont Teddy Bear Co., Inc.

6655 Shelburne Road, Route 7

Post Office Box 965

Shelburne, Vermont 05482

Proxy Statement For

Special Meeting of Shareholders

To Be Held ______________ ____, 2005

This proxy statement is furnished to the shareholders of The Vermont Teddy Bear Co., Inc. ("VTBC"), a New York corporation, in connection with the solicitation of proxies by our Board of Directors for use at the special meeting of shareholders, and any adjournment or postponement of the meeting, to be held at 10:00 a.m. on ______________, ____________ ___, 2005, at VTBC's retail/manufacturing facility located at 6655 Shelburne Road, Route 7, Shelburne, Vermont. The special meeting has been called to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of May 16, 2005 (the "Merger Agreement"), by and among VTBC, Hibernation Holding Company, Inc., a Delaware corporation ("Buyer") and Hibernation Company, Inc., a Delaware corporation ("Merger Sub") pursuant to which, among other things, (1) each share of VTBC's common stock outstanding at the time of the merger (other than shares held by certain shareholders) will be converted into the right to receive $6.50 in cash; (2) each share of VTBC's Series C preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series C preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends; and (3) each share of VTBC's Series D preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of VTBC's Series D preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends. A copy of the Merger Agreement is attached as Appendix A.

Only shareholders of record on _____________, 2005 are entitled to receive notice of and vote at the meeting. On that record date, there were ___________ shares of our common stock outstanding (on an as converted basis) held in the aggregate by approximately ___ record holders.

Each share of our common stock will be entitled to one vote. Each share of our Series C and Series D preferred stock will be entitled to one vote for each share of our common stock into which such share of preferred stock is eligible to be converted according to its terms. Under New York law and our amended and restated bylaws, approval and adoption of the Merger Agreement and the merger requires the affirmative vote of the holders of at least two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting (consisting of issued and outstanding shares of VTBC's common stock and shares of VTBC's Series C preferred stock and Series D preferred stock voting on an as converted basis). A quorum for the special meeting requires that holders of a majority of the issued and outstanding shares of VTBC's common stock entitled to vote (including Series C preferred stock and Series D preferred stock voting on an as converted basis) must be present in person or by proxy.

Our Board of Directors, based in part upon the recommendation of a special independent committee of the Board of Directors (the "Special Committee"), unanimously recommends that you vote "FOR" approval and adoption of the Merger Agreement and the merger.

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The enclosed proxy card is furnished by VTBC. This proxy is being solicited by VTBC's Board of Directors for use at the special meeting or at any adjournment or postponement thereof. Proxies will be voted in the manner you specify in the proxy card. You must sign your proxy. Each proxy will confer discretionary authority on the named proxyholders to vote on any matter presented at the meeting including matters that we did not know of a reasonable time before the mailing of this proxy statement. If any matter not specifically listed in the notice of special meeting is presented at the special meeting, the proxies will be voted in the discretion of the persons named therein in accordance with their best judgment. If you return your proxy but do not specify how it should be voted, your shares will be voted for the approval and adoption of the Merger Agreement and the merger and for the proposal to grant discretionary authority to vote in favor of adjournment or postponement of the special meeting. If your stock is held by a broker or other custodian in "street name," your shares will not be voted unless you provide specific instructions to the broker or custodian. Proxies submitted by custodians who have not received voting instructions will be counted for the purposes of determining a quorum, but will not be voted for or against the merger and the Merger Agreement. Because the merger and the Merger Agreement must be approved and adopted by the holders of two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting (consisting of issued and outstanding shares of VTBC's common stock and shares of VTBC's Series C preferred stock and Series D preferred stock voting on an as converted basis) , the failure to vote your shares, including the failure to provide instructions to a custodian, or a decision to abstain from voting, will have the same effect as a vote against the Merger Agreement and the merger. You are urged to complete and return your proxy and, if your shares are held in street name, to provide voting instructions in accordance with the materials you receive from your broker or other custodian.

A proxy may be revoked at any time before it is exercised by notifying VTBC's Secretary in writing at the address set forth above or by attending the Annual Meeting and voting the shares covered by the proxy in person.

This proxy statement, notice of special meeting and the accompanying form of proxy were first mailed to shareholders on or about ______________ __, 2005.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN SUCH JURISDICTION. THE INFORMATION IN THIS PROXY STATEMENT IS ONLY ACCURATE ON THE DATE OF THIS PROXY STATEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING

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THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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PROXY STATEMENT

TABLE OF CONTENTS

PAGE

SUMMARY TERM SHEET

Overview of Proposed Transaction

Background of the Merger; Recommendations of our Board of Directors; Fairness of the Merger

Source of Funds for the Merger I

Interests of Certain Persons in the Merger

Effects of the Merger

General

Rollover Shares

Capital Stock of Merger Subsidiary

Company Stock Options

Warrants

Federal Income Tax Consequences

Vote of Shareholders Required

Voting Agreement

Dissenters' Rights

Conditions to the Merger

Termination of the Merger Agreement

Termination Fee

Fairness Opinion of the Special Committee's Financial Advisor

Our Ability to Accept a Superior Proposal

Information About the Filing Persons

The Vermont Teddy Bear Co., Inc.

Hibernation Holding Company, Inc.

Hibernation Company, Inc..

The Mustang Group, LLC.

Elisabeth B. Robert.

Joan H. Martin.

Frederick M. Fritz.

Thomas R. Shepherd

Jason Bacon

Position of the Affiliates as to the Fairness of the Merger

CERTAIN QUESTIONS AND ANSWERS ABOUT THE MERGER

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

SPECIAL FACTORS

Background of the Merger

Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger

The Special Committee

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The Board of Directors

Financial Advisory Fees

Reasons for the Special Committee's Recommendation; Factors Considered

Material Positive Factors

Material Negative Factors

Reasons for the Board's Recommendation; Factors Considered

Material Factors

OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Position of the Affiliates as to the Fairness of the Merger

Position of Our Management as to Fairness of the Merger

Position of Ms. Martin, Mustang, Merger Subsidiary and Buyer as to Fairness of the Merger

Purpose and Reasons for the Merger

Benefits and Detriments of the Merger

Benefits and Detriments to the Unaffiliated shareholders

Benefits and Detriments to the Contributing Shareholders

Effects of the Merger

Conversion of the Outstanding Stock and Stock Options

Effects on Listing, Registration and Status of Our Common Stock

Operations of VTBC Following the Merger

Risks that the Merger will not be Completed

Interests of Certain Persons in the Merger

Our Executive Officers and Directors

Contributing Shareholders

Existing Employment Arrangements

Equity Based Awards

Indemnification of Directors and Officers

Costs of the Merger

Accounting Treatment

Estimated Fees and Expenses of the Merger

Source of Funds for the Merger

Financing of the Transaction

Financing Conditions

THE SPECIAL MEETING

General

Record Date and Voting Information

Proxies; Revocation

Expenses of Proxy Solicitation

Adjournments

Other Matters

REGULATORY MATTERS

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Our Shareholders

The Contributing Shareholders and Affiliated Members of Our Management Team

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Our Option Holders

INFORMATION REPORTING AND BACKUP WITHHOLDING

VOTE OF SHAREHOLDERS REQUIRED

THE MERGER AGREEMENT

The Merger

The Closing

Conversion of Securities

Options, Stock Plans and Warrants

Exchange Procedures

Dissenting Shares

Representations and Warranties

Covenants of VTBC

Covenants of the Buyer and the Merger Subsidiary

Additional Agreements

No Change in Recommendation; No Alternative Acquisition Agreement

Cessation of Ongoing Discussions

Our Shareholders' Meeting

Conditions to Merger

Termination and Amendment

Miscellaneous

CERTAIN BUSINESS MATTERS

LEGAL PROCEEDINGS

ADDITIONAL AGREEMENTS INVOLVING VTBC'S SECURITIES

Voting Agreement

RIGHTS OF DISSENTING SHAREHOLDERS

PURPOSE OF SHAREHOLDER VOTE

MARKET PRICE AND DIVIDEND INFORMATION

OTHER MATTERS

The Vermont Teddy Bear Co., Inc.

Hibernation Company, Inc.

Hibernation Holding Company, Inc.

Control Persons of Merger Sub, Buyer and VTBC

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

OUR PROJECTIONS

FUTURE SHAREHOLDER PROPOSALS

WHERE SHAREHOLDERS CAN FIND MORE INFORMATION

Appendix A Agreement and Plan of Merger dated as of May 16, 2005 by and between The Vermont Teddy Bear Co., Inc., Hibernation Holding Company, Inc. and Hibernation Company, Inc. (filed with the Securities and Exchange Commission as Appendix A to the Company's PREM 14-A on June 21, 3005 and incorporated herein by reference)

Appendix B Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (filed with the Securities and Exchange Commission as Appendix B to the Company's PREM 14-A on June 21, 3005 and incorporated herein by reference)

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Appendix C Sections 623 and 910 of the New York Business Corporation Law (filed with the Securities and Exchange Commission as Appendix C to the Company's PREM 14-A on June 21, 3005 and incorporated herein by reference)

Appendix D Audited Financial Reports and Related Information

The Vermont Teddy Bear Co., Inc. Annual Report on Form 10-K/A for the fiscal year ended June 30, 2004. (filed with the Securities and Exchange Commission on May 15, 2005 and incorporated herein by reference)

The Vermont Teddy Bear Co., Inc. quarterly report on Form 10-Q for the quarter ended March 31, 2005. (filed with the Securities and Exchange Commission on May 15, 2005 and incorporated herein by reference)

Appendix E Contribution Agreement (filed with the Securities and Exchange Commission as Appendix E to the Company's PREM 14-A on June 21, 3005 and incorporated herein by reference)

Appendix F Voting Agreement (filed with the Securities and Exchange Commission as Appendix F to the Company's PREM 14-A on June 21, 3005 and incorporated herein by reference)

Appendix G Commitment letter dated May 16, 2005 from Baupost Capital, L.L.C. (equity)

Appendix H Commitment letter dated May 16, 2005 from TD Banknorth, NA

Appendix I Commitment letter dated July 15, 2005 from Hartford Investment Management Company

Appendix J Commitment letter dated May 16, 2005 from Baupost Capital, L.L.C. (debt)

Appendix K Commitment letter dated August 1, 2005 from Mustang Management Partners, LLC

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SUMMARY TERM SHEET

The following summary provides an overview of the material information discussed in this proxy statement and presented in the attached appendices and documents. This summary is not intended to be complete and is qualified by the more detailed information contained elsewhere in this proxy statement, the attached annexes and the documents we refer to in this proxy statement. You are urged to review this entire proxy statement carefully, including its annexes and all documents referenced in this proxy statement. See "Where Shareholders Can Find More Information" for more details. Each item in this summary includes a page reference or references directing you to a more complete description of the relevant information.

In this proxy statement, the term "VTBC" and the terms "we," "us," and "our" refer to The Vermont Teddy Bear Co., Inc. and its subsidiaries. We refer to Hibernation Holding Company, Inc., a Delaware corporation, as "Buyer." We refer to Hibernation Company, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer, as "Merger Sub." We refer to shareholders of VTBC who will receive cash for all of their shares of VTBC as the "unaffiliated shareholders," including those shareholders of VTBC who are members of VTBC's current management team or Board of Directors who will receive cash for all of their shares of VTBC in the Merger. We refer to shareholders of VTBC who are contributing all or a portion of their capital stock of VTBC to Buyer in exchange for shares of Buyer's capital stock as the "Contributing Shareholders." We also use the terms "you" and "your" to refer to all shareholders of VTBC who are receiving this proxy statement.

Overview of Proposed Transaction (see pages )

We are furnishing this proxy statement in connection with a special meeting of our shareholders to allow our shareholders to consider and vote on a proposal to approve and adopt the merger and the Merger Agreement, a copy of which is attached to this proxy statement as Appendix A. The Merger Agreement provides that Merger Sub will be merged with and into VTBC with VTBC as the surviving corporation. Pursuant to the merger, (1) each share of VTBC's common stock outstanding at the time of the merger (other than shares held by certain shareholders) will be converted into the right to receive $6.50 in cash; (2) each share of VTBC's Series C preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series C preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends; and (3) each share of VTBC's Series D preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series D preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends. Following the merger, Merger Sub will cease to exist and VTBC will be a wholly-owned subsidiary of Buyer.

Background of the Merger; Recommendation of our Board of Directors; Fairness of the Merger (see pages )

For years our Board of Directors has recognized that VTBC is subject to all of the costs and legal requirements applicable to publicly-traded companies, but our shareholders are not

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enjoying many of the benefits of an active public trading market. With this in mind, at the regular meeting of VTBC's Board of Directors on October 7, 2004, VTBC's management and Board of Directors discussed the benefits of exploring ways to enhance shareholder value, and provide liquidity and certainty of value for shareholders. The Board of Directors also discussed the high cost of compliance with regulations as a public company including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), which will apply to VTBC, as a non-accelerated filer, effective July 15, 2006. Following the meeting of the Board of Directors, VTBC engaged the investment banking firm, Covington Associates LLC ("Covington") as our financial advisor to pursue a potential transaction to enhance shareholder value, including a possible going private transaction.

Between October 20, 2004 and December 8, 2004, Covington contacted 84 potential acquirers. On December 8, 2004, our Board of Directors formed a Special Committee to evaluate proposals. The Special Committee initially consisted of three independent members, but one member subsequently resigned. As a result, when the Special Committee that recommended the merger to the full Board of Directors in May 2005, it was comprised of two independent members of our Board of Directors who are not employees and who are not affiliated in any way with Merger Sub or Buyer and otherwise have no material interest in the merger, other than as described herein. The Special Committee retained its own independent financial advisor Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") and independent legal counsel Akin Gump Strauss Hauer & Feld LLP ("Akin Gump").

The Special Committee and our Board of Directors considered several factors in making their determinations, which are summarized below. Due to the variety of factors considered, the Board of Directors did not assign relative weights to these factors or determine that any factor was of particular importance. The Board of Directors reached its conclusion based upon the totality of the information presented and considered during its evaluation of the merger and the Merger Agreement including, without limitation, the recommendation of the Special Committee and the fairness opinion issued by Houlihan Lokey.

The Special Committee, after receiving a fairness opinion from Houlihan Lokey, voted unanimously at a meeting held on May 16, 2005 that the Merger Agreement and the transactions contemplated by the Merger Agreement, are fair to VTBC's shareholders, generally, and the unaffiliated shareholders, in particular. The Special Committee recommended that (1) our Board of Directors approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement and (2) the holders of VTBC's stock vote in favor of approval and adoption of the Merger Agreement. The Board of Directors adopted the determinations of the Special Committee and, based in part on the recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement and the merger transaction contemplated by the Merger Agreement are fair to VTBC's shareholders, generally, and the unaffiliated shareholders, in particular, and (2) recommended that VTBC's shareholders approve and adopt the Merger Agreement.

Source of Funds for the Merger (see pages )

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Sources:		Uses:

Equity	$ 19,200,000	Merger Consideration	$ 35,600,000
Term Loan	9,900,000	Transaction Fees	1,300,000
Subordinated Debt	6,500,000	Repay Existing Debt	1,800,000
Available Cash	3,100,000
Total Sources	$ 38,700,000	Total Uses	$ 38,700,000

Interests of Certain Persons in the Merger (see pages )

In considering the recommendation of VTBC's Board of Directors with respect to the merger, shareholders should be aware that certain executive officers and directors of VTBC have interests in the transactions contemplated by the Merger Agreement that may be different from, or in addition to, the interests of the VTBC shareholders generally.

Elisabeth B. Robert, President/CEO, Irene Steiner, Vice President of Marketing, and Catherine Camardo, Vice President of Operations, are expected to continue in those positions after the merger. As a condition of the transaction, the Buyer required that Ms. Robert roll over at least 75% of her VTBC equity and that Ms. Steiner and Ms. Camardo roll over at least 50% of their VTBC holdings (consisting of options). Ms. Robert's employment agreement, which currently expires in October 2007, will be extended to October 2010. Ms. Robert intends to rollover all of her common stock and exercise all of her options, and receive merger consideration for those shares. She will then contribute a portion of this consideration as equity for the financing. If Ms. Robert does not exercise her non-qualified options, her non-qualified options will be amended to extend the exercise period to November 2012.

Thomas Shepherd and Frederick M. Fritz, directors of VTBC, are expected to serve as directors of Buyer after the merger.

Certain current shareholders (the "Contributing Shareholders") have entered into a contribution agreement dated May 16, 2005 (the "Contribution Agreement"), pursuant to which they have agreed to contribute all or a portion of their shares of VTBC's capital stock in exchange for shares of Buyer's capital stock prior to the merger, as set forth on Schedule 1 to the Contribution Agreement. Ms. Robert is a party to the Contribution Agreement.

These Contributing Shareholders will also become parties to a stockholder agreement which, among other things, restricts their ability to freely transfer certain of their securities in Buyer, will give Buyer a right of first refusal if any of them seeks to transfer certain of their securities to a third party, and, if any of the management stockholders ceases to be employed by VTBC for any reason, Buyer will be entitled to purchase her securities at specified prices. Additionally, these shareholders will be obligated under so-called drag-along rights to sell their shares to a third party under certain circumstances. These shareholders will benefit from certain rights, including so-called tag-along rights to participate if other stockholders sell their shares to a third party, and piggyback registration rights on public offerings of the Buyer's stock in the future.

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Effects of the Merger (see pages ____)

General

Pursuant to the Merger Agreement, Merger Sub will be merged directly into VTBC, and VTBC will be the surviving corporation. At the effective time of the merger, Merger Sub will cease to exist and VTBC will become a privately-held corporation and a wholly owned subsidiary of Buyer. As a result of the merger, the unaffiliated shareholders will be entitled to receive the $6.50 per share (on an as converted basis) cash merger price and will no longer have any interest in VTBC, including our future earnings or growth, nor share in the risk of any decrease in our value. Once the merger is consummated, public trading of VTBC's common stock will cease and VTBC will apply to deregister its common stock under the Exchange Act. As a result, VTBC will no longer be required to file reports with the SEC or otherwise be subject to the federal securities laws applicable to public companies.

Rollover Shares

Pursuant to a contribution agreement with the Buyer, the holder of all shares of VTBC Series A preferred stock and certain holders of VTBC common stock will contribute their shares of VTBC capital stock to Buyer in exchange for capital stock of Buyer immediately prior to the merger. These shares of VTBC contributed to the Buyer, which will then be owned by the Buyer when the merger takes effect, will remain outstanding after the merger.

Capital Stock of Merger Subsidiary

When the merger takes effect, each share of common stock of Merger Sub issued and outstanding immediately prior to the merger will be exchanged and converted into one share of VTBC Series B preferred stock, which will remain outstanding.

Company Stock Options

Pursuant to the Merger Agreement, the Buyer shall offer to purchase all of the vested stock options under VTBC's 1993 Incentive Stock Option Plan and Non-employee Directors' Stock Option Plan. Irene Steiner and Catherine Camardo, two members of VTBC's senior management whom the Buyer has required to retain certain of their vested stock options, will not accept this offer with respect to some of their options. Option holders other than these two individuals may elect whether their vested stock options are purchased by Buyer or retained by the holder. If any option holder elects to have their vested stock options purchased, the Buyer shall purchase those vested stock options at a price equal to the difference between $6.50 per share and the per share exercise price of each share subject to such stock option.

All stock options that have not vested as of the effective time of the merger and vested options held by optionees who elect to retain their options will continue in effect, except that the termination date for all outstanding non-qualified stock options under the 1993 Incentive Stock Option

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Plan may be extended to November 1, 2012. The number of shares of the surviving corporation issuable upon exercise and the exercise price to acquire each share of the surviving corporation will be adjusted so that (a) the ratio of the exercise price to the value of each optioned share will be the same both before and after the merger, and (b) the number of common shares that may be acquired through the exercise of an option will be equal to the amount obtained by dividing (a) the product of $6.50 per share and the number of shares the holder could have acquired had he or she exercised the retained options immediately before the merger, by (b) the total value of the surviving corporation's common stock immediately after the merger. That value generally will be equal to the equity value of the Company immediately before the merger, reduced by the initial liquidation value of the surviving corporation's outstanding preferred stock immediately after the merger and by the amount of debt financing used by the Company to acquire its shares in the merger transaction. The precise determination of the number of shares each holder of a retained option will be entitled to acquire through exercise of that option will be determined after the merger is consummated.

Warrants

Buyer and URSA (VT) QRS-30, Inc., a Vermont corporation, the holder of all outstanding warrants to purchase VTBC capital stock, have agreed that, as a result of the merger, the warrant holder will receive, with respect to one-third of the 193,111 shares of VTBC capital stock covered by the warrants, merger consideration less the exercise price payable to VTBC upon exercise of the warrants, in exchange for cancellation of the warrants with respect to such shares. All of the other warrants held by the warrant holder will remain in effect with the same exercise price and with substantially all other terms remaining unchanged, except for any amendments to such warrants, if any, as may be required to keep the rights thereunder in existence following the merger consistent with the post-merger equity structure.

Federal Income Tax Consequences (see pages ___)

The exchange of shares of VTBC stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and also may be a taxable transaction under state, local or foreign tax laws. The exchange of shares of VTBC for shares of Buyer will not be a taxable transaction for federal income tax purposes although it may be a taxable transaction under state, local or foreign tax laws.

The extension of the termination date of nonqualified options will constitute a material modification and, as such, will be treated as a new grant of nonqualified options for federal income tax purposes. If the stock options are vested and if the merger consideration of $6.50 for each share underlying the options exceeds the exercise price of the options, the transaction could result in significant federal income tax liability for the option holders.

Vote of Shareholders Required (see page ___)

For VTBC to adopt the Merger Agreement, the Merger Agreement must be approved by the vote of at least two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting, which is _____ shares, including Series C and Series D Preferred Stock Voting on as

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converted basis. As described below, holders of 57% of the shares of VTBC's capital stock entitled to vote at the special meeting have agreed to vote their shares in favor of the merger. The merger is not subject to a separate vote of the unaffiliated shareholders.

Voting Agreement (see page ___)

Certain of VTBC's shareholders, who collectively own approximately 57% of the outstanding shares of VTBC's common stock, have agreed to vote their voting shares in favor of the merger in accordance with a voting agreement dated May 16, 2005 (the "Voting Agreement"), a copy of which is annexed to this proxy statement as Appendix F. This 57% of VTBC's voting shares that are subject to the Voting Agreement includes shares owned by the Contributing Shareholders, who hold an aggregate of 33% of VTBC's voting shares, and shares owned by several unaffiliated shareholders who are not Contributing Shareholders, who hold an aggregate of 24% of VTBC's voting shares.

Dissenters' Rights (see pages ___)

Any VTBC public shareholder who objects to the merger will have the right to dissent from the merger and demand payment of the "fair value" of his or her shares of VTBC's common stock, as determined in accordance with Sections 623 and 910 of the New York Business Corporation Law ("NYBCL"). This value may be more or less than the $6.50 per share payable in the Merger. In order to perfect these rights, a dissenting shareholder must file a written notice of election to dissent before the scheduled vote on the merger and must otherwise comply with the procedures set forth in Section 623 of the NYBCL. Those procedures are summarized below under the caption of "Rights of Dissenting Shareholders." Any failure by a dissenting shareholder to comply with the procedures contained in NYBCL Section 623 will result in an irrevocable loss of his or her dissenters' rights. Any VTBC public shareholder who wishes to exercise dissenters' rights is encouraged to seek advice from his or her legal counsel.

Conditions to the Merger (see pages )

The consummation of the merger is subject to certain conditions contained in the Merger Agreement which if not waived must have occurred or be true. If those conditions have not occurred or are not true, either VTBC or Merger Sub and Buyer would not be obligated to effect the merger.

In order for VTBC, Merger Sub and Buyer to be obligated to consummate the merger, the following conditions, among others, which are described in more detail on page ___, must be satisfied or waived: (1) approval of our shareholders in accordance with New York law and our by-laws; (2) absence of any injunction or other order, decree, or law of any governmental authority that prohibits the merger; and (3) procurement of all material governmental consents, authorizations, orders or approvals and making of all material filings or registrations in connection with the merger.

In order for VTBC to be obligated to consummate the merger, the following conditions, among others which are described in more detail below in the section captioned "The Merger Agreement; Conditions to Merger," must be satisfied or waived: (1) Merger Sub's and Buyer's

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representations and warranties must be true and correct with only such exceptions as would not have a material adverse effect on their ability to perform their obligations under the Merger Agreement and (2) Merger Sub and Buyer must have in all material respects performed all obligations and complied with all agreements and covenants required to be performed by them under the Merger Agreement.

In order for Merger Sub and Buyer to be obligated to consummate the merger, the following conditions, among others, which are described in more detail below in the section captioned "The Merger Agreement; Conditions to Merger," must be satisfied or waived: (1) our representations and warranties must be true and correct with only such exceptions as would not have a material adverse effect on us; (2) we must have in all material respects performed our obligations and complied with all agreements and covenants required of us by the Merger Agreement; (3) there must not have occurred any event, change or effect since May 16, 2005 that has had a material adverse effect on us; (4) the Contributing Shareholders shall have been consummated the rollover of their shares to Buyer; (5) we shall have received all consents, waivers and approvals of parties to certain contracts, except where failure to receive them would not have a material adverse effect on us; (6) certain of our directors must have resigned as of the effective time; (7) net working capital as of the closing, as calculated in the Merger Agreement, must be at least $6,000,000 and (8) the employment agreement with our President and CEO, Elisabeth B. Robert, must be amended to extend the term to 2010.

Termination of the Merger Agreement (see page )

The Merger Agreement may be terminated at any time prior to the effective time of the merger, whether before or after the shareholders approve and adopt the Merger Agreement and the merger, by VTBC's, Buyer's and Merger Sub's mutual consent.

In addition, the Merger Agreement may be terminated by Buyer or VTBC if: (1) the Merger has not been consummated by September 30, 2005, and the delay is not a result of a breach by the party seeking such termination; (2) the Merger Agreement and the merger are not approved by the holders of at least two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting (including any adjournment or postponement thereof); or (3) any competent authority prohibits the merger, or a court or a governmental authority has issued an order, decree or ruling either permanently restraining, enjoining or otherwise prohibiting the merger.

In addition, VTBC may terminate the Merger Agreement if: (1) prior to the consummation of the merger, either Buyer or Merger Sub breaches any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, and such breach gives rise to a failure of certain conditions placed on Buyer and Merger Sub, such breach is not cured within 10 business days; or (2) prior to the approval of the merger and Merger Agreement by our shareholders, VTBC receives a bona fide, unsolicited acquisition proposal, which did not result from a breach of the Merger Agreement by VTBC and which our Board of Directors determines in good faith, after consultation with our counsel and our financial advisor, reasonably may be likely to lead to a superior proposal as defined in the Merger Agreement and is necessary in order to comply with its fiduciary duties to our shareholders.

Buyer may terminate the Merger Agreement if: (1) we breach any of our representations,

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warranties, covenants or other agreements set forth in the Merger Agreement, and such breach gives rise to a failure of certain conditions placed on us, such breach is not cured within 10 days; or (2) our Board of Directors or the Special Committee (i) withdraws, modifies or changes in a manner adverse to Merger Sub and Buyer its approval and favorable recommendation of the merger and the Merger Agreement, (ii) approves or recommends a third party acquisition proposal to our stockholders or (iii) VTBC willfully fails to hold the special meeting of shareholders on or before September 29, 2005.

Termination Fee (see page )

VTBC has agreed to pay Buyer a termination fee of $1.6 million if the Merger Agreement is terminated as a result of any of the following: (1) VTBC's Board of Directors fails to recommend approval of the merger by the shareholders, or withdraws or modifies adversely to Buyer its favorable recommendation; (2) VTBC's Board of Directors approves or recommends an acquisition proposal to VTBC's shareholders; (3) a tender offer or exchange offer for 50% or more of VTBC's outstanding shares has been commenced, and VTBC's Board of Directors either recommends that VTBC shareholders tender their shares in the tender or exchange offer, or VTBC's Board of Directors fails to recommend against acceptance of the offer within ten days of its commencement; (4) VTBC's Board of Directors willfully failed to hold the special meeting of shareholders to vote on the merger on or before September 29, 2005; (5) if at the special meeting of shareholders the Merger Agreement and the merger are not approved by the holders of at least two-thirds of the shares of VTBC's capital stock entitled to vote(including any adjournment or postponement thereof) and (i) prior to the termination an acquisition proposal is publicly announced or publicly known or a person has publicly announced an intention to make an acquisition proposal, (ii) VTBC's Board of Directors concludes that the acquisition proposal is likely to lead to a superior proposal and (iii) VTBC enters into a definitive agreement for or consummates such proposal within 270 days after termination of the Merger Agreement; and (6) VTBC terminates the merger agreement in response to a superior proposal, with the intent to either consummate the superior proposal or seek an alternative acquisition proposal. A termination fee is usual in transaction of this nature and the termination fee of $1,600,000 is within the range of termination fees observed by Houlihan Lokey in comparable transactions. See section captioned "Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc."

Fairness Opinion of the Special Committee's Financial Advisor (see pages )

The Special Committee retained Houlihan Lokey as its independent financial advisor to render an opinion as to the fairness to our shareholders (other than the Contributing Shareholders), from a financial point of view, of the cash merger consideration that holders of our shares of stock will receive in the merger. On May 16, 2005, Houlihan Lokey delivered its oral and written opinion to the Special Committee that, as of the date of the opinion, and based on and subject to the assumptions, limitations and qualifications contained in that opinion, the $6.50 per share cash merger consideration that holders of our shares of stock (other than the Contributing Shareholders) have the right to receive in the proposed merger is fair, from a financial point of view, to such shareholders.

A copy of Houlihan Lokey's May 16, 2005 written opinion is attached to this proxy statement as Appendix B. We urge you to read Houlihan Lokey's opinion in its entirety.

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Our Ability to Accept a Superior Proposal (see pages )

We have agreed not to encourage, solicit, discuss or negotiate with anyone other than Buyer and Merger Sub regarding a merger or sale of VTBC, unless we receive an unsolicited acquisition proposal and our Board of Directors or the Special Committee determines that it is necessary in order to comply with its fiduciary obligations to our shareholders under applicable law to pursue such proposal and such proposal constitutes or may reasonably likely lead to a proposal superior to the merger.

If we terminate the Merger Agreement as a result of a superior acquisition proposal, or if Buyer terminates the Merger Agreement under certain conditions, we will pay Buyer a termination fee of $1,600,000. The termination fee is intended to compensate Buyer for the loss of opportunities, and for its efforts and expenses incurred to structure the merger.

Information about the Filing Persons (see pages )

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into VTBC, and VTBC will become a wholly-owned subsidiary of Buyer. Under a potential interpretation of the rules governing "going private transactions," Buyer, Merger Sub, Mustang, Elisabeth Robert, Joan Martin, Frederick M. Fritz, Thomas R. Shepherd and Jason Bacon may be deemed to be affiliates of VTBC. Therefore, each of them has been included as a filing person on the Schedule 13E-3 filed in connection with the merger. Set forth below is information with respect to VTBC, Buyer, Merger Sub, Mustang, Elisabeth Robert, Joan Martin, Frederick M. Fritz, Thomas R. Shepherd and Jason Bacon.

The Vermont Teddy Bear Co., Inc. ("VTBC")

VTBC is a direct marketer in the gift delivery industry competing primarily against companies that deliver flowers and other specialty gifts. VTBC's four product lines, BearGram gifts, PajamaGram gifts, TastyGram gifts and Calyx & Corolla floral gifts are maintained for marketing purposes as stand alone brands with their own website storefronts, toll free telephone numbers and advertising campaigns, and constitute principal components of VTBC's gift delivery business. VTBC is a public company and its common stock is listed on the NASDAQ Small Cap Market under the ticker symbol "BEAR." In this proxy statement, we use the term "VTBC" and the terms "we," "us," and "our" to refer to The Vermont Teddy Bear Co., Inc. and our subsidiaries.

Hibernation Holding Company, Inc. ("Buyer")

Buyer is a privately-held Delaware corporation incorporated on May 10, 2005. All of the capital stock of Buyer currently is held by Robert Crowley, J. Benjamin Coes and Carson Biederman, the managing directors of Mustang. Buyer is a holding company which was formed for the purpose of acting as the holding company of the Merger Sub and, after the merger, the surviving corporation. At the time of the consummation of the merger, the capital stock of Buyer will be held by investors providing financing for the transaction.

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Hibernation Company, Inc. ("Merger Sub")

Merger Sub is a privately-held Delaware corporation incorporated on May 10, 2005. Merger Sub is a wholly owned subsidiary of Buyer and was formed solely for the purpose of merging with and into VTBC, at which time the separate corporate existence of Merger Sub will cease and VTBC will continue in existence as the surviving corporation.

The Mustang Group LLC ("Mustang")

Mustang is a Boston area private equity firm focused on making investments in companies with sales of up to $200 million. The principals of Mustang are Carson Biederman, J. Benjamin Coes and Robert Crowley.

Elisabeth B. Robert

Elisabeth B. Robert is the President and Chief Executive Officer of VTBC and she currently holds 356,560 shares of VTBC plus options to buy an additional 355,000 shares of common stock. From January 2000 to December 2004, she served as a member of the New England Advisory Council to the Federal Reserve Bank of Boston, and as its Chair from January 2002 to December 2004. She is currently a member of the Vermont Business Roundtable, a member of the Board of Advisors for the UVM School of Business Administration and a trustee of Middlebury College.

Joan H. Martin

Joan H. Martin is a private investor and one of VTBC's long term shareholders. Ms. Martin currently holds 1,197,297 shares, or approximately 17.2%, of VTBC's common stock on an as converted basis, along with 90 shares of Series A preferred stock, which is all of the outstanding Series A preferred stock. She served as a director of VTBC from March 1991 to November 1999.

Frederick M. Fritz

Frederick M. Fritz has been a director of VTBC since August 2004. Mr. Fritz is a limited partner in FreshTracks, one of the investors providing equity financing for the merger transaction.

Thomas R. Shepherd

Mr. Shepherd became a director of VTBC in November 1998. Mr. Shepherd is Chairman of TSG Equity Partners, LLC, a Massachusetts venture capital and private equity investment firm. He also serves as a Special Partner of Thomas H. Lee Company (THL), a Boston leveraged buyout and private equity investment firm. Prior to joining THL, he was President of GTE Lighting Products Group (GTE Sylvania) from 1983 through 1986, and was President of North American Philips Commercial Electronics Corporation from 1981 until 1983. Mr. Shepherd also serves as a director of CCI, Inc., Community Resource Systems, Inc., 4R Systems, Inc., FirstPoint Energy Corporation, Optasite Inc., and Rayovac Corp.

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Jason Bacon

Mr. Bacon became a director of VTBC in 1997. Mr. Bacon is President of the Vermont Historical Society. From 1959 Mr. Bacon was with Kidder, Peabody & Co. from which he retired as its London based managing director in 1988. Mr. Bacon is a limited partner in FreshTracks, one of the investors providing equity financing for the merger transaction.

Position of the Affiliates as to the Fairness of the Merger (see pages )

The filing persons, VTBC, Buyer, Merger Sub, Mustang, Elisabeth Robert, Joan Martin, Frederick M. Fritz, Thomas R. Shepherd and Jason Bacon, each believe that, after taking into account substantive and procedural considerations, the proposed merger transaction is fair to the unaffiliated shareholders from a financial point of view.

CERTAIN QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: When and where is the special meeting?

A: The special meeting of VTBC will held at 10:00 a.m. EST on ______________, ___________ ___, 2005, at VTBC's retail/manufacturing facility, 6655 Shelburne Road, Route 7, Shelburne, Vermont.

Q: Who is entitled to vote at the Special Meeting?

A: Holders of VTBC's common stock, Series C preferred stock and Series D preferred stock at the close of business on ______________ __, 2005 are entitled to vote at the special meeting.

Q: How do I vote my stock?

A: After you have carefully read this document, please mail your signed proxy card in the enclosed postage-paid envelope as soon as possible so that your stock may be represented and voted at the special meeting even if you cannot attend. Please plan to attend the special meeting to participate and vote your shares, even if you submitted a proxy. For more information regarding how to vote your shares, see "The Special Meeting".

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: No. If your shares of stock are held in "street name" by your broker and you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the approval and adoption of the Merger Agreement. You should therefore be sure to provide your broker with instructions on how to vote these shares. Please review the voting form used by your broker to determine whether your broker will accept such instructions by telephone or over the Internet.

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Q: What if I fail to instruct my broker?

A: If you fail to instruct your broker to vote your shares of VTBC stock and your broker submits an unvoted proxy, the resulting broker "non-vote" will have the same effect as a vote against the approval and adoption of the Merger Agreement.

Q: What happens if I sell my shares of VTBC stock before the special meeting?

A: The record date for the special meeting is earlier than the expected date of the merger. If you transfer your shares of VTBC stock after the record date but before the special meeting, you will retain your right to vote at the special meeting but will transfer the right to receive the $6.50 in cash per share to the person to whom you transfer your shares.

Q: May I change my vote?

A: Yes. You may withdraw your proxy or change your vote by delivering a later-dated, signed written notice of revocation or proxy card to the corporate secretary of VTBC before the special meeting or by voting in person at the special meeting. However, if your shares of VTBC stock are held in the name of your bank, broker, custodian or other record holder, you must check with your bank, broker, custodian or other recordholder to determine how to revoke your proxy.

Q: When do you expect the merger to be completed?

A: If the Merger Agreement is adopted and the other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after the special meeting. We expect to conduct the special meeting on ____________ 2005. Because the merger is subject to certain conditions, the exact timing of the merger cannot be determined.

Q: What does it mean if I receive more than one set of materials?

A: This means you own shares of VTBC's common stock that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker; or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q: If the merger is completed, how will I receive the cash for my common shares?

A: If the merger is completed, you will be contacted by Continental Stock Transfer & Trust Co., which will serve as the exchange agent and will provide instructions that will explain how to surrender stock certificates. You will receive cash for your shares from the exchange agent after you comply with these instructions. If your shares of stock are held in "street name" by your broker, you will receive instructions from your broker as to how to affect the surrender of your "street name" shares and receive cash for those shares.

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Q: Should I send in my stock certificates now?

A: No. After the merger is completed, you will receive written instructions for exchanging your shares of stock for $6.50 in cash. See the section below entitled "The Merger Agreement - Exchange Procedures."

Q: Who can help answer my questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the Merger Agreement or the merger, including the procedures for voting your shares, you should contact Ms. Courtney Griesser, The Vermont Teddy Bear Co., Inc., tel. (802) 985-1309.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

All statements, other than statements of historical facts, included in this proxy statement regarding the prospects of our industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "believe" or "continue" or the negative of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. In addition to other factors discussed elsewhere in this proxy statement, important factors that could cause actual results to differ materially from our expectations include, among others: (i) our ability to satisfy various conditions to the closing of the Merger; (ii) our ability to comply with all covenants in our agreements with our lenders; (iii) the availability of financing to consummate the Merger; (iv) the impact of general economic conditions and discretionary consumer spending; (v) the ability to originate and place financing, insurance and extended service contracts; (vi) the impact of seasonality and weather on operations and sales; (vii) reliance on manufacturers and other key vendors; (viii) competition; (ix) product service and liability risks; (x) the impact of environmental and other regulatory issues; and (xi) the impact of litigation that could prevent or delay the Merger. Readers are urged to consider these factors carefully in evaluating forward-looking statements.

All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included herein are made only as of the date of this proxy statement, and we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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SPECIAL FACTORS

Background of the Merger

For years, the Board of Directors of VTBC has recognized that an investment in VTBC stock has been an illiquid investment for many of our shareholders. Yet, the costs of maintaining a public market for our stock are substantial and increasing. Historically there has been relatively low volume of trading of VTBC shares in the market, due at least in part to the fact that approximately 75% of VTBC's outstanding shares are held by only twelve shareholders, many of whom are long term shareholders of VTBC. With a relatively small number of shares trading in the market and a relatively large percentage of VTBC shares held by a small number of shareholders, VTBC's stock has been thinly traded, with the result that trading of a relatively small number of shares of VTBC stock can directly affect VTBC's share price. As a result, VTBC's shareholders experience volatile stock prices, with frequent price swings corresponding to the seasonal nature of VTBC's gift business.

As indicated above, VTBC has a small number of shareholders who hold a large number of shares and a large number of shareholders who hold a very small number of shares. Approximately 75% of VTBC's outstanding shares are held by only twelve shareholders, many of whom are long term shareholders of VTBC. A total of 3,794 shareholders of record own 100 shares or less of VTBC's common stock, of whom 3,560 shareholders of record own fewer than 100 shares and 2,937 shareholders of record own fewer than 10 shares. With most of VTBC's shares held by a few shareholders, the costs of public reporting compliance present a disproportionately large expense for VTBC.

In 1998, VTBC experienced poor financial performance and its shares were removed from the NASDAQ National Market to the NASDAQ Small Cap Market. Since that time, VTBC has not sustained a consistent share price exceeding $5 per share. Although VTBC has at times qualified for relisting on the NASDAQ National Market, it has elected not to do so, believing that the expense of relisting in light of the $100,000 relisting fee, outweighed the benefits.

Also, although VTBC has engaged in efforts over the years to create a more active market for its shares, these efforts were met with limited success. VTBC has never had sufficient investment analyst coverage as its stock price was too low to generate interest. Retail investment brokers could not promote VTBC stock to clients at a share price below $5 per share. Institutional investors have not been interested in VTBC due to our low trading volume and the resulting high degree of volatility in the share price. As a result of all of these factors, VTBC stock has not been as liquid an investment as an actively traded stock in larger public companies.

With the passage of Sarbanes-Oxley, Congress significantly increased the cost of public company compliance. Sarbanes-Oxley has been phased in over time, with the final section of Sarbanes-Oxley, Section 404 relating to internal controls over financial reporting, now scheduled to take effect in July 2006 for non-accelerated filers including VTBC. Section 404 compliance is expected to further increase the costs of public company compliance. VTBC expects our costs of public company compliance for fiscal year 2005 will total over $300,000, and expects our public company costs to increase to approximately $660,000 for fiscal year 2006. These costs of public

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company compliance are a significant part of VTBC's budget but, due to the thin trading market and volatile share price for our stock, VTBC's shareholders are not in a position to enjoy the benefits of a more active public trading market.

At the regular meeting of VTBC's Board of Directors on October 7, 2004, VTBC's management and Board of Directors discussed the benefits of exploring ways to enhance shareholder value and provide liquidity and certainty of value for shareholders. The Board of Directors also discussed the high cost of compliance with regulations as a public company, including compliance with Section 404 of Sarbanes-Oxley. As a result of this discussion, the Board unanimously authorized the President/CEO, Elisabeth B. Robert, to engage an investment banker on behalf of VTBC to investigate a process to improve shareholder value through a potential transaction, including a going private transaction.

After interviewing several investment banking firms, VTBC engaged Covington on October 20, 2004 to serve as VTBC's financial advisor. Covington is an investment banking firm with its principal office in Boston. It had no prior relationship with VTBC or any members of its management or Board of Directors. Ms. Robert, after consultation with the Board of Directors, selected Covington based on factors including its experience working with consumer products companies, its experience working with small and mid cap public companies, its capacity and its level of expertise.

Between October 20, 2004 and December 8, 2004, Covington contacted 84 potential acquirers. As an investment banking firm with a focus on working with middle market companies in the consumer products industry, Covington has extensive knowledge about active buyers in the middle market. Covington developed the list of 84 prospects based on its own independent research, knowledge of companies in the market, and experience with the consumer products industry. Covington used the following criteria to identify prospects: (1) experience with financings involving companies in the gift services segment of the consumer products industry; (2) experience or stated interest in working with public companies; (3) dedicated focus on middle market companies; (4) credible firms with established sources of funds; and (5) firms that had expressed interest in VTBC in the past. Covington's goal in developing the list was to foster interest in VTBC from multiple bidders so as to elicit the highest per share value for VTBC's shareholders. While Covington was in the process of contacting the prospects that it initially identified, additional bidders approached Covington and asked to participate in the process. Ultimately the list included 84 prospects.

As a result of this process, VTBC executed confidentiality agreements with 55 parties, and each of these parties received corporate and financial information, including a confidential memorandum prepared by Covington. In November 2004, Covington directed interested investors to submit "indications of interest" with a share price range of no more than 10% by December 15, 2004.

In November 2004, Ms. Robert contacted Joan H. Martin, a former VTBC director and a long term VTBC investor, to inform her of the process with Covington. Ms. Martin currently holds 1,197,297 shares, or approximately 20%, of VTBC's common stock entitled to vote, including Series C preferred stock and Series D preferred stock voting on an as converted basis, along with all

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90 shares of the outstanding Series A preferred stock. Ms. Martin expressed interest in continuing as an investor in VTBC should a transaction occur. Ms. Martin signed a nondisclosure agreement on November 11, 2004, and Ms. Robert shared with her the details of the solicitation process through Covington. From January to May 2005, Ms. Robert and Ms. Martin corresponded numerous times to keep Ms. Martin apprised of the status of the process and to discuss possible scenarios for her participation in a transaction.

At a regular meeting of VTBC's Board of Directors on December 8, 2004, the Board was updated on the status of the process undertaken by Covington. Ms. Robert expressed her interest in a continuing role with VTBC should a transaction occur. Ms. Robert distributed a list of the 84 prospective bidders Covington had contacted to solicit interest in an investment opportunity with VTBC. Ms. Robert reported that according to Covington, there was a high level of interest in VTBC among qualified firms, and Covington had requested that interested investors submit proposals including an estimated range of share prices (with a maximum range of 10%) on or before December 15, 2004. The Board discussed the purpose and role of a Special Committee of independent directors in reviewing any potential proposal that might involve one or more directors remaining as shareholders, officers or directors of VTBC. The Board discussed the fact that only "disinterested" independent directors could serve on a Special Committee established for this purpose, and discussed how "disinterested" should be defined in this context. The Board determined that only directors who are not interested in the transaction and would intend to sell all of their shares in any potential transaction could serve as "disinterested" directors on a Special Committee to review proposed transactions.

Representatives of VTBC's counsel, Dinse, Knapp & McAndrew, P.C., were also present and discussed the process and the desirability of establishing a Special Committee of independent directors in reviewing any potential proposal that might involve the President/CEO, Elisabeth B. Robert, or other officers, directors or shareholders, remaining as officers, directors or shareholders of VTBC after the transaction.

Following discussion at the December 8, 2004 meeting, the Board unanimously approved the formation of a Special Committee, with membership consisting of Mr. Jason Bacon, Ms. Maxine Brandenburg and Ms. Nancy Rowden Brock. The Board approved compensation for each Special Committee member to consist of a retainer of $5,000 plus $1,000 per meeting of the Special Committee up to a total of $15,000 per Special Committee member.

Eight preliminary indications of interest were received, with an estimated share price range of $4.33 to $6.60 based on varying assumptions on the part of each bidder. Many of the interested parties elected not to initially value VTBC on a price per share basis and most valued VTBC on an enterprise value basis because VTBC's most recent balance sheet that was available in December 2004 was the balance sheet as of September 30, 2004, and due to the seasonality of VTBC's business, that balance sheet represented the seasonal low point of liquidity (that is, cash on hand), after the period of months in which no major gift giving occasions occur each year. The balance sheet for the period through March of 2005, representing VTBC's liquidity after the Christmas and Valentine's Day gift seasons, would be needed before prospects could develop an accurate price per share for VTBC. A price per share developed based on the September 30 balance sheet in any given year would be irrelevant because of the higher debt levels and lower cash levels. Accordingly,

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the prospects elected to base their initial bids on multiples of EBITDA as opposed to price per share.

During January 2005, Covington invited each of the eight interested parties to a presentation by management at VTBC's offices in Shelburne, Vermont. Five parties accepted the invitation, and the management presentations were completed by January 31, 2005. The members of management participating in the presentations were Ms. Robert, Irene Steiner, Catherine Camardo, Mark Sleeper and Greg LeDuc, along with a representative of Covington. Throughout the process to that point, VTBC's management had no contact with any of the interested parties except in organized meetings or phone calls attended by one or more representatives of Covington.

The Special Committee held its first meeting by telephone on January 14, 2005. Representatives of VTBC's counsel, Dinse, Knapp & McAndrew, P.C., participated by invitation to discuss engaging advisors. After considering three candidates, on January 19, 2005 the Special Committee unanimously selected the law firm Akin Gump to serve as counsel to the Special Committee. Akin Gump had no prior relationship with VTBC or any members of our management or Board of Directors.

On January 28, 2005, Covington distributed to the interested parties VTBC's draft financial results for the quarter ended December 31, 2004, which included the actual results from VTBC's Christmas sales. Covington also distributed instructions for submitting final bids and a proposed Merger Agreement prepared by VTBC's counsel and Akin Gump. Covington requested the submission of final bids along with the prospective parties' comments on the draft Merger Agreement on or before February 11, 2005.

The Special Committee met on February 3 and February 8, 2005 to discuss and interview financial advisors, among other things. On February 9, 2005, the Special Committee engaged Houlihan Lokey as financial advisor to the Special Committee, after considering four candidates. Houlihan Lokey had no prior relationship with VTBC or any members of its management or Board of Directors.

On February 10, 2005, VTBC's counsel and the counsel for the Special Committee held a telephonic meeting to introduce and bring together the representatives of Covington and Houlihan Lokey. The meeting was attended by the members of the Special Committee, and representatives of VTBC's counsel, Dinse, Knapp & McAndrew, P.C., the Special Committee's counsel, Akin Gump, Houlihan Lokey and Covington. Covington presented an oral narrative of the solicitation process to date, as detailed above, based on its records, and disclosed the identities of the eight potential bidders. Akin Gump and Houlihan Lokey asked questions about the process and the potential bidders to confirm the fairness, openness and vigor of the process to seek bids.

Between February 11 and February 22, 2005, Covington informed each of the bidders that (i) the Special Committee would meet on February 14, 2005 and February 22, 2005 to review proposals; (ii) their bid was too low and should be reconsidered and increased to their highest possible price per share; and (iii) each bidder had the opportunity to revise its proposal to enhance its bid. In addition, several proposals contained errors or mistaken assumptions, and Covington provided correct information to the bidder. As a result of Covington's efforts, several bidders submitted revised proposals before the decision to narrow the field down to a final group of bidders.

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By February 14, 2005, Covington had received six proposals, which included five proposals to take VTBC private and one proposal for a recapitalization transaction that would not involve going private. The recapitalization proposal would have enabled VTBC to embark upon a tender offer to reduce the number of issued and outstanding shares, but the proposed investment was not sufficient to allow VTBC to reduce its number of shareholders to the degree required for delisting or going private. Four of the proposals stated specific share prices ranging from $5.72 to $6.50.

One of the six proposals was from Mustang, which indicated an anticipated share price range of $6.00 to $6.60. Upon review, Covington informed Mustang that its indication of interest lacked a definite share price and did not provide assurances as to adequate investment resources and, as such, required substantial revision before Mustang would be considered as a bidder. Mustang's indication of interest included participation by FreshTracks, a Vermont based private equity firm. A number of the limited partners of FreshTracks have been shareholders of VTBC since 1996 when VTBC issued Series B preferred shares to individuals including a number of current limited partners in FreshTracks. All of the issued and outstanding shares of VTBC's Series B preferred stock subsequently were converted to common stock, and a number of the Series B preferred stock holders continue to hold VTBC's common stock. FreshTracks had submitted an indication of interest to Covington in January 2005 and had been told by Covington that it would not be considered a qualified bidder until FreshTracks had sufficient funds available to invest as equity in a transaction.

On February 14, 2005, the Special Committee held a telephonic review of the bids with its counsel, Covington, Houlihan Lokey, and VTBC's counsel. Covington outlined the proposals received and answered questions from the Special Committee on the proposals.

Meanwhile, on February 3, 2005, upon being informed by Covington that an indication of interest was expressed from Mustang that would include FreshTracks, Mr. Bacon disclosed to the Special Committee and the Board of Directors that he holds an investment as a limited partner in FreshTracks. He further explained that there had been no contact between him and the individuals at FreshTracks responsible for investment decisions, and he was not involved in those decisions in any way. Mr. Bacon believed, and the Special Committee agreed, that there was, at that time, no conflict between his interests as a director of VTBC and a member of the Special Committee and his passive investment in FreshTracks. It was agreed that developments would be monitored and, if necessary, Mr. Bacon would recuse himself from any consideration of a firm bid by Mustang and FreshTracks, if such a bid developed, or resign from the Special Committee if appropriate.

On February 15, 2005, Covington sent the Special Committee and its advisors a detailed presentation of the solicitation process initiated in October and the resulting proposals. The presentation recited the steps Covington had taken to develop the prospect list, approach each prospect, distribute information to each interested party, and request submission of indications of interest and then bids, and the dates on which each step was undertaken. The presentation identified the bidders and stated the material terms of each bid. After consulting with Covington, the Special Committee authorized Covington to provide copies of the proposals to management. This was management's first introduction to terms of the proposals, other than names of the bidders and price ranges.

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On February 16, 2005, at the suggestion and with the authorization of the Special Committee, Covington held a telephonic meeting with VTBC's management and counsel to report to management about the proposals. The meeting was attended by Ms. Robert, Ms. Steiner, Ms. Camardo, VTBC's Senior Accounting Officer, Mark Sleeper, VTBC's Financial Analyst, Greg Leduc, and representatives of VTBC's counsel, Dinse, Knapp & McAndrew, P.C. and Covington. Covington presented a verbal report based on its review of the proposals, summarizing the share price and material terms of each proposal and the concerns or deficiencies that Covington had communicated to each bidder about each proposal, if any. Covington explained that it had encouraged each bidder to submit its highest and best offer.

Subsequently, two of the parties that had submitted bids on February 11, 2005, elected to increase their offers, resulting in a range of bids from the four firms that had offered to take VTBC private of $6.30 to $6.50 per share. The fifth proposal to take VTBC private, from Mustang, remained at a range of value from $6.00 to $6.60 per share at that time.

On February 22, 2005, the Special Committee held a telephonic meeting with its advisors. At the meeting Covington recommended that VTBC should narrow the field of proposals to include the two most qualified bidders and Mustang, which had proposed a share price range of which the top end exceeded the other selected bidders, although Mustang had not submitted a firm bid. Covington also recommended inviting these three parties to another meeting with management to provide them with updated information on VTBC finances and operations and to provide management with an opportunity to become further acquainted with the three bidders. The Special Committee endorsed Covington's recommendations to narrow the field of potential investors and invite these three investors to another meeting with management.

The Special Committee was further updated by Covington and its advisors at a telephone meeting held on February 28, 2005, at which meeting the issues of expense reimbursement and exclusivity which had been raised by certain bidders was discussed, as well as approaching one of VTBC's strategic competitors which had in the past expressed interest in a transaction with VTBC.

Members of VTBC's management team met with the three identified potential bidders between March 2, 2005 and March 8, 2005. All meetings were accompanied by one or more representatives of Covington, and the Special Committee and its advisors were apprised of the status of the discussions.

On March 11, 2005, upon consultation with and the approval of the Special Committee and its advisors, Covington and Thomas Shepherd, one of VTBC's directors, called the chief executive officer of a strategic competitor of VTBC in the gift delivery business. The purpose of the call was to follow up on prior inquiries by this party from time to time over several years, expressing interest in a possible transaction with VTBC. As a result of the most recent inquiry, a meeting had initially been scheduled in February 2005 to allow Ms. Robert to meet with the presidents of the competitor's subsidiary companies. Upon learning of the meeting, Covington recommended against an informal meeting outside the bidding process and suggested contacting the competitor formally at an appropriate time, as part of the bidding process, to determine their interest in making a proposal. On that basis, the February meeting did not take place.

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During the March 11 telephone call to the competitor's chief executive officer, Covington and Mr. Shepherd informed the chief executive officer of the bidding process being conducted by Covington and inquired if the competitor had a current and continuing interest in a possible acquisition of VTBC. The chief executive officer responded that he was not interested in making a proposal at that time.

On March 15, 2005, VTBC finalized its financial information reflecting results of operations for January and February 2005. These interim financial reports were shared with the three bidding finalists.

On March 16, 2005, the Special Committee met with its advisors and reviewed the status of the process and VTBC's January and February results. The Special Committee recommended that VTBC enter into a nonbinding letter of intent with one of the finalists, the successful bidder to be determined by the Special Committee in consultation with Covington and Houlihan Lokey.

On March 17, 2005, the Board of Directors convened for its regular meeting. The Board reviewed the process to date and the report of the Special Committee. The Board authorized President/CEO Elisabeth Robert to execute a nonbinding letter of intent on behalf of VTBC with one of the three final bidders, on terms at least as favorable as those set forth in the most recent proposals from the bidders, with the successful bidder to be selected from among the three finalists by the Special Committee.

At the meeting of the Board of Directors on March 17, 2005, the Board of Directors discussed the fact that directors Frederick Fritz and Jason Bacon are limited partners of FreshTracks. Mr. Fritz explained that the only contact between him and the individuals at FreshTracks responsible for investment decisions had been a brief conversation with Charles Kireker, a principal of FreshTracks on October 29, 2004, regarding the status of FreshTrack's interest in VTBC, and that no details or confidential information regarding VTBC was discussed in the conversation.

On March 18, 2005, Mustang submitted to Covington a firm bid at $6.50 per share with terms reasonably comparable to, and in some respects more favorable than, those offered by the other two final bidders. Mustang's proposal contained a number of favorable aspects that distinguished it from the other proposals, including (1) the highest price offered for VTBC shares; (2) assumption by the buyer of the risks of the (then) pending litigation involving VTBC's former lease in New York; (3) no request for reimbursement of buyer's expenses incurred during the due diligence phase after execution of a letter of intent; (4) demonstrated ability to complete and procure financing on an expedited manner, after 30 to 45 days of due diligence, based on the well known financial resources and credibility of their proposed investor for the transaction, Baupost, which enhanced certainty of closing and thus protected the interest of the unaffiliated shareholders; and (5) lower termination fee relative to other bidders. On March 21, 2005, Mustang submitted a clarifying proposal, still at $6.50 per share. Meanwhile, one of the other two bidders that initially had offered $6.50 per share, informed Covington on March 18, 2005 that it could not confirm its bid at $6.50 per share and was not prepared to proceed with a transaction at that time due to the fact that VTBC's financial results for the month of February

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which were below budgeted forecasts and the risks associated with the litigation involving VTBC's lease of a retail store in New York City. Thus, as of March 18, 2005, two bidders remained, with Mustang the higher bidder at $6.50 per share, and the other bidder at $6.30 per share.

On March 21, 2005, the Special Committee met with its advisors to consider the two proposals. The Special Committee was informed that Mustang was one of the final bidders. Under the circumstances, Mr. Bacon determined it would be appropriate to resign from the Special Committee, and he resigned from the Special Committee. Ms. Brock and Ms. Brandenburg remained as the two independent members of the Special Committee. After careful consideration of the two final proposals, Covington recommended that VTBC select Mustang as the successful bidder.

The Special Committee, in consultation with its financial advisor, Houlihan Lokey, endorsed Covington's recommendation. The Special Committee recommended to VTBC's Board of Directors that VTBC enter into a nonbinding letter of intent with Mustang.

On March 22, 2005, VTBC entered into a nonbinding letter of intent with Mustang. The letter of intent allowed Mustang to proceed on an exclusive basis with a detailed due diligence investigation of VTBC's business and negotiation of the terms of an agreement and plan of merger until May 5, 2005.

Between March 22, 2005 and May 16, 2005, Mustang engaged in extensive legal and financial due diligence of VTBC. During this same period VTBC and its Special Committee and advisors engaged in extensive negotiations with Mustang and its counsel regarding the detailed terms of the proposed merger. During this time, the Special Committee held telephone conferences or meetings on five occasions, and had several informal telephone conferences, to consider and advise on the evolving transaction terms, and the Board of Directors met twice. The parties negotiated in good faith, with VTBC's President/CEO, Elisabeth B. Robert, VTBC's counsel and Covington representing VTBC in the negotiations, in consultation with the Special Committee and its counsel. The parties exchanged and negotiated numerous drafts of the Merger Agreement and the Buyer's financing commitments. One of Mustang's requirements was that members of VTBC's management who own VTBC shares would continue as shareholders after the transaction, and the negotiations included terms for management's rollover of VTBC shares.

At the beginning of May 2005, the issues remaining under negotiation included, among other things, the amount of a termination fee payable in various circumstances to the Buyer, the guaranty by Mustang of Buyer's performance under the Merger Agreement by the Buyer and security to support the guaranty, the terms of financing commitments, and conditions to closing the Merger. The parties exchanged numerous drafts of the Merger Agreement. The Buyer, VTBC, the Special Committee and their respective counsels negotiated among each other and with the Buyer's lender and equity participant to reach mutually agreeable terms.

The Special Committee met on May 13, 2005 to review the then current version of the Merger Agreement. Representatives of Houlihan Lokey attended the meeting and presented the Special Committee and its legal advisors with its draft fairness report, and the Special Committee discussed the fairness considerations with Houlihan Lokey and its legal advisors.

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The Special Committee met again May 15, 2005 to review the then current version of the Merger Agreement, although negotiations continued as to several items in the Merger Agreement. Representatives of Houlihan Lokey attended the meeting and again presented the Special Committee and its legal advisors with its draft fairness report, and the Special Committee further discussed the fairness considerations with Houlihan Lokey and its legal advisors.

The Board of Directors also met on May 15, 2005. The Board reviewed the then current draft of the Merger Agreement and the draft fairness report, discussed the fairness considerations, and was briefed by the Special Committee on its deliberations as to the advisability and fairness of the proposed merger.

The Buyer's financing commitments were received by May 16, 2005. The Special Committee met again on May 16, 2005 to review the final transaction terms. On that same day, the Special Committee recommended that VTBC enter into the Merger Agreement with Buyer. Also on that same day, the Board of Directors met again to consider the final Merger Agreement, financing commitments and the recommendation of the Special Committee. Our Board of Directors, based upon the totality of the information presented and considered during its evaluation of the merger and the Merger Agreement including, without limitation, the recommendation of a Special and the fairness opinion issued by its independent financial advisor, recommended that VTBC's President/CEO to enter into the Merger Agreement with Buyer. On May 16, 2005, the parties executed a definitive Merger Agreement. The terms of the Merger Agreement are detailed below under the caption "The Merger Agreement." The transaction was announced publicly that evening.

The Board and management of VTBC did consider other alternatives to going private, including strategic acquisitions and recapitalizations, and Covington's engagement explicitly contemplated that these alternatives would be considered. As indicated above, the recapitalization proposal presented to VTBC was rejected because it was not sufficient to purchase all of the shares, and given the other available proposals, the Board and Special Committee determined that a partial recapitalization was not in the best interests of shareholders for the reasons expressed in the Proxy. However, the recapitalization proposal involving a tender offer was given the same consideration as every other proposal, all of which were evaluated based on share price, and other terms and conditions with the goal of maximizing shareholder value.

Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger

The Special Committee

In December 2004, our Board of Directors formed the Special Committee of disinterested independent directors to consider possible transactions to enhance shareholder value, including potentially a going private transaction. Independent directors are those who are not current or former employees of VTBC, although they may be shareholders. Disinterested directors are those who have no personal or professional interest in a matter before the Board (except as shareholders of VTBC). Only directors who are both independent and disinterested served on the Special Committee that approved the merger. The members of the Special Committee that approved the

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merger have no significant interests in the merger that is different than, or in addition to, the interests of the unaffiliated shareholders generally. The Merger Agreement does, however, include customary indemnity and liability provisions for VTBC's officers and directors. The Special Committee received independent legal and financial advice and conducted a vigorous evaluation of, and participated in negotiations with respect to, the Merger Agreement and the various other agreements related to the merger.

The Special Committee, by unanimous vote at a meeting held on May 16, 2005, determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of VTBC's unaffiliated shareholders. The Special Committee recommended that (1) our Board of Directors approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement and (2) the holders of VTBC's stock vote in favor of approval and adoption of the Merger Agreement.

The Board of Directors

On May 16, 2005 our Board of Directors adopted the conclusions and analyses of the Special Committee as to the fairness of the transaction (1) determined that the Merger Agreement and the merger is fair to VTBC's shareholders, and (2) recommended that VTBC's shareholders approve and adopt the Merger Agreement. See the discussion below under the caption "Participants in the Merger - Certain Officers and Directors of VTBC" for additional information on the interests of these directors in the Merger.

In reaching its determination, our Board of Directors consulted with VTBC's financial and legal advisors, as well as our management team, and considered the short-term and long-term interests and prospects of the shareholders. Along with the factors described in more detail below, the Board of Directors considered the unanimous recommendation of the Special Committee, and after a thorough discussion which included a review of the Merger Agreement with its legal advisors and a presentation of the fairness opinion by Houlihan Lokey, adopted the Special Committee's analysis and conclusions, approved and adopted the Merger Agreement, determined to submit it to our shareholders to vote upon its approval and adoption, and unanimously recommended that VTBC's shareholders vote in favor of the approval and adoption of the Merger Agreement. See the discussion under the captions "Background of the Merger" for additional information on the Board of Director's recommendations and "Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc." for a discussion of the Houlihan Lokey Opinion.

Financial Advisory Fees

VTBC has incurred fees and expenses for financial advisory services related to the Merger, as described below.

Covington Associates LLC

Pursuant to the terms of an engagement letter dated October 20, 2004, VTBC agreed to pay Covington a retainer of $10,000 per month from the date of its engagement on October 20, 2004 until a transaction is consummated or Covington's engagement is terminated.

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In addition, VTBC will pay Covington a success fee of $350,000 when a transaction is consummated during the exclusivity period defined in Covington's engagement letter. VTBC also agreed to reimburse Covington for its reasonable out-of-pocket expenses related to the engagement.

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

Pursuant to the terms of an engagement letter executed on February 9, 2005, between VTBC and Houlihan Lokey, VTBC has agreed to pay Houlihan Lokey a cash fee of $150,000 of which $75,000 was paid upon the engagement and the remaining $75,000 will be paid upon consummation of the merger.

VTBC has also agreed to reimburse Houlihan Lokey for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Houlihan Lokey and its employees, agents, officers, directors, attorneys, shareholders and any other person who controls Houlihan Lokey against all losses, claims, damages, liabilities, costs and expenses related to or arising out of Houlihan Lokey's engagement with respect to the merger and any related transactions, except in cases where any such losses, claims, damages, liabilities, costs and expenses have been finally judicially determined to have been material and caused primarily by the gross negligence, bad faith, willful malfeasance or reckless disregard of its obligations or duties on the part of Houlihan Lokey or such other indemnified person. The terms of the fee arrangement with Houlihan Lokey, which Houlihan Lokey and VTBC believe are customary in transactions of this nature, were negotiated in good faith between the Special Committee and Houlihan Lokey, and the Board of Directors was aware of such arrangement.

Reasons for the Special Committee's Recommendation; Factors Considered

In making the determination and recommendation set forth above, the members of the Special Committee considered various factors. The material factors, both positive and negative, are set out below.

Material Positive Factors

* The relationship between the $6.50 price per share to be paid in the merger and the recent market prices of VTBC's common stock. As reported by Houlihan Lokey, the $6.50 per share to be paid in the merger represented (i) a 21.5% premium over the closing price per share for the one trading day prior to May 16, 2005 (the date of delivery of Houlihan Lokey's fairness analysis), (ii) a 25.1% premium over the average closing price for the five trading days before May 16, 2005, and (iii) a 35.1% premium over the average closing price per share for the 30 trading days before May 16, 2005. See "Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger - Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc."

* The price to be paid in the merger implied a multiple of earnings that compared favorably to multiples of comparable companies and was consistent with Houlihan Lokey's independent valuation analysis, which reflected a value per share ranging from $5.81 to $6.78. See "Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger - Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc."

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* As a result of the bidding process managed by Covington, $6.50 was the highest price offered for VTBC's common stock.

* The conclusion of the Special Committee, based on VTBC's negotiations with Mustang and the other information available to the Special Committee, that $6.50 per share represents the highest price that Buyer is willing to pay.

* The Houlihan Lokey Opinion dated May 16, 2005, concluding that, the $6.50 per share cash merger consideration provided by the Merger Agreement is fair, from a financial point of view, to the unaffiliated shareholders. Houlihan Lokey's opinion was based upon projections provided by VTBC. The Special Committee reviewed these projections and concluded that Houlihan Lokey's reliance upon them was reasonable.

* The process by which the Buyer was identified, including the solicitation of indications of interest from 84 potential acquirers, the transmission of corporate and financial information to 55 firms, the receipt and response to inquiries from these firms, and the receipt and evaluation of indications of interest from eight firms, prior to entering into the Merger Agreement.

* The provisions of the Merger Agreement, including those provisions which, after giving consideration to the requirements and conditions set forth therein, allows VTBC the opportunity to respond to certain third party acquisition proposals and, if a superior proposal is made, to terminate the Merger Agreement and accept the superior proposal up until the time of the shareholder vote on the Merger Agreement, subject to certain limitations including payment of a $1.6 million termination fee. See discussion below under the caption "The Merger Agreement" for additional information regarding the ability of VTBC to consider competing proposals and the termination fee or expense reimbursement for which VTBC would be responsible.

* The fact that a termination fee is usual in transaction of this nature and the termination fee of $1,600,000 is within the range of termination fees observed by Houlihan Lokey in comparable transactions. See section captioned "Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc."

* The fact that the merger consideration will be all cash, which provides liquidity and certainty of value to the VTBC shareholders.

* The fact that holders of VTBC's common stock that do not vote in favor of the merger or do not otherwise waive their appraisal rights will have the opportunity to demand appraisal of the fair value of their shares under NYBCL Section 623.

* The trading market for VTBC's common stock is illiquid and volatile, and the merger represents an opportunity for the unaffiliated shareholders to realize cash for their shares, at

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a premium price, which would otherwise be extremely difficult or impossible, given such illiquidity. The Special Committee also considered that, even if the trading price for our common stock were to rise above the level provided in the merger for a period of time, not all shareholders would be able to sell shares at such price, whereas the merger would provide liquidity for all of our shareholders.

* The limited conditions to closing the merger as set forth in the Merger Agreement, assuming the merger is adopted by the shareholders of VTBC.

* The fact that the Voting Agreement terminates in the event the Merger Agreement is terminated or the VTBC Board of Directors changes its recommendation with respect to the merger.

* The fact that VTBC is anticipated to continue to have its headquarters and production facilities located in Vermont following the merger and that no reductions in force currently are anticipated to result from the merger.

* The fact that the Special Committee, together with its legal advisors, conducted multiple active negotiating sessions and discussions with representatives of the Buyer and other interested parties.

* The management time and attention expended to prepare and review regulatory requirements and other aspects of managing a public company are a significant burden. The responsibility of maintaining compliance with public company regulatory requirements draws VTBC's management away from their role managing business operations, and is not the most cost effective use of management's resources. The costs of compliance with public company requirements are significant and the Special Committee anticipates that these costs and expenses will increase substantially in the future due to the additional requirements of Sarbanes-Oxley and the related SEC regulations and NASDQ requirements.

* The Special Committee also considered the fact that while the merger does not require approval of at least a majority of VTBC's unaffiliated shareholders, the merger will under New York Law require the affirmative vote of at least two-thirds of the shares of VTBC's capital stock entitled to vote. The Special Committee noted that the unaffiliated shareholders (that is shareholders who are not Contributing Shareholders) held, as of the date of the Merger Agreement, shares representing approximately 67% of the shares entitled to vote to adopt the Merger Agreement. The remaining approximately 33% of VTBC's voting shares are held by Contributing Shareholders. Since the merger requires a two-thirds (66 2/3%) favorable vote, shares held by non-Contributing Shareholders totaling approximately one-third (33 2/3%) of the total voting shares of VTBC will have to be voted in favor of the merger so that, when added to the vote of the 33% of the shareholders who are Contributing Shareholders, the minimum two-thirds (66 2/3%) vote is obtained. This approximately one-third (33 2/3%) of VTBC's total shares held by non-Contributing Shareholders that must vote in favor of the merger for it to succeed comprises approximately 50% of the 67% of shares held by unaffiliated shareholders (33 2/3 divided by 67 equals approximately 50%). Of the shares held by unaffiliated shareholders, shares representing 24% have signed the Voting Agreement.

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Material Negative Factors

* VTBC's unaffiliated shareholders (unlike Contributing Shareholders) will have no ongoing equity participation in VTBC following the merger; such shareholders will cease to participate in VTBC's future earnings or growth, if any, or to benefit from increases, if any, in the value of VTBC's stock and will not participate in any future sale of VTBC to a third party.

* If VTBC receives a superior third-party offer that allows our Board of Directors to terminate the Merger Agreement and our Board of Directors does in fact terminate the Merger Agreement, VTBC will, in accordance with the provisions of the Merger Agreement, be obligated to pay Buyer a termination fee of $1.6 million.

* The cash consideration to be received by the holders of VTBC stock and options will be taxable to them.

* Under the terms of the Merger Agreement, VTBC is unable to solicit or encourage other acquisition proposals during the term of the Merger Agreement except as expressly permitted thereby.

* The fact that there is the possibility that the merger may not be completed even if approved by our shareholders as a result of a breach of the Merger Agreement or the failure of a party to satisfy all applicable conditions to complete the Merger. This failure to complete the merger would likely adversely impact VTBC's stock price.

* The possible disruption to VTBC's operations following announcement of the Merger, and the resulting effect on us if the merger does not close as a result of these disruptions. A disruption in our operations could adversely impact our value before the merger and the failure to close the merger could adversely affect our stock price and the value of VTBC generally.

* The fact that the unaffiliated shareholders will be compelled to surrender their shares of VTBC stock in exchange for an established cash price determined by VTBC and the Buyer and, as a result of the merger, the unaffiliated shareholders will not have the right to liquidate their VTBC shares at a time and for a price of their choosing, subject only to their ability to exercise dissenters rights.

The Special Committee did not consider net book value in determining the fairness of the merger to the unaffiliated shareholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for our common stock. The Special Committee believed that net book value, which focuses on the value of tangible assets, is not a relevant or accurate valuation method for a company such as VTBC, which has valuable intangible assets (brand, intellectual property, cash flow, leadership) and few tangible assets (such as inventory, fixed assets, real property). Net

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book value does not reflect the going-concern value of VTBC as the VTBC's assets are recorded at historical costs as required by generally accepted accounting principles. Since the historical cost of VTBC's assets (and therefore its net book value) does not fully capture the going-concern value of VTBC, net book value was not considered by the Special Committee.

Also, in a net book value analysis, preferred stock is treated as debt and is subtracted from net book value, which in the case of VTBC significantly reduces the net book value. The Special Committee noted, however, that the merger consideration of $6.50 per share of our common stock is significantly higher than the $0.39 net book value of our common stock.

The Special Committee did not consider liquidation value in determining the fairness of the merger to the unaffiliated shareholders because VTBC will continue to operate our businesses following completion of the merger. Liquidation value is not a relevant or accurate valuation method for a business that is a viable going concern. Liquidation value was not considered because VTBC has more value sold as a going-concern than in a liquidation. VTBC, if sold as a whole, would generate value in excess of what one could realize by selling its assets piecemeal.

The Special Committee did review Houlihan Lokey's Fairness Opinion which used three methodologies to determine the going concern value of VTBC. Houlihan Lokey used the discounted cash flow methodology, the trading value methodology, and the market multiple methodology. Houlihan Lokey primarily relied upon the trading value methodology and the market multiple methodology and secondarily on the discounted cash flow methodology.

The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but includes the material factors considered by the Special Committee. In view of the variety of factors considered in connection with its evaluation of the merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors. On balance, the Special Committee believes that the positive factors discussed above outweigh the negative factors discussed above.

The Special Committee also believes the process it followed in recommending the approval of the Merger Agreement was fair because:

* The Special Committee that considered and recommended approval and adoption of the Merger Agreement to the Board of Directors consisted entirely of directors who are not VTBC officers or affiliated with Mustang or its investors.

* The members of the Special Committee will not personally benefit from the consummation of the merger in a manner different from the unaffiliated shareholders.

* The Special Committee retained and was advised by independent outside legal counsel, Akin Gump.

* The Special Committee retained and was advised by Houlihan Lokey, an independent

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investment banker, which assisted the Special Committee in its evaluation of the fairness of the $6.50 per share cash merger consideration to the unaffiliated shareholders and the terms and conditions of the merger.

* The Merger Agreement resulted from active and extensive negotiations between Mustang and VTBC in consultation with the Special Committee, and their respective counsels.

* The Special Committee's financial advisor and legal counsel reported directly to the Special Committee and took direction exclusively from the Special Committee.

* VTBC has the ability to terminate the Merger Agreement in the event that VTBC receives an unsolicited superior acquisition offer from a third party.

* Unaffiliated shareholders who do not vote in favor of the Merger Agreement and the merger will have the right to demand judicial appraisal of their shares if they take the actions necessary to perfect their rights.

* In accordance with the NYBCL, the merger must be approved by two-thirds of the shares of VTBC's capital stock entitled to vote.

Reasons for the Board's Recommendation; Factors Considered

Material Factors

In approving the Merger Agreement and related agreements, and recommending that the VTBC shareholders vote for the approval and adoption of the Merger Agreement, the Board of Directors of VTBC considered a number of factors, including the following material factors:

* The determination and recommendation of the Special Committee and the factors considered by the Special Committee including the financial presentation of Houlihan Lokey and the Houlihan Lokey Opinion, as described under the captions "Reasons for the Special Committee's Recommendation; Factors Considered" above and "Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc." below.

* The other terms of the Merger Agreement regarding competing proposals, including the ability of VTBC to terminate the Merger Agreement and accept a financially superior proposal under specified conditions, subject to the payment to Buyer of a termination fee. See discussion below under the caption "The Merger Agreement" for additional information regarding the ability of VTBC to consider competing proposals and the termination fee or expense reimbursement for which VTBC would be responsible.

* The fact that VTBC and its advisor, Covington, actively solicited indications of interest from numerous parties who might be interested in engaging in a transaction with VTBC prior to execution of the Merger Agreement and that any other offers received were determined by Covington to be less beneficial to VTBC's shareholders than the Mustang offer, as $6.50 per share was the highest price offered for VTBC's capital stock.

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* The procedural safeguards that have been put in place to ensure the fairness of the transactions to shareholders including, without limitation, the following: the formation of the Special Committee, consisting entirely of independent non-employee directors appointed by the Board of Directors to represent solely the interests of the unaffiliated shareholders; the requirement that all contacts between potential buyers and VTBC's management leading up to the signing of the letter of intent were conducted through Covington or with Covington present; the fact that the Special Committee retained and was advised by its own independent financial advisor to assist it in evaluating the financial aspects of the Merger Agreement and the merger; the fact that the Special Committee retained and was advised by its own independent legal counsel; the fact that the Special Committee engaged in extensive negotiations and deliberations in evaluating the Merger Agreement, the merger and the merger consideration and was given full authority to negotiate vigorously with representatives of the Buyer and to recommend for or against the merger; the ability of the Special Committee to consider certain superior offers and terminate the Merger Agreement if they determine that the failure to do so would be a breach of their fiduciary duties under applicable law; the fact that, in reaching its determination, the Board of Directors consulted with VTBC's management team, as well as VTBC's financial and legal advisors, and considered the short-term and long-term interests and prospects of the shareholders; and the fact that shareholders who do not vote in favor of the merger or otherwise waive their rights of appraisal will have the opportunity to demand an appraisal of the fair value of their shares under Section 623 of the NYBCL.

* The fact that in 2004, based on VTBC's market share price trends and secure financial position, the timing seemed favorable for VTBC and its shareholders. Over the years, VTBC's market price has generally peaked in the holiday season from December to May (through Christmas, Valentine's Day and Mother's Day), followed by a prolonged share price slump during the period from June to November. Starting in April 2004, VTBC's market price trended downward, starting over $6.00 and declining to a low of $4.20 on October 22, 2004, despite strong financial performance. The Board believed that VTBC was undervalued in the public market and that a share price based on careful review of its financial statements could be significantly higher than the market price. Under the circumstances, the shareholders could be expected to welcome a transaction to maximize shareholder value and provide liquidity at a premium over market price. VTBC's management and the Board correctly viewed its market price in the range of $7.00 per share over an approximately six week period in late 2004 and early 2005 as an anomaly in VTBC's historical price trends. After VTBC's Valentine's Day sales results were announced in February 2005, the share price ranged from $6.21 to $4.51 until the merger transaction at $6.50 per share was announced in May 2005. Over the 12 months prior to the offer, the stock traded at a high of $7.29 and a low of $4.20 with an average price of $5.32 (based on closing share prices).

The foregoing factors were taken into account by the Board of Directors in its deliberations regarding the fairness of the proposed transaction. In connection with its determination, the Board of Directors adopted the conclusions and analyses set forth in the Houlihan Lokey Opinion.

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The Board of Directors did not consider net book value in determining the fairness of the merger to the unaffiliated shareholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for our common stock, for the reasons explained in the section of the proxy captioned "Reasons for the Special Committee's Recommendation; Factors Considered". The Board noted, however, that the merger consideration of $6.50 per share of our common stock is higher than the net book value $0.39 of our common stock. The Board of Directors did not consider liquidation value in determining the fairness of the merger to the unaffiliated shareholders because VTBC will continue to operate our businesses following completion of the merger, so liquidation value is not an appropriate valuate method for the reasons explained in the section of the proxy captioned "Reasons for the Special Committee's Recommendation; Factors Considered". Houlihan Lokey used the discounted cash flow methodology, the trading value methodology, and the market multiple methodology. Houlihan Lokey primarily relied upon the trading value methodology and the market multiple methodology and secondarily on the discounted cash flow methodology.

The foregoing discussion of the information and factors considered by VTBC's Board of Directors is not intended to be exhaustive but includes the material factors considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the merger, VTBC's Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors.

Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

The Special Committee of VTBC's Board of Directors engaged Houlihan Lokey to act as its financial advisor in connection with the Special Committee's evaluation of a possible sale or merger transaction. Houlihan Lokey was also engaged to render a written opinion to the Special Committee as to the fairness, from a financial point of view, of the consideration to be paid to the unaffiliated shareholders in accordance with any such transaction. In requesting Houlihan Lokey's advice and opinion, no restrictions or limitations were imposed upon Houlihan Lokey by VTBC, the Board of Directors or the Special Committee with respect to the investigations made or the procedures followed by Houlihan Lokey in rendering its opinion.

On May 15, 2005, Houlihan Lokey reviewed the financial aspects of the proposed acquisition with the Special Committee and, at a subsequent meeting held on that day, with the Board of Directors. On May 16, 2005, Houlihan Lokey delivered its oral opinion to the effect that, as of that date, and based upon and subject to the assumptions, limitations and qualifications subsequently set forth in a written opinion that the merger consideration was fair to VTBC's unaffiliated shareholders from a financial point of view, and delivered its written opinion to that effect.

The Houlihan Lokey Opinion has certain limitations, including the following. It is directed to the Special Committee and the Board of Directors and is subject to the qualifications, scope of engagement, limitations and understandings set forth in the opinion and Houlihan Lokey's

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engagement letter. It does not constitute a recommendation to any of the holders of our common stock as to whether they should vote in favor of any actions required or proposed to be taken to effect the transaction or any other transaction. The Houlihan Lokey Opinion does not address the underlying business decision of VTBC, our shareholders or any other party to effect the transaction or any other transaction. It addresses only the fairness, from a financial point of view, of the consideration to be received by the unaffiliated shareholders in connection with the transaction, and does not address any other aspect of the transaction or any other transaction. Houlihan Lokey was not requested to, and did not, either solicit third party indications of interest in acquiring all or any part of us or our common stock, negotiate the transaction or advise the special committee, our Board of Directors or any other person with respect to any alternatives to the transaction.

Houlihan Lokey is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The obligations of Houlihan Lokey in connection with the merger are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey will be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of us or any other person relying on Houlihan Lokey's opinion. Houlihan Lokey was selected by the Special Committee to act as its financial advisor because of Houlihan Lokey's experience in advising middle market companies in merger and acquisition transactions and valuations, including several other small capitalization, publicly traded companies.

In arriving at its opinion, Houlihan Lokey, among other things:

* reviewed VTBC's annual reports to shareholders and our Form 10-K for the fiscal years ended June 30, 2000 through 200, our quarterly reports on Form 10-Q for the six months ended December 31, 2004, our unaudited financial results for the months ended January 31, 2005 to March 31, 2005, and our draft of the Form 10-Q for the quarter ended March 31, 2005, which our management had identified as being the most current financial statements available;

* reviewed our draft of the amended Form 10-K/A for fiscal year ended June 30, 2004;

* reviewed the Merger Agreement;

* reviewed the Voting Agreement;

* reviewed the Contribution Agreement;

* reviewed the Stockholders Agreement;

* reviewed the final draft term sheets and commitment letters for the senior bank debt and subordinated debt;

* reviewed the final draft term sheet and commitment letter for the equity financing;

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* met or spoke with certain members of our senior management to discuss the operations, financial condition, future prospects and projected operations and performance, and met or spoke with representatives of our investment bankers to discuss certain matters;

* visited certain of our facilities and business offices;

* reviewed forecasts and projections prepared by our management with respect to us for the years ended June 30, 2005 through 2010, including VTBC's business forecasts and plans concerning strategic direction, future product development and marketing plans, all of which are in a formative stage and not yet certain, Covington's presentation to the Special Committee of the Board of Directors as of February 11, 2005, the Confidential Information Memorandum, and Letters of Intent from interested bidders;

* reviewed the historical market prices and trading volume for our common stock;

* reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to us, and publicly available prices and premiums paid in other transactions that it considered similar to the Merger; and

* conducted such other studies, analyses and inquiries as it deemed appropriate.

In arriving at its opinion, Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections we provided to it were reasonably prepared and reflected VTBC's best then available estimates of its future financial results and condition. Houlihan Lokey also assumed that there had been no material change in its assets, financial condition or business since March 31, 2005, the date of our most recent interim financial statements made available to and reviewed by Houlihan Lokey, or prospects since March 31, 2005, the date the forecasts and projections for the years ending June 30, 2005 through 2010 were last revised and made available to Houlihan Lokey.

Houlihan Lokey did not either independently verify the accuracy or completeness of the information supplied to it with respect to VTBC or make any independent appraisal of the properties or assets of VTBC, and did not in either case assume any responsibility with respect thereto. Houlihan Lokey's opinion was necessarily based on business, economic, market and other conditions as they existed as of and for the periods ended on, and were evaluated by Houlihan Lokey as of and for the periods ended on, March 31, 2005. The Special Committee and VTBC's Board of Directors found that Houlihan Lokey's reliance upon these materials was reasonable.

In performing its engagement, Houlihan Lokey did not receive any instructions from the Special Committee, the Board of Directors, VTBC or its affiliates, other than to render its opinion as to fairness of the merger consideration to the unaffiliated shareholders from a financial point of view. No limitation on the scope of Houlihan Lokey's investigations was imposed by the Special Committee, the Board of Directors, VTBC or its affiliates.

In connection with rendering its opinion, Houlihan Lokey performed certain financial, comparative and other analyses as summarized below. The following summary, however, is not

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a complete description of the analyses performed by Houlihan Lokey. The preparation of Houlihan Lokey's opinion involved various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the circumstances relating to the Merger. Therefore, Houlihan Lokey's opinion is not readily susceptible to a complete summary description. Furthermore, in arriving at its opinion, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Houlihan Lokey made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. None of VTBC, Houlihan Lokey or any other person assumes responsibility if future results are materially different from those discussed. The estimates contained in the analyses of Houlihan Lokey are not, and do not purport to be, necessarily indicative of actual values or an accurate prediction of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, the analyses of Houlihan Lokey relating to our value, and our common stock are not, and do not purport to be, appraisals and do not, reflect the prices at which VTBC, or our common stock actually may be sold.

The order of analyses described, and the results of those analyses, do not necessarily represent relative importance or weight given to those analyses by Houlihan Lokey. Some of the summaries of the financial analyses performed by Houlihan Lokey include information presented in tabular format. In order to fully understand such analyses, the tables must be read together with the full text of each summary and are alone not a complete description of Houlihan Lokey's financial analyses. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such financial analyses.

Houlihan Lokey consented to inclusion of its fairness opinion and the summary of its fairness report, in the Proxy.

Valuation Analysis

Houlihan Lokey considered three different methods to determine the enterprise value from operations of VTBC: the trading value method, the market multiple method and the discounted cash flow method. Houlihan Lokey's conclusions relied primarily on the trading value and market multiple methodologies and secondarily on the discounted cash flow methodology. The comparable transaction methodology was considered but not utilized given the lack of (i) the comparability of the transactions and (ii) publicly available information about the transactions. These valuation methodologies employed by Houlihan Lokey produced ranges of value, some of which are above the offer price and some of which are below the offer price. Houlihan Lokey's determination of fairness takes all of these indications into account, not just particular approaches or particular portions of the range. Houlihan Lokey noted that over the 12 months prior to the offer, the stock traded at a high of $7.29 and a low of $4.20 with an average price of $5.32 (based on closing share prices).

Trading Value Method. The first method utilized by Houlihan Lokey to determine the enterprise value from our operations was the trading value method. Houlihan

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Lokey considered the closing price per share as of May 13, 2005 as well as the average price per share of our common stock during the 1-week, 1-month, 3-month, 6-month and 12-month periods ending May 13, 2005 and multiplied such prices by the number of outstanding shares of our common stock as of May 13, 2005. Houlihan Lokey also included the number of shares of our common stock issuable upon exercise of all options or warrants to purchase our common stock outstanding as of May 13, 2005, as well as shares of common stock issuable upon conversion of certain of our preferred shares, when determining the total number of shares of our common stock outstanding as of May 13, 2005. Houlihan Lokey then adjusted the total equity value of VTBC by increasing such value by the projected amount of total debt of VTBC, the expected settlement payment in our lease litigation and our then existing preferred stock, and decreasing such value by the projected amount of cash and cash equivalents of VTBC and the expected cash from the exercise of all options and warrants, all projected figures as of June 30, 2005. The following table sets forth these amounts using an average price per share for the periods set forth above:

	Spot	1 Week Average	1 Month Average	3 Month Average	6 Month Average	12 Month Average
Price Per Share	$5.35	$5.20	$4.81	$5.34	$5.55	$5.32
Total Number of Shares	6,981,209	6,981,209	6,981,209	6,981,209	6,981,209	6,981,209

Total Value of Equity	$37,349,000	$36,274,000	$33,598,000	$37,294,000	$38,726,000	$37,116,000
Add: Debt	6,557,000	6,557,000	6,557,000	6,557,000	6,557,000	6,557,000
Add: Litigation Liability	2,200,000	2,200,000	2,200,000	2,200,000	2,200,000	2,200,000
Add: Preferred Stock	1,548,000	1,548,000	1,548,000	1,548,000	1,548,000	1,548,000
Less: Cash	(6,951,000)	(6,951,000)	(6,951,000)	(6,951,000)	(6,951,000)	(6,951,000)
Less: Cash from Exercise of Options	(2,610,000)	(2,610,000)	(2,610,000)	(2,610,000)	(2,610,000)	(2,610,000)

Enterprise Value from Operations	$38,093,000	$37,018,000	$34,341,000	$38,037,000	$39,470,000	$37,859,000

Based on the trading value method, Houlihan Lokey determined that we had an enterprise value from operations of approximately $34,341,000 to $39,470,000.

Market Multiples Method. Houlihan Lokey also performed a market multiple analysis to determine the enterprise value from operations of VTBC. The market multiple method involved the derivation of indications of value through the multiplication of statistics for us by appropriate risk-adjusted multiples. Multiples for us were determined through an analysis of the publicly traded companies listed below, which are collectively referred to as the comparable public companies, that were deemed by Houlihan Lokey to have operational and economic similarity with our principal business operations. Revenue and earnings multiples,

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when applicable, were calculated for the comparable public companies based on daily trading prices. A comparative analysis between us and the comparable public companies formed the basis for the selection of appropriate risk-adjusted multiples for us. The comparative analysis incorporated quantitative and qualitative factors which relate to, among other things, the nature of the industry in which we and the comparable public companies are engaged.

The comparable public companies selected by Houlihan Lokey in connection with its market multiple analysis were 1-800 Flowers.Com, Inc., Build-A-Bear Workshop, Inc., The Boyds Collection, Ltd., Redenvelope, Inc., Russ Berrie and Company, Inc. and FTD, Inc.

The following table sets forth the results of Houlihan Lokey's analysis under the market multiple method. The "Representative Level" column sets forth VTBC's revenues and adjusted EBITDA for the 12 months ended March 31, 2005 (the "LTM Period"), the fiscal year ended June 30, 2005 (the "NFY Period") and the fiscal year ended June 30, 2006 (the "NFY+1 Period"). The amounts with respect to the LTM Period are actual amounts adjusted for certain non-recurring items and the amounts with respect to the NFY Period and the NFY+1 Period are projected amounts, in each case as provided by our management, and the NFY Period is adjusted for certain non-recurring items. The following table applies multiples of enterprise value to revenue and EBITDA to produce indications of enterprise value. The multiples are based on the comparable public companies for the LTM Period, the NFY Period and the NFY+1 Period. Earnings and other financial projections were not available for certain of the public companies for the NFY Period and NFY+1 Period and, as a result, Houlihan Lokey was unable to compute multiples with respect to such companies for such periods. The enterprise values, revenue and EBITDA numbers used by Houlihan Lokey in calculating these multiples were derived from publicly available information as of May 13, 2005, including information from publicly available research analyst materials, current price per share of the comparable public companies' publicly traded equity securities and the number of fully diluted shares of publicly traded equity securities outstanding.

	Representative Level	Selected Multiple Range		Indicated Enterprise Value Range
LTM Period
Revenues	$65,199,000	0.60x	0.70x	$39,119,000	$45,639,000
EBITDA	6,525,000	7.0x	8.0x	45,675,000	52,200,000

NFY Period
Revenues	$66,176,000	0.50x	0.60x	$33,088,000	$39,706,000
EBITDA	6,655,000	6.5x	7.5x	43,256,000	49,911,000

NFY+1 Period
Revenues	$74,402,000	0.45x	0.55x	$33,481,000	$40,921,000
EBITDA	7,985,000	5.5x	6.5x	43,918,000	51,903,000

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After applying the multiples selected by Houlihan Lokey, as described in the paragraph preceding the above table, to our revenue and EBITDA, as provided by our management, Houlihan Lokey determined that, under the market multiples method of analysis, we had an enterprise value from operations of approximately $39,800,000 to $46,700,000.

Discounted Cash Flow Method. Finally, Houlihan Lokey performed a discounted cash flow analysis to determine the enterprise value from operations of VTBC. The discounted cash flow method involved the derivation of indications of value for VTBC by adding the present value of the net debt free cash flows that VTBC could generate over the five-year period from July 1, 2005 to June 30, 2010 and the present value of the estimated "terminal value" for VTBC as of June 30, 2010. The net debt free cash flows were determined based on financial projections prepared by our management and, as used herein, means, EBIT, plus depreciation and amortization and minus taxes, capital expenditures and working capital. The present value of net debt free cash flows and the present value of the terminal value of VTBC were determined using a risk-adjusted rate of return, or "discount rate," based on the technical, market and financial risks of VTBC. The terminal EBITDA of VTBC was determined based on financial projections prepared by our management. The following table sets forth the net debt free cash flow and the present value of the net debt free cash flow for such time periods and the terminal EBITDA of VTBC for 2010:

	2006P	2007P	2008P	2009P	2010P
Net Debt Free Cash Flow	$4,242,000	$4,897,000	$6,348,000	$7,520,000	$8,676,000
Present Value of Net Debt Free Cash Flows	3,905,000	3,820,000	4,197,000	4,213,000	4,120,000
Terminal EBITDA (2010) - $15,377,000

Houlihan Lokey determined the enterprise value from operations of VTBC by taking the aggregate present value of net debt free cash flows for the years 2006 through 2010, as set forth in the table above, and adding that amount to the present value of the terminal value of VTBC. The terminal value of VTBC was determined by Houlihan Lokey by multiplying the terminal EBITDA of VTBC for 2010, as set forth in the table above, by the terminal multiples set forth in the table below. The present value of the terminal value was then determined by Houlihan Lokey by discounting the terminal value of VTBC by the discount rates in the table below. The enterprise value from operations of VTBC is the sum of the aggregate present value of net debt free cash flows and the present value of the terminal value of VTBC. The following table sets forth the range of terminal multiples and discount rates utilized by Houlihan Lokey in making its determination of the enterprise value from operations of VTBC under the discounted cash flow method:

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	Terminal Multiple
Discount Rate	4.5x	5.0x	5.5x
17.5%	$51,370,000	$54,803,000	$58,236,000
18.0%	50,501,000	53,862,000	57,222,000
18.5%	49,652,000	52,943,000	56,233,000

As the table above indicates, utilizing terminal multiples of 4.5x to 5.5x in connection with determining the terminal value of VTBC, as described above, and thereafter applying discount rates of 17.5% to 18.5% to the sum of our aggregate net debt free cash flow and our terminal value, Houlihan Lokey determined that we had an enterprise value from operations of approximately $49,700,000 to $58,200,000.

Houlihan Lokey estimated VTBC's weighted average cost of capital ("WACC") to determine the selected discount rates. In estimating VTBC's WACC, Houlihan Lokey analyzed (i) the publicly-traded comparable companies, (ii) observable yields in the marketplace, (iii) the target capital structure indicated by the mean debt to total capitalization of the comparable companies and utilized the capital asset pricing model ("CAPM"). The CAPM was used to determine a theoretically appropriate return on VTBC's assets. In calculating CAPM, Houlihan Lokey utilized (i) the mean adjusted unlevered beta of the publicly-traded comparable companies adjusted for VTBC's relative size and target capital structure, (ii) the observable risk-free rate of the twenty year treasury, and (iii) the equity risk premium and size risk premium as taken from Ibottson Associates, Stocks, Bonds, Bill and Inflation 2004 yearbook (pp 38, 140 and 175).

Houlihan Lokey applied less weight to the discounted cash flow methodology as VTBC's projected EBITDA growth rate exceeded its historical growth rate. Further, VTBC's actual results were less than its forecasted result for the second and third quarters of fiscal year 2005. These two factors led Houlihan Lokey to place lesser weight on the valuation indication produced by the discounted cash flow methodology.

Valuation Conclusion.

The table below summarizes the valuation of VTBC by Houlihan Lokey under the methods summarized above, the per share value of our common stock after making the adjustments described above and the price per share offered by Buyer in connection with the Merger.

	Low		High
Trading Value Method	$34,341,000	---	$39,470,000
Market Multiple Method	39,800,000	---	46,700,000
Discounted Cash Flow Method	49,700,000	---	58,200,000
Enterprise Value from Operations	$41,300,000	---	$48,100,000

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Add: Projected Cash and Cash Equivalents as of 06/30/05	$6,951,000	---	$6,951,000
Add: Cash from Exercise of Options & Warrants	2,610,000	---	2,610,000
Less: Litigation Liability	(2,200,000)	---	(2,200,000)
Enterprise Value	$48,661,000	---	$55,461,000
Less: Projected Total Debt as of 06/30/05	($6,557,000)	---	($6,557,000)
Less: Preferred Stock	(1,548,000)	---	(1,548,000)
Aggregate Value	$40,556,000	---	$47,356,000
Per Share Value	$5.81	---	$6.78
Offer Price		$6.50

Based on the foregoing, Houlihan Lokey concluded that we had an enterprise value from operations of $41,300,000 to $48,100,000. After adjusting for the projected cash and cash equivalents balance of VTBC as of June 30, 2005 in the amount of $6,951,000, the expected cash from the exercise of options and warrants of $2,610,000, the projected total debt and preferred stock value of VTBC as of June 30, 2005 in the amount of $6,557,000 and $1,548,000 respectively, as well as the expected litigation settlement of $2,200,000, Houlihan Lokey determined that we had an aggregate value of $40,556,000 to $47,356,000, or $5.81 to $6.78 per share.

Although Houlihan Lokey's analysis produced a range of values, some of which are above the offer price and some of which are below the offer price, Houlihan Lokey's determination of fairness takes all of these indications into account, not just particular approaches or particular portions of the range. After determining the per share value of our common stock based upon the aggregate value as determined above, Houlihan Lokey determined that the merger consideration being paid by Buyer in connection with the merger was fair to the unaffiliated shareholders from a financial point of view.

Other Considerations

As part of its analysis, Houlihan Lokey also considered that the offer made by Buyer was an all cash offer and was the greatest amount of consideration offered for VTBC stock during the process described in this proxy statement under the caption "Background of the Merger", and that our common stock had not traded above $6.50 per share since the end of 1994, except for a brief period between December 29, 2004 and February 14, 2005.

In addition, Houlihan Lokey analyzed the termination fee arrangement in the merger with respect to fees paid in other transactions that were deemed by Houlihan Lokey to be transactions similar to the merger involving controlling interests in companies with operations similar to our principal business operations, as well as in transactions of a similar size. The termination fee of $1,600,000 or approximately 2.9% of the transaction value is within the range of termination fees observed in comparable change of control transactions, which ranged from 1.2% to 5.0% of

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total transaction value as shown in the table below. The transaction value assumed for this calculation includes $2,000,000 cash for working capital, repayment of existing debt of $4,700,000, the assumption of existing capital lease obligations of $4,800,000, funds to existing shareholders of $42,700,000 and $1,300,000 in transaction fees.

Low	1.20%
High	5.00%
Median	3.10%
Mean	3.14%

In determining to approve and adopt the Merger Agreement, VTBC's Board of Directors adopted the conclusions and analyses set forth in the Houlihan Lokey Opinion. However, the Houlihan Lokey Opinion was just one of the many factors taken into consideration by VTBC's Board of Directors in determining to approve the Merger Agreement. See the discussion under the caption "Purpose and Reasons for the Merger." The Houlihan Lokey Opinion does not address the relative merits of the merger as compared to any alternative business strategies that might exist for VTBC, nor does it address the effect of any other business combination in which VTBC might engage.

Position of the Affiliates as to Fairness of the Merger

Position of Our Management as to Fairness of the Merger

Because certain members of VTBC's management will become shareholders in the surviving company and will continue to be members of VTBC's management after the merger, they may be deemed to be "affiliates" of VTBC within the meaning of Rule 12b-2 under the Exchange Act. Accordingly, the rules of the SEC require VTBC's management to express its view as to the substantive and procedural fairness of the merger to you and our other unaffiliated shareholders.

VTBC's management believes that the merger is fair, substantively and procedurally, from a financial point of view, to you and VTBC's other unaffiliated shareholders, for the same reasons that the Special Committee and the Board of Directors conclude that the Merger Agreement and Merger are fair to VTBC's shareholders, generally, and the unaffiliated shareholders, in particular. VTBC's management worked closely with VTBC's investment bankers, Covington, in assessing proposals from investors. In evaluating the fairness of the merger, management relies upon Covington's analysis and advice in addition to management's own analysis. Based on their beliefs in these factors, and the reasonableness of the conclusions and analysis of the Special Committee and the Board of Directors, VTBC's management adopted the conclusions and analysis of the Special Committee and the Board of Directors.

Position of Mr. Bacon, Mr. Fritz and Ms. Robert as to the Fairness of the Merger

Because certain members of VTBC's Board of Directors will remain as shareholders in the surviving company and may continue to be members of VTBC's Board of Directors after the merger, they may be deemed to be "affiliates" of VTBC within the meaning of Rule 12b-2 under the Exchange Act. Mr. Bacon is an investor in FreshTracks, and as such will continue to have an indirect interest in VTBC after the merger. Mr. Fritz and Ms. Robert will serve as directors of

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Buyer after the merger, and Ms. Robert will continue as President/CEO of VTBC after the merger. Accordingly, the rules of the SEC require these individuals to express their views as to the substantive and procedural fairness of the merger to you and our other unaffiliated shareholders.

As members of VTBC's Board of Directors, Mr. Bacon, Mr. Fritz and Ms. Robert reviewed the merits of the transaction carefully and considered all of the material positive factors and material negative factors considered by the Board, in order to form an opinion as to the advisability and fairness of the merger. Mr. Bacon, Mr. Fritz and Ms. Robert each believe, after taking into account substantive and procedural considerations, that the merger is fair to the unaffiliated shareholders from a financial point of view, for the same reasons described in the portion of the Proxy captioned "Reasons for the Board's Recommendation; Factors Considered."

Position of Ms. Martin, Mustang, Merger Subsidiary and Buyer as to the Fairness of the Merger

In this transaction, the Merger Agreement resulted from a vigorous good faith negotiation between, on one side, Buyer and its counsel and, on the other side, VTBC and our management in consultation with and at the direction of the Special Committee, and their respective counsels. Nevertheless, under a potential interpretation of the rules governing "going private" transactions, Ms. Joan Martin, Mustang, Merger Sub and Buyer may be deemed affiliates of VTBC and required to express their beliefs as to the fairness of the merger to our unaffiliated shareholders. Ms. Martin is a current shareholder of VTBC who will continue as a shareholder after the merger, and Mustang, Merger Sub and Buyer are the buyer entities in the merger.

Ms. Martin, Mustang, Merger Sub and Buyer did not participate in the deliberations of the Special Committee or our Board of Directors regarding, or receive advice from the Special Committee's legal or financial advisors as to, the fairness of the merger to our unaffiliated shareholders. Consequently, neither Ms. Martin, Mustang, Merger Sub nor Buyer are in a position to adopt the conclusions or analyses of the Special Committee and our Board of Directors with respect to the fairness of the merger. However, based upon their own knowledge and analysis of available information regarding VTBC, as well as discussions with members of our senior management regarding the factors considered by, and findings of, our Special Committee and Board of Directors discussed in this proxy statement in the sections captioned "Reasons for the Special Committee's Recommendations; Fairness of the Merger," and "Reasons for the Board's Recommendations; Factors Considered," they each believe, after taking into account substantive and procedural considerations, that the merger is fair to the unaffiliated shareholders from a financial point of view. In particular, they considered the following:

* The merger consideration of $6.50 is to be paid to VTBC's shareholders entirely in cash, which provides certainty of value.

* As a result of the bidding process managed by Covington, $6.50 was the highest price offered for VTBC's common stock.

* The merger consideration represents a premium of 21.5% premium over the closing price per share for the one trading day prior to May 16, 2005 (the date of delivery of Houlihan Lokey's fairness analysis).

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* The merger consideration represents a premium of 35.1% over the average closing price per share for the 30 trading days before May 16, 2005.

* Notwithstanding that the Houlihan Lokey opinion was directed only to the Special Committee, the fact that the Special Committee received an opinion from Houlihan Lokey regarding the fairness of the consideration to be received by VTBC's shareholders in the Merger.

* The historically volatile nature of the market price for VTBC's common stock.

* The uncertain economic and market conditions affecting VTBC and its industry as a whole, which present significant risks and uncertainties to our shareholders.

* The terms of the Merger Agreement, including the amount and form of the consideration to be paid, the parties' representations, warranties and covenants and the conditions to their respective obligations, the absence of any future obligations on the part of unaffiliated shareholders, and the ability of our Board of Directors and the Special Committee, in the exercise of their fiduciary duties to shareholders, to consider competing proposals.

* A Special Committee consisting of disinterested directors was established. The Special Committee received independent legal and financial advice and conducted extensive negotiations of the Merger Agreement.

* The Special Committee recommended to the Board of Directors that the merger and the Merger Agreement be adopted.

* The Board of Directors, based in part on the recommendation of the Special Committee, has determined that the merger and the Merger Agreement are advisable and in the best interest of VTBC and our unaffiliated shareholders and recommended that the shareholders adopt the merger and the Merger Agreement. In light of their fiduciary duties to the shareholders of VTBC, the fact that VTBC's Board of Directors reached these conclusions indicated that the Merger Agreement and the merger and the consideration offered in the merger are fair to the unaffiliated shareholders.

* The terms of the Merger Agreement permit the Board of Directors and the Special Committee, in the exercise of their fiduciary duties to shareholders, to consider competing proposals.

Ms. Martin, Mustang, Merger Sub and Buyer did not consider net book value in determining the fairness of the merger to the unaffiliated shareholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for our common stock, for the reasons explained in the section of the proxy captioned "Reasons for the Special Committee's Recommendation; Factors Considered". They note, however, that the merger consideration of $6.50 per share of our common stock is higher than the $0.39 net book value of our common stock. Ms. Martin, Mustang, Merger Sub and Buyer did not consider liquidation value in determining the fairness of the merger to the

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unaffiliated shareholders because VTBC will continue to operate our businesses following completion of the merger, so liquidation value is not an appropriate valuate method for the reasons explained in the section of the proxy captioned "Reasons for the Special Committee's Recommendation; Factors Considered". While Ms. Martin, Mustang, Merger Sub and Buyer did not establish a pre-merger going concern value for our common stock as a public company to determine the fairness of the merger consideration to our unaffiliated shareholders, it did consider a discounted cash flow analysis. Ms. Martin, Mustang, Merger Sub and Buyer do not believe there is a single method of determining a going concern value. Ms. Martin, Mustang, Merger Sub and Buyer did not consider our going concern value in determining the fairness of the merger because, following the merger, we will have a significantly different capital structure, which will result in different opportunities and risks for the business as a more leveraged private company.

Ms. Martin, Mustang, Merger Sub and Buyer have not undertaken any formal evaluation of the fairness of the merger to our unaffiliated shareholders, nor did they rely on any report, opinion or appraisal from an outside party in determining the fairness of the merger to our unaffiliated shareholders.

While Ms. Martin, Mustang, Merger Sub and Buyer have not assigned specific relative weights to the factors considered by them, they believe that the factors they considered provide a reasonable basis for their belief that the merger is fair to our unaffiliated shareholders. This belief should not, however, be construed as a recommendation to any of our shareholders to approve and adopt the Merger Agreement. Ms. Martin, Mustang, Merger Sub and Buyer do not make any recommendation as to how shareholders of VTBC should vote their shares.

Effect of the Merger on the Interest of the Affiliates in the Net Book Value and Net Earnings of VTBC.

The following tables set forth the interest on a fully diluted basis of each of the Affiliates in the net book value and the net earnings of VTBC, stated as both a percentage and dollar amount, based on VTBC's financial statements as of and for the three month period ended March 31, 2005.

Affiliate	Interest in Net Book Value as a Percentage Before the Merger	Interest in Net Book Value as a Dollar Amount Before the Merger	Interest in Net Book Value as a Percentage After the Merger	Interest in Net Book Value as a Dollar Amount After the Merger
Elisabeth Robert	10.2%	$277,888	12.5%	$340,190
Joan Martin	17.2%	$467,618	7.1%	$194,676
Jason Bacon	1.8%	$48,652	0%	$0
Frederick Fritz	0.1%	$2,630	0%	$0
Thomas Shepherd	0.1%	$3,844	0%	$0

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Affiliate	Interest in Net Earnings as a Percentage Before the Merger	Interest in Net Earnings as a Dollar Amount Before the Merger	Interest in Net Earnings as a Percentage After the Merger	Interest in Net Earnings as a Dollar Amount After the Merger
Elisabeth Robert	10.2%	$22,500	12.5%	$17,113
Joan Martin	17.2%	$37,962	7.1%	$9,793
Jason Bacon	1.8%	$3,939	0%	$0
Frederick Fritz	0.1%	$213	0%	$0
Thomas Shepherd	0.1%	$311	0%	$0

Purpose and Reasons for the Merger

One of the primary purposes for engaging in the merger is to enable the unaffiliated shareholders to receive $6.50 in cash per share, representing a premium to the market price of VTBC's common stock prior to announcement of the Merger Agreement. VTBC's Board of Directors concluded that the opportunity to achieve $6.50 per share in the merger at this time is a superior alternative to remaining a public company.

The merger also will allow the unaffiliated shareholders to realize liquidity in their investment, which up to now has been thinly traded, volatile, and extremely illiquid. This is particularly true for shareholders holding relatively larger numbers of VTBC's common stock, for whom transactions in significant numbers of shares is impractical because of the direct impact of each such trade on the trading volume and share price of VTBC's common stock overall.

Another reason for the merger is to avoid the future expense and limitations imposed on VTBC by virtue of our status as a public company. As a private company, VTBC will not continue to incur the substantial annual expenses in the form of NASDAQ fees, transfer agent fees, annual report printing costs, and other costs and fees associated with remaining a public company and will likely incur substantially reduced legal and audit fees. The expense of remaining a public company has substantially increased as a result of Sarbanes-Oxley, and these costs impose disproportionately greater burdens for relatively small companies like VTBC. As a private company, VTBC will be able to use the funds that otherwise would be expended in securities compliance costs on more productive expenditures.

We believe that the costs and burden of public company compliance are especially burdensome for a company such as VTBC, in which the shareholdings already are concentrated with a relatively small number of shareholders. Approximately 75% of VTBC's outstanding common stock is owned or controlled by 12 shareholders. The expense and operational requirements to remain a public company, in our view, are particularly unjustified, when such a large percentage of the outstanding stock is owned by such a small group of investors.

Finally, by becoming a private company, we believe that VTBC will be able to improve our competitive position by eliminating public reporting requirements that provide competitors with insight into VTBC's strategic goals, business operations and financial results. As a private company VTBC will be better positioned to compete successfully in the increasingly competitive gift delivery market because our business information will no longer be public information.

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VTBC, its Board, and the filing persons support undertaking the merger at this time, as opposed to other times in VTBC's history, because starting in October, 2004, the timing for a transaction to enhance shareholder value seemed favorable for the shareholders, including the unaffiliated shareholders, for reasons set forth in the section of the Proxy entitled "Reasons for the Special Committee's Recommendation; Factors Considered" and "Reasons for the Board's Recommendation; Factors Considered." The process of exploring a potential transaction was commenced by VTBC in October 2004. As part of that process, Mustang and FreshTracks became aware of the investment opportunity with VTBC, and the parties negotiated satisfactory terms. The process led to the execution of the Merger Agreement in May 2005.

Benefits and Detriments of the Merger

Benefits and Detriments to the Unaffiliated Shareholders

The merger will benefit the unaffiliated shareholders by providing liquidity for what otherwise has been an investment with limited liquidity and by the payment of cash in the amount of $6.50 per share for VTBC's common stock. Because VTBC's common stock is thinly traded, it has not been possible for all shareholders to maximize their share value due to a lack of available purchasers and sellers to create an active trading market for VTBC shares. This is particularly true for larger shareholders because trades in significant numbers of VTBC shares directly affect VTBC's share price.

The merger also will benefit the unaffiliated shareholders by affording a significant premium over the market price for VTBC shares. The merger consideration of $6.50 per share represents (i) a 21.5% premium over the closing price per share for the one trading day prior to May 16, 2005 (the date of delivery of the Merger Agreement), (ii) a 25.1% premium over the average closing price for the five trading days before May 16, 2005, and (iii) a 35.1% premium over the average closing price per share for the 30 trading days before May 16, 2005.

By affording a significant premium over the market price for VTBC shares, the merger further benefits the unaffiliated shareholders by eliminating the risk that the share price will continue to fluctuate over time and seasonally, with substantial variations in share price depending on the year or time of year in which a particular shareholder may choose to sell shares.

The unaffiliated shareholders are further benefited by the assumption by the Buyer of all of VTBC's obligations, including the settlement liability relating to a former lease of retail space in New York City in 1996. On April 27, 2005, VTBC executed a Settlement and Release Agreement (the "Settlement Agreement") with 538 Madison Realty Company LLC ("538 Madison"), providing for a comprehensive settlement of litigation pending in the Supreme Court of the State of New York, County of New York. Under the Settlement Agreement, VTBC is obligated to pay 538 Madison $2.35 million and the parties have exchanged mutual releases. Of this settlement amount, $1.15 million was paid by VTBC upon execution of the Settlement Agreement, and the remaining $1.2 million must be paid by VTBC to 538 Madison on or before March 15, 2006, without interest. As part of the merger, Buyer will assume VTBC's obligation

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to make subsequent payments pursuant to the Settlement Agreement and, as such, this liability will no longer affect the interests of the unaffiliated shareholders after the Merger.

There are certain detrimental effects of the merger to unaffiliated shareholders. After the merger, the unaffiliated shareholders will no longer have any interest in, and will not be shareholders of, VTBC and will not participate in VTBC's future earnings and potential growth. Also, after the merger, the unaffiliated shareholders will not share in any distribution of proceeds from any future sales of assets or businesses of VTBC or our subsidiaries, none of which are contemplated at this time. In addition, the exchange of shares of VTBC stock for cash in the merger is a taxable transaction for U.S. federal income tax purposes and also may be a taxable transaction under state, local and foreign tax laws. These potential detriments, however, are balanced by the corresponding benefit that, for these same reasons, after the merger the unaffiliated shareholders will no longer bear the right of any losses incurred in the operation of VTBC and any decreases in the value of VTBC or its businesses or assets, or the market price of our common stock.

Benefits and Detriments to the Contributing Shareholders

The merger will benefit the Contributing Shareholders by affording them the opportunity to continue to have an interest in VTBC and participate in VTBC's future earnings and potential growth. They also will have the opportunity to share in any distribution of proceeds from any future sale of assets or businesses of VTBC or our subsidiaries, none of which are contemplated at this time.

The merger will benefit those Contributing Shareholders who are members of the VTBC's management team, Elisabeth Robert, Irene Steiner and Catherine Camardo, by allowing them to continue their employment with VTBC in substantially the same positions and at substantially the same terms.

The Contributing Shareholders will not receive the cash merger price for their shares, to the extent their shares are exchanged for shares of Buyer. In this way, the Contributing Shareholders will not share in the liquidity at a premium price afforded by the merger.

The merger also is potentially detrimental to the Contributing Shareholders because after the merger, they will continue to bear the risk of any losses incurred in the operation of VTBC and any decreases in the value of VTBC or our businesses or assets or the value of shares of Buyer's common stock as the owner of VTBC.

In addition, the merger is potentially detrimental to the Contributing Shareholders because, after the merger, there will be no trading market for VTBC's shares. As a result, the Contributing Shareholders may have no opportunity to sell their VTBC stock until such time as a liquidity event may occur, for example, a future corporate restructuring or financing transaction by which minority shareholders are offered cash for their VTBC stock.

Effects of the Merger

Shares of VTBC's common stock will no longer be publicly traded. VTBC will no longer

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be subject to the reporting and other requirements of the Exchange Act, including those recently instituted under Sarbanes-Oxley, and the requirements to file annual, quarterly and other reports with the SEC. Only Buyer and its shareholders will have the opportunity to participate in the future earnings and growth, if any, of VTBC. Similarly, only Buyer and its shareholders will face the risk of any losses from VTBC's operations or any decline in value of VTBC after the merger.

Conversion of the Outstanding Stock and Stock Options

Upon completion of the merger: (1) each share of VTBC's common stock outstanding at the time of the merger (other than shares held by the Contributing Shareholders) will be converted into the right to receive $6.50 in cash; (2) each holder of VTBC's Series C preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of VTBC's Series C preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends; and (3) each share of VTBC's Series D preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of VTBC's Series D preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends, as described below.

Upon completion of the merger, holders of vested stock options, other than Irene Steiner and Catherine Camardo, two members of VTBC's senior management whom the Buyer has required to retain certain of their vested stock options, may elect either to continue to hold the vested stock options as options to purchase shares in the surviving corporation or, to surrender the options in exchange for a cash payment equal to the number of shares of VTBC's common stock underlying each option multiplied by the amount by which $6.50 exceeds the exercise price of the option, subject to any income tax or employment tax withholding required under the Internal Revenue Code. Any unvested stock options at the effective time of the merger shall continue as options to purchase shares in the surviving corporation. The number of shares issuable in accordance with any options that continue as options to purchase shares in the surviving corporation, and the corresponding exercise price, will be equitably adjusted after the Merger to maintain the pre-merger embedded value of such options. See "The Merger Agreement - Conversion of Securities."

There are currently outstanding warrants to purchase 193,111 share of VTBC's common stock. The holder of these warrants, URSA (VT) QRS-30, Inc., a Vermont corporation, is the lessor in the sale-leaseback of VTBC's headquarters and retail/manufacturing facility in Shelburne, Vermont. The warrant holder received the warrants pursuant to that certain Stock Purchase Warrant Agreement dated July 10, 1997, filed with the Securities and Exchange Commission as exhibit 4.7 to VTBC's 1998 Annual Report 10-KSB (File No. 33-69898).

Upon completion of the merger, pursuant to agreement of the Buyer and the holder of the warrants, one-third of the shares of VTBC's common stock covered by such warrants will be cancelled in exchange for payment by the Buyer of $6.50 per such share less the exercise price set forth in the warrant for each such share. The remaining two-thirds of the warrants will remain in effect with the same exercise price and terms, and will remain as warrants to purchase shares of common stock of the surviving corporation.

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Effects on Listing, Registration and Status of Our Common Stock

Once the merger is consummated, public trading of VTBC's common stock will cease and VTBC will apply to deregister its common stock under the Exchange Act. As a result, VTBC will no longer be required to file reports with the SEC or otherwise be subject to the federal securities laws applicable to public companies. The common stock of VTBC will cease to be authorized for quotation on NASDAQ or any other inter-dealer quotation system.

Operations of VTBC Following the Merger

Upon completion of the merger, we expect the business and operations of VTBC will continue in substantially the same manner as currently conducted. However, we expect the following corporate events will occur:

* The current executive officers of VTBC will remain employed with VTBC to serve in comparable positions after the merger.

* All the current directors of VTBC will resign. After the merger, the Buyer will elect the Board of Directors of VTBC. The Buyer's Board of Directors is expected to include Elisabeth Robert, President/CEO of VTBC; Carson Biederman, Robert Crowley and J. Benjamin Coes, Managing Partners of Mustang; Frederick M. Fritz, current director of VTBC and a limited partner in FreshTracks; Thomas Shepherd, current director of VTBC; and one or more additional directors to be identified by Mustang.

* The articles of incorporation and bylaws of VTBC will be amended and restated to reflect the fact that VTBC's Series C preferred stock and Series D preferred stock is cancelled and the preferences and rights of VTBC's Series A preferred stock and Series B preferred stock (none of which is outstanding) will be amended.

Upon completion of the merger, VTBC will no longer be subject to the provisions of Sarbanes-Oxley or the liability provisions of the Exchange Act, and VTBC's officers will no longer be required to certify the accuracy of its financial statements as required by Sarbanes-Oxley, although VTBC's officers will continue to be responsible for providing accurate financial statements to the shareholders and directors of the surviving corporation.

Except as otherwise indicated in this proxy statement, Buyer does not have any present plans or proposals involving VTBC or its subsidiaries that relate to or would result in (1) an extraordinary corporate transaction such as a merger, reorganization or liquidation; (2) a purchase, sale or transfer of a material amount of assets; (3) a material change to the present dividend rate or policy, or indebtedness or capitalization of VTBC; or (4) any other material change in the corporate structure or business of VTBC.

While Buyer does not currently have plans to materially change the business or operations of VTBC following the merger, Buyer reserves the right to change its plans at any time. Accordingly, Buyer may elect to sell, transfer or otherwise dispose of all or any portion of VTBC's common stock or rights to acquire such stock owned by it after the merger or Buyer may decide to

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sell, transfer or otherwise dispose of all or any portion of VTBC's assets. Buyer also reserves the right to make changes to present management and personnel of VTBC at any time after the merger.

Risks that the Merger will not be completed

Completion of the merger is subject to certain risks, including, but not limited to, the following:

* That the holders of at least two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting do not approve the merger;

*That VTBC or Buyer will not have performed, in all material respects, their obligations contained in the Merger Agreement prior to the effective time of the merger;

* That the representations and warranties made by VTBC or Buyer in the Merger Agreement will not be true and correct to the extent provided in the Merger Agreement at the closing date of the merger;

* That VTBC could receive a superior proposal and, as a result, terminate the Merger Agreement, thus incurring costs or a termination fee pursuant to the Merger Agreement, without any assurance that a superior proposal ultimately will be consummated;

* That VTBC may experience a circumstance, event, occurrence or effect that individually or in the aggregate has, or would reasonably be expected to have, a material adverse effect on VTBC and, as a result, Buyer could terminate the Merger Agreement, in accordance with its terms;

* That there may be litigation, including the shareholder suits discussed under the caption "Legal Proceedings," that could prevent the Merger; and

* That the funds necessary to complete the merger and pay the merger consideration and related fees and expenses will not be available.

As a result of various risks to the completion of the merger, there can be no assurance that the merger will be completed even if the requisite shareholder approval is obtained. If the shareholders do not approve and adopt the merger, VTBC may continue to seek other strategic opportunities, but there can be no assurance that there will be any other proposal or a superior proposal.

Interests of Certain Persons in the Merger

Our Directors and Executive Officers

In considering the recommendation of VTBC's Board of Directors with respect to the merger, the VTBC shareholders should be aware that certain executive officers and directors of VTBC have interests in the transactions contemplated by the Merger Agreement that may be

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different from, or in addition to, the interests of the VTBC shareholders generally. Our Board of Directors was aware of these interests, including those described below, and considered them, among other matters, in making its recommendation.

Elisabeth B. Robert is the President/CEO of VTBC and she is expected to continue in this position after the merger. Ms. Robert's employment agreement will be extended to October 2010. See discussion under caption "Existing Employment Agreements" below. Buyer required that Ms. Robert roll over at least 75% of her VTBC equity into Buyer. She holds 356,560 shares of VTBC stock and she will exchange these shares for shares of Buyer prior to the merger and thus become a shareholder of Buyer. Ms. Robert also holds fully vested options to purchase an additional 355,000 shares of VTBC's common stock pursuant to VTBC's Incentive Stock Option Plan. She may terminate a portion of these options and receive the spread value of those options, and may exercise the balance of the options and contribute those shares or the proceeds of the spread value of the options to Buyer in exchange for shares of Buyer's capital stock. As required by the Buyer all remaining VTBC stock owned by Ms. Robert will be contributed to Buyer in exchange for an equal number of shares of Buyer's common stock in accordance with the Contribution Agreement signed by Ms. Robert and certain other shareholders of VTBC. Ms. Robert also signed the Voting Agreement by which she and certain other shareholders agreed to vote their shares in favor of the merger. The Contribution Agreement and the Voting Agreement are annexed to this proxy statement as Appendix E and Appendix F, respectively. Ms. Robert's principal address is c/o The Vermont Teddy Bear Co., Inc., P.O. Box 965, 6655 Shelburne Road, Route 7, Shelburne, Vermont 05482, and her telephone number is (802) 985-3001.

Irene Steiner is the Vice President of Marketing for VTBC and she is expected to continue in this position after the merger. She holds options to purchase 93,438 shares of VTBC's common stock pursuant to VTBC's Incentive Stock Option Plan, of which 54,688 have vested. Ms. Steiner will terminate a portion of her options and receive merger consideration less the exercise price for those shares. Ms. Steiner's principal address is c/o The Vermont Teddy Bear Co., Inc., P.O. Box 965, 6655 Shelburne Road, Route 7, Shelburne, Vermont 05482, and her telephone number is (802) 985-3001.

Catherine Camardo is the Vice President of Operations for VTBC and is expected to continue in this position after the merger. She holds options to purchase 51,000 shares of VTBC's common stock pursuant to VTBC's Incentive Stock Option Plan, of which 27,000 have vested. Ms. Camardo will terminate a portion of her options and receive merger consideration less the exercise price for those shares. Ms. Camardo's principal address is c/o The Vermont Teddy Bear Co., Inc., P.O. Box 965, 6655 Shelburne Road, Route 7, Shelburne, Vermont 05482, and her telephone number is (802) 985-3001.

Thomas Shepherd is a director of VTBC, and he is expected to serve as a director of the Buyer after the merger. As chairman of TSG Equity Partners, LLC, he has the right to vote all of VTBC's Series C preferred shares which are convertible into 88,640 shares of common stock, and the 9,843 shares of VTBC's common stock over which he has beneficial ownership and control. VTBC's management consulted with Mr. Shepherd in the process leading to the merger. Mr. Shepherd has signed the Voting Agreement by which he agreed to vote all of these shares in favor of the merger, and all of these shares will be exchanged for merger consideration in the merger.

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Frederick M. Fritz is a director of VTBC, and he is expected to continue in this role after the merger. VTBC's management consulted with Mr. Fritz in the process leading to the merger. Mr. Fritz holds a limited partnership interest in FreshTracks.

Jason Bacon is a director of VTBC. He is not expected to continue in any role with VTBC after the merger. Mr. Bacon holds a limited partnership interest in FreshTracks.

The following table sets forth the net proceeds to be received by VTBC's Directors and Officers as a result of the Merger.

Board of Directors		Net Proceeds	Officers		Net Proceeds
Jason Bacon	Options sold: 62,850	$195,794.00	Elisabeth Robert	Options sold: 355,000	$1,823,000.00
	Shares sold: 63,169	$410,598.50		Shares sold: 0	$0
	Total	$606,392.50		Total	$1,823,000.00
Maxine Brandenburg	Options sold: 31,417	$73,482.00	Irene Steiner	Options sold: 33,438	$119,609.00
	Shares sold: 100	$650.00		Shares sold: 0	$0
	Total	$74,132.00		Total	$119,609.00
Frederick Fritz	Options sold: 8,183	$9,655.16	Catherine Camardo	Options sold: 25,000	$78,775.00
	Shares sold: 0	$0		Shares sold: 0	$0
	Total	$9,655.16		Total	$78,775.00
Spencer Putnam	Options sold: 59,350	$189,724.00	Mark Sleeper	Options sold: 20,875	$70,581.25
	Shares sold: 119,592	$777,348.00		Shares sold: 0	$0
	Total	$967,072.00		Total	$70,581.25
Nancy Rowden Brock	Options sold: 12,350	$17,414.00
	Shares sold: 0	$0
	Total	$17,414.00
Thomas Shepherd	Options sold: 0	$0
	Shares sold: 9,843	$63,979.50
	Total	$63,979.50

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Andrew Williams	Options sold: 0	$0
	Shares sold: 236,072 (1/3 of CAT Holdings)	$1,534,465.83
	Total	$1,534,465.83
Fred Marks	Options sold: 0	$0
	Shares sold: 460,339	$2,992,203.50
	Total	$2,992,203.50
Total Board of Directors	Options sold: 174,150	$486,069.16	Total Officers	Options sold: 434,313	$2,091,965.25
	Shares sold: 889,115	$5,779,245.33		Shares sold: 0	$0
	Total	$6,265,314.49		Total	$2,091,965.25

Additional information about VTBC's business and its directors and executive officers is set forth in VTBC's Annual Report on Form 10-K/A for the fiscal year ended June 30, 2004, its Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005, and its current reports on Form 8-K. See discussion below under caption "Where Shareholders Can Find More Information."

Contributing Shareholders

Certain current shareholders of VTBC have executed the Contribution Agreement, attached to this proxy statement as Appendix E. Under the terms of the Contribution Agreement, prior to the effective date of the merger, each Contributing Shareholder will deliver VTBC shares to the Buyer in exchange for shares of Buyer's capital stock. The Contribution Agreement terminates in the event the Merger Agreement is terminated for any reason. The ownership of the Contributing Shareholders of Buyer after the merger is set forth below:

Name of VTBC Shareholder	VTBC Common Stock to be Contributed to the Buyer	Value of VTBC Common Stock to be Contributed to the Buyer ($6.50 per share)	Cash Contribution (Spread value of options)	Percentage ownership of Buyer after giving effect to the Merger (1)
Elisabeth B. Robert	----- 356,560	$2,317,640.00	$1,200,000	-----12.5%
Joan Martin	309,691	$2,012,991.50	$0	-----8.1%
Individual limited partners of FreshTracks	256,713	$1,668,634.50	$0	-----6.7%
TOTAL	922,960	$5,999,266	$1,200,000	27.3%

(1) Each share of VTBC common stock contributed to Buyer will be converted into one share of common stock of Buyer. Percentage ownerships will change because there will be fewer shares outstanding at Buyer. Shares outstanding do not include shares issuable upon exercise of options and warrants.

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Ms. Martin also holds the 90 shares of issued and outstanding VTBC's Series A preferred stock. Under the Contribution Agreement, Ms. Martin will contribute these Series A shares to Buyer in exchange for an equal number of shares of Buyer's Series A preferred stock. The Buyer's Series A preferred stock has rights and preferences substantially similar to those of VTBC's Series A preferred stock except that the dividend rate is increased from 8% to 10% and that redemption will be required on the occurrence of certain events or the passage of certain dates.

Ms. Martin expressed to VTBC her desire to remain as an investor in VTBC. Ms. Robert contacted Ms. Martin to alert her that Mustang was requesting that she sign the Contribution Agreement in connection with contribution of all or a portion of her shares. Mustang subsequently approached Ms. Martin directly with this request, and Ms. Robert participated in some of those discussions.

Stockholders Agreement

Buyer and certain of Buyer's shareholders, including the Contributing Shareholders, will enter into a stockholders agreement. The stockholders agreement will, among other things, restrict the ability of the Contributing Shareholders to freely transfer certain of their securities in Buyer and will grant some of the Contributing Shareholders the right to sell certain of their securities to third parties after giving VTBC the right of first offer. If any shareholder is a director, officer or employee of VTBC or Buyer (including Ms. Robert) and ceases to be employed by VTBC, Buyer will be entitled to purchase certain of his or her securities at specified prices.

Additionally, pursuant to the stockholders agreement, the Contributing Shareholders will have tag-along rights to participate if certain shareholders sell their shares to a third party, which means that the Contributing Shareholders will be allowed to include a portion of their shares in the sale to the third party. Also, the Contributing Shareholders will be included in drag-along rights, meaning that, if shareholders holding a majority of Buyer's equity securities desire to sell their securities to a third party, the other stockholders also will be required to sell their shares to the third party. The Contributing Shareholders that own at least 1% of Buyer will have pre-emption rights to purchase Buyer's securities in certain circumstances. The shareholders agreement also will provide the Contributing Shareholders with piggyback registration rights in some circumstances.

Existing Employment Arrangements

Under the employment agreements for Ms. Elisabeth B. Robert, President/CEO of VTBC, and Ms. Irene Steiner, Vice President of Marketing of VTBC, executed March 10, 2005 and June

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27, 2002, respectively, in the event that either of their employment is terminated due to a "Change of Control" then, in lieu of the salary and benefits which she would otherwise be entitled to under her respective employment agreement, each is entitled to severance payments. However, under each of the employment agreements, a "Change of Control" does not occur if Ms. Robert remains as President/CEO of VTBC immediately following the consummation of the transaction. Thus, it is not anticipated that the merger would trigger any severance payments or otherwise effect the employment agreements of either Ms. Robert or Ms. Steiner.

Ms. Robert's employment agreement with VTBC, the surviving corporation, continues until October 2007. Pursuant to the Merger Agreement, Buyer will extend the term of her employment agreement to October 2010, with the parties reserving the right to renegotiate her compensation as of October 2007. In the meantime, all other terms and conditions of her current employment agreement will remain in effect.

After the merger, Buyer will establish an option plan pursuant to which VTBC's executive officers will be eligible to receive options to purchase Buyer's capital stock, and 12% of Buyer's common stock will be allocated for this purpose. It is expected that of the 12% of Buyer's common stock to be set aside for the option plan, 5% will be granted to Elisabeth Robert.

Equity Based Awards

Upon completion of the Merger, each option to purchase shares of VTBC's common stock that is outstanding prior to the effective time of the merger will either continue as an option to purchase shares in the surviving corporation or, at the election of the holder of vested options, will be cancelled in exchange for a cash payment equal to the number of shares of VTBC's common stock underlying the option multiplied by the lesser of $6.50 or the amount by which $6.50 exceeds the exercise price of the option, less any income tax or employment tax withholding required under the Internal Revenue Code. The number of shares issuable in accordance with any options that continue as options to purchase shares in the surviving corporation, and the corresponding exercise price, will be equitably adjusted after the merger to maintain the pre-merger embedded value of such options. VTBC's executive officers currently hold options and thus may receive consideration pursuant to this provision of the Merger Agreement. See discussion below under caption "Security Ownership of Certain Beneficial Owners and Management."

Indemnification of Directors and Officers

Pursuant to the Merger Agreement, all rights to indemnification existing in favor of the present or former directors, officers and employees of VTBC as provided in VTBC's articles of incorporation or bylaws as of May 16, 2005 will survive the merger and will continue in full force and effect without modification for a period of not less than six years following the effective time of the merger, and the surviving corporation will comply fully with its obligations under the Merger Agreement. Further, during such period, the articles of incorporation and bylaws of the surviving corporation will not be amended, repealed or otherwise modified in any manner that would affect the rights of those entitled to indemnification under the articles of incorporation and bylaws of VTBC.

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The Merger Agreement provides that the surviving corporation will maintain in effect for six years from the effective time of the merger directors' and officers' liability insurance and fiduciary insurance with respect to acts or omissions occurring prior to the effective time of the merger covering each of the indemnified parties described above, on terms with respect to coverage and amounts no less favorable than the directors' and officers' insurance maintained by VTBC as of May 16, 2005. However, in no event will the surviving corporation be required to expend an amount per year greater than the annual premium in effect for VTBC for such policies as of May 16, 2005. If the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds such maximum amount, the surviving corporation will maintain or procure, for such six year period, directors' and officers' insurance providing the greatest coverage then available for an annual premium equal to that maximum amount.

In addition, VTBC will to the fullest extent permitted by applicable law and regardless of whether the merger becomes effective indemnify and hold harmless, and after the effective time of the Merger, the surviving corporation will to the fullest extent permitted by applicable law, indemnify and hold harmless the indemnified parties identified in the first paragraph of this section against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in respect of any claim or proceeding arising out of the Merger Agreement or the transactions contemplated thereby to the extent that it is based on the fact that such person is or was a director or officer of VTBC, or arising out of acts or omissions occurring on or prior to the effective time of the merger.

Costs of the Merger

Accounting Treatment

The merger will be accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States, whereby the value of the consideration paid in the merger will be allocated based upon the estimated fair values of the assets acquired and liabilities assumed at the effective date of the Merger.

Estimated Fees and Expenses of the Merger

Whether or not the merger is completed, in general, all out-of-pocket expenses incurred by the parties to the Merger Agreement will be borne solely by the party which has incurred the same. If the Merger Agreement is terminated, VTBC and Buyer will, respectively, in certain circumstances, be responsible for certain fees and expenses by the other party. See discussion above under the caption "The Merger Agreement - Termination and Amendment." Fees and expenses incurred or to be incurred by VTBC in connection with the merger are estimated at this time to be as follows:

DESCRIPTION ESTIMATE

Legal and accounting fees and expenses $450,000

Financial advisory fee and expenses 600,600

Printing, proxy solicitation and mailing costs 82,000

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Special Committee Compensation 45,000

Miscellaneous 30,000

Total $1,207,600

In addition, not included in these expenses are the costs of defending any shareholder litigation not covered by VTBC's directors' and officers' insurance policy, which includes a self-insured retention amount of $125,000.

These expenses will not reduce the merger consideration to be received by VTBC shareholders.

Source of Funds for the Merger

The obligations of the parties to the Merger Agreement to consummate the merger are not subject to a financing contingency. It is expected that Buyer will fund the merger through a combination of equity contributions, senior credit facilities and subordinated debt which, together with cash to be provided by VTBC, is expected to be sufficient to provide all funds necessary in order to consummate the transactions contemplated by the Merger Agreement. Buyer has provided us with copies of executed written commitment letters from TD Banknorth, N.A. ("Banknorth") to provide the senior credit facilities, from Baupost Capital, L.L.C. ("Baupost"), a Boston based investment firm, to provide the equity financing, and from Hartford Investment Management Company ("HIM") to provide subordinated debt financing, in each case as further described below. Buyer also provided us with copies of an executed written commitment letter from Baupost to provide a convertible bridge loan as an alternative to the financing to be provided by HIM.

The financing commitments represent binding commitments by Banknorth, Baupost and HIM to provide the equity and debt funding described above, subject to customary conditions to closing.

Financing of the Transaction

VTBC currently expects the proposed financing for the merger to come from the sources described below, but the specific types or sources of financing may change based on market conditions.

VTBC estimates that the total amount of funds necessary for VTBC, Buyer and Merger Sub to consummate the merger and pay related fees and expenses is approximately $38,700,000, of which approximately $35,600,000 is expected to be used to pay the merger consideration and cash out vested in-the-money options, and approximately $1,300,000 is expected to be used to pay transaction fees and expenses, including legal, banking and accounting fees, and approximately $1,800,000 is expected to be used to refinance certain existing indebtedness of VTBC.

VTBC expects the funds required to pay the merger consideration, cash out vested in-the-money options, to pay transaction fees and expenses and to provide ongoing working capital for VTBC to come from the following:

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* a term loan from Banknorth in the amount of $9,900,000 (the "Term Loan");

* a subordinated loan from HIM in the amount of $6,500,000 (the "Sub Debt");

* equity financing in an amount of $19,200,000 to be provided by Baupost, FreshTracks, Mustang, HIM and Elisabeth Robert (the "Equity Financing"); and

* available cash balance of VTBC estimated as of June 30, 2005 of at least $3,100,000.

In addition, Banknorth will provide VTBC with a revolving credit facility in the amount of $6,500,000 for working capital and general corporate purposes following the merger. Each of these financing arrangements is described below.

Term Loan; Revolving Credit Facility

The Term Loan and the Revolving Credit Facility will be provided by Banknorth to VTBC or its affiliates and will consist of (i) a $9,900,000 six-year senior secured term loan facility and (ii) a $6,500,000 four-year revolving credit facility. The Term Loan and the Revolving Credit Facility are to bear interest at fluctuating rates based on, at VTBC's option, Banknorth's base rate or LIBOR plus an additional margin. The total aggregate amount outstanding under the Revolving Credit Facility may not exceed either $6,500,000 or a borrowing formula based on VTBC's accounts receivable and inventory, whichever is less.

Following the consummation of the Merger, the Term Loan and the Revolving Credit Facility will be guaranteed by Buyer and secured by first priority pledges of security interests in all assets of VTBC, subject to certain exceptions.

The Term Loan and the Revolving Credit Facility will contain representations and warranties, events of default, indemnification and covenants (including financial covenants) typical for such types of financings, including restrictions on indebtedness, liens, purchase of equipment and fixed assets, mergers and acquisitions and affiliate transactions (subject to customary materiality limitations and grace periods, as applicable). The Term Loan will require quarterly payments of principal plus accrued interest, with all unpaid principal plus all accrued and unpaid interest and fees due at maturity. There will be a prepayment fee if the principal of the Term Loan is prepaid in year one or year two or if the Revolving Credit Facility is paid in full in year one or year two and Banknorth has no further obligations to provide advances.

No plans or arrangements have been made to finance or repay the Term Loan or the Revolving Credit Facility.

Subordinated Debt

HIM

The Sub Debt will be provided by HIM to Buyer and VTBC and will consist of a

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$6,500,000 mezzanine Sub Debt. The Sub Debt will bear interest at the rate of 15% per annum, consisting of (a) cash interest of 10% per annum payable quarterly in arrears and (b) payment in kind interest of 5% per annum, which is added to the aggregate principal amount of the Sub Debt and payable at maturity. The Sub Debt will mature on the seventh anniversary of the Merger. The Sub Debt may be prepaid at any time, and a varying prepayment premium applies to prepayments made in the first three years.

The Sub Debt will be unsecured. In connection with the funding of the Sub Debt, Buyer will issue to HIM warrants to purchase common stock of VTBC equal to 1.04% of VTBC's common stock on a fully diluted basis. Such warrants will be exercisable at any time before September 30, 2013, at an exercise price of $0.01 per share. The Warrant holder will be entitled to receive dividends paid on the common stock of VTBC prior to exercise of the Warrants on an "as-if-exercised" basis. The Warrants shall have typical anti-dilution protections and registration rights.

The Sub Debt will contain representations and warranties, events of default and covenants (including financial covenants) typical for such types of financings, including restrictions on indebtedness, liens, mergers and acquisitions and affiliate transactions (subject to customary materiality limitations and grace periods, as applicable). No portion of the Sub Debt that is prepaid may be reborrowed.

In further consideration of the Sub Debt, HIM will have a right of first offer on future mezzanine financings with Buyer, VTBC and any of their subsidiaries.

Baupost

In the alternative, in the event Sub Debt financing by HIM is not completed, alternative subordinated debt (the "Bridge Loan") will be provided by Baupost to Buyer or its affiliates and will consist of a $6,500,000 convertible bridge loan. In that case, the Bridge Loan will bear interest at the rate of 15% per annum and will mature on the first anniversary of the Merger. If the Bridge Loan is not paid in full on or prior to the first anniversary, subject to a three month extension if Buyer and a potential financing source are in good faith negotiations with respect to the refinancing of the Bridge Loan, then the principal amount of the Bridge Loan then outstanding, together with all accrued and unpaid interest thereon, will automatically be converted into shares of the Buyer's Series B preferred stock at an imputed purchase price of $6.50 per share.

No plans or arrangements have been made to finance or repay the Sub Debt (or, if necessary, the Bridge Loan).

Equity Financing

The equity financing will consist of the purchase of shares of Buyer's Series B preferred stock for a total consideration of $17,500,000 and the purchase of shares of Buyer's common stock for a total consideration of $1,700,000. Buyer has received a commitment letter from Baupost to purchase the full amount of the Series B preferred stock, of which $1,000,000 already has been contributed to Buyer to satisfy the payment and performance of Buyer's and Merger Sub's obligations under the Merger Agreement, in the event of a breach by Buyer or Merger Sub.

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Baupost reserves the right to assign a portion of such commitments to other parties and it is anticipated that of the remaining $16,500,000, $1,200,000 will be provided by FreshTracks and its affiliated entity and $1,000,000 will be provided the HIM. Mustang will provide $500,000 and Elisabeth Robert will provide the remaining $1,200,000 of the $1,700,000 necessary to purchase the common stock.

Financing Conditions

The debt and equity financing for the merger is subject to various conditions which are customary for transactions of this type. The following conditions apply to the various elements of the debt and equity financing:

Senior Credit Facility Conditions

The commitments relating to the Senior Credit Facility are subject to various conditions, including:

* the execution of documentation satisfactory to Banknorth with respect to the Senior Credit Facility;

* the consummation of the merger in accordance with the terms and conditions in the Merger Agreement;

* all of the representations and warranties made by VTBC in its existing loan agreement and all of the representations and warranties made by VTBC, Buyer and Merger Sub, respectively, in the Merger Agreement must be true and correct as of the closing date of the merger (except to the extent any representation or warranty relates to a specific earlier date, in which case such representation or warranty must be true and correct on and as of such date) other than failures to be true and correct that do not result in a material adverse change;

* the closing conditions set out in the documentation with respect to the Senior Credit Facility must have been satisfied;

* the Sub Debt provider must have provided the Sub Debt on terms consistent, in all material respects, with the commitment letter regarding the Sub Debt; and

* the absence of any material adverse effect with respect to VTBC.

The terms (including price and structure) of the financings pursuant to the Senior Credit Facility are subject to change in certain events.

Sub Debt Conditions

The commitments to the Sub Debt are subject to various conditions, including:

* satisfactory completion of legal due diligence, reference checks and background checks;

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* no change in the business of VTBC or the markets which would have a material adverse impact on VTBC's business, condition (financial or otherwise), value, prospects or assets since June 30, 2004;

* Buyer and Merger Sub must have received at least $9,700,000 under the Term Loan;

* Buyer and Merger Sub must have received at least $25,000,000 in equity;

Equity Financing Conditions

The commitments relating to the Equity Financing are subject to various conditions, including:

* the provisions of Merger Agreement must not have been amended, modified or waived;

* the conditions to the obligations of Buyer and Merger Sub set forth in the Merger Agreement must have been satisfied;

* the merger must have been consummated with VTBC as the surviving corporation;

* Buyer and Merger Sub must have received at least $9,700,000 under the Term Loan and must have a revolving credit facility of at least $6,500,000 under the Revolving Credit Facility;

* Buyer and Merger Sub must have received at least $24,000,000 in equity, of which at least $6,700,000 will consist of shares of VTBC common stock contributed to Buyer by the Contributing Shareholders, valued at $6.50 per share;

* all capital stock issued by Buyer and Merger Sub in exchange for any equity contribution must have had a purchase price of at least $6.50 per share;

* management and existing shareholders of VTBC must own shares of common stock representing at least 27% of Buyer's common stock;

* Buyer must own all of the outstanding shares of capital stock and other equity securities of VTBC (other than stock options issued by VTBC prior to May 16, 2005 and outstanding after the consummation of the merger).

Also, the equity financing is subject to the following conditions:

* Buyer and Merger Sub must have received at least $6,500,000 under the Sub Debt; and

* Baupost and other shareholders of Buyer must have entered into a shareholders agreement.

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If the conditions related to the debt and equity financings described herein are satisfied, it is expected that the proceeds of the debt and equity financings described herein will be sufficient to consummate and fund the merger, pay all fees and expenses related to the Merger and provide working capital for the surviving corporation.

THE SPECIAL MEETING

General

The enclosed proxy is solicited on behalf of our Board of Directors for use at a special meeting of our shareholders to be held on __________________, 2005, at 10:00 a.m. local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at VTBC's retail/manufacturing facility, 6655 Shelburne Road, Route 7, Shelburne, Vermont. VTBC will solicit proxies by mail and intends to distribute this proxy statement and the accompanying proxy card on or about ______________, 2005 to all shareholders entitled to vote at the special meeting.

At the special meeting, our shareholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement.

Record Date and Voting Information

Approval and adoption of the Merger Agreement requires the affirmative vote by the holders two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting.

Only holders of VTBC's common stock, Series C preferred stock and Series D preferred stock outstanding on the record date are entitled to notice of and to vote at the special meeting. At the close of business on May 31, 2005, there were 5,081,499 shares of VTBC's common stock outstanding, plus 796,855 shares into which VTBC's Series C and Series D preferred shares are eligible to convert. A list of our shareholders will be available for review at VTBC's executive offices during regular business hours for a period of ten days before the special meeting, beginning on _____________, 2005, and at the special meeting.

Each holder of record of VTBC's common stock will have one vote for each share owned at the close of business on the record date. Holders of VTBC's Series C preferred stock and Series D preferred stock will vote on an as converted basis, with one vote for each share of common stock into which the corresponding preferred shares are eligible for conversion. The 9.3 shares of Series C preferred stock that are issued and outstanding are entitled to vote 88,640 common shares on an as converted basis, and the 250 shares of Series D preferred stock that are issued and outstanding are entitled to vote 708,215 common shares on an as converted basis, for a total of 796,855 common shares into which the outstanding shares of preferred stock are eligible to convert.

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The presence, in person or by proxy, of the holders of a majority of the outstanding shares of VTBC stock entitled to vote at the special meeting, including the common stock the Series C preferred stock and Series D preferred stock voting on an as converted basis, is necessary to constitute a quorum for the transaction of business at the special meeting.

After carefully reading and considering the information contained in this proxy statement, each holder of VTBC stock should complete, date and sign its proxy card and mail the proxy card in the enclosed return envelope as soon as possible so that those shares of VTBC stock can be voted at the special meeting, even if holders plan to attend the special meeting in person.

Properly executed and dated proxies received by VTBC prior to the special meeting and not revoked or superseded will be voted in accordance with the instructions thereon. If a proxy is received with no instructions given with respect to the matters to be acted upon, the shares represented by the proxy will be voted in favor of the Merger Agreement and in the discretion of the persons named in the proxy with respect to any other business that may properly come before the meeting or any adjournment of the meeting. You may also vote in person by ballot at the special meeting. If you abstain from voting, whether by marking "abstain" on your proxy card or by coming to the special meeting and abstaining from voting, your abstention will be treated as a vote against the Merger Agreement.

Please do not send in stock certificates at this time. If the Merger is completed, you will be sent instructions regarding the procedures for exchanging existing VTBC stock certificates for the appropriate per share cash payment.

Proxies; Revocation

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. It may be revoked and changed by filing a written notice of revocation with the Secretary of VTBC at our executive offices at 6655 Shelburne Road, Route 7, Shelburne, Vermont, by submitting in writing a subsequently dated proxy or by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. If you have instructed a broker to vote your shares, you may revoke and change your proxy by following the directions received from your broker.

Expenses of Proxy Solicitation

VTBC will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders.

Copies of solicitation materials also will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of VTBC's common stock beneficially owned by others to forward to these beneficial owners. VTBC may reimburse persons representing beneficial owners of VTBC's common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of VTBC. No additional compensation will be paid to directors, officers or other regular employees for their solicitation services.

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Adjournments

VTBC's restated bylaws provide that if an annual or special meeting of shareholders is adjourned, notice need not be given of the adjourned meeting if the time, date and place are announced at the meeting at which the adjournment occurs, so long as the adjourned meeting is within 30 days after the initial meeting date and no new record date is fixed for the adjourned meeting.

VTBC does not expect that the special meeting will be adjourned. If a motion to adjourn is properly presented at the special meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on motions to adjourn in accordance with their judgment. A majority of shareholders present at the special meeting may vote to adjourn the meeting, regardless of whether they constitute a quorum.

Other Matters

VTBC's Board of Directors is not aware of any business to be brought before the special meeting other than that described in this proxy statement.

REGULATORY MATTERS

VTBC and Buyer do not believe that any governmental approvals or filings are required with respect to the merger other than the filing of the articles of merger with the Secretary of State of the State of New York and the Secretary of State of the State of Delaware.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of the merger to holders of common stock of VTBC. This discussion is based upon the Internal Revenue Code, the Treasury Regulations promulgated under the Internal Revenue Code, and judicial and administrative rulings and decisions currently in effect. These authorities may change at any time, possibly retroactively, and any such change could affect the continuing validity of this discussion. No ruling from the Internal Revenue Service (the "IRS") has been requested with respect to the U.S. federal income tax consequences described herein, and accordingly, there can be no assurance that the IRS will agree with the discussion herein. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction, and accordingly, is not a comprehensive description of all of the tax consequences that may be relevant to a particular holder of VTBC's common stock.

This discussion assumes that holders hold their shares of VTBC's common stock as capital assets and does not address the tax consequences that may be relevant to a particular shareholder subject to special treatment under U.S. federal income tax law, including but not limited to:

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* foreign persons;

* financial institutions;

* tax-exempt organizations;

* insurance companies;

* traders in securities that elect mark-to-market;

* dealers in securities or foreign currencies;

* persons who received their stock of VTBC through the exercise of employee stock options or otherwise as compensation;

* persons who hold shares of stock of VTBC as part of a hedge, straddle or conversion transaction; and

* persons who exercise their appraisal rights under New York law.

Our Shareholders

The disposition of VTBC's common stock by the VTBC shareholders pursuant to the Merger, or pursuant to the exercise of dissenters' rights, will be a taxable transaction. Cash received by a shareholder of VTBC pursuant to the merger or pursuant to the exercise of dissenters' rights will be treated in part as a distribution in redemption of the shareholder's VTBC shares, subject to the provisions and limitations of Section 302 of the Internal Revenue Code, and in part as a taxable sale of such shares.

In the case of a VTBC shareholder who receives only cash in exchange for all of his or her common shares of VTBC and who after the merger does not own any new share of VTBC (directly or indirectly through the constructive ownership or attribution rules of Section 318 of the Internal Revenue Code under which shareholders are treated as holding not only his or her own shares but also shares held by certain related persons and entities), the shareholder generally will recognize capital gain or capital loss in an amount equal to the difference between the amount of cash received and the aggregate tax basis of the shares surrendered. The gain or loss will be long-term gain or loss if the shareholder has held, or is deemed to have held, his or her common shares for more than one year as of the effective time of the Merger.

In the case of a VTBC shareholder who receives only cash in the merger or pursuant to the exercise of dissenters' rights but continues to own an indirect interest in VTBC because of the application of the constructive ownership rules of Section 318 of the Internal Revenue Code, unless certain requirements of Section 302 of the Internal Revenue Code are met, as discussed in the following paragraph, the shareholder will have dividend income with respect to the portion of such shareholder's shares treated as redeemed by VTBC, currently estimated to be approximately 46% of each such shareholders' shares, to the extent of the earnings and profits of VTBC (without regard to any actual gain or loss). Any amount received with respect to such shares in excess of the earnings and profits of VTBC would be treated as a nontaxable return of capital to the shareholder, reducing the shareholder's basis in the shares deemed redeemed, but not below zero. Any excess would be capital gain. In addition, such shareholder will have taxable capital gain or loss equal to the excess of (i) the amount received for those shares not treated as being redeemed, currently estimated to be approximately 54% of such shareholder's shares, over (ii) such shareholder's tax basis in such

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shares. Such capital gain or loss will be long-term if such shares were held for more than one year as of the effective time of the Merger and otherwise will be short-term gain or loss.

A redemption will generally meet the requirements of Section 302 of the Internal Revenue Code, and not be treated as a dividend as described in the preceding paragraph, if it is "not essentially equivalent to a dividend." Whether the redemption is "not essentially equivalent to a dividend" depends on the individual facts and circumstances of each shareholder but in any event must result in a meaningful reduction of a shareholder's proportionate share interest in VTBC.

Generally, in the case of a VTBC shareholder whose share interest in VTBC (relative to the total number of VTBC shares outstanding) is minimal, and who exercises no control or management power over the affairs of VTBC, any actual reduction in proportionate interest will be treated as "meaningful." For purposes of determining whether there has been a meaningful reduction in interest, a VTBC shareholder will be treated as owning shares owned by certain related persons or entities pursuant to Section 318 of the Internal Revenue Code. Because of the complexity of the requirements of Section 302 of the Internal Revenue Code, shareholders are urged to consult their own tax advisors regarding the proper treatment of the gain recognized by such shareholder in the Merger.

Where an amount received in redemption of shares is treated as a distribution of a dividend, proper adjustment of the basis of the remaining stock must be made with respect to the shares redeemed.

The Contributing Shareholders and Affiliated Members of Our Management Team

VTBC's Contributing Shareholders, including members of our management team, who will exchange their VTBC shares for shares of Buyer's common stock and thus remain as shareholders of Buyer after the merger, will not recognize gain or loss for U.S. federal income tax purposes as a result of the merger with respect to their VTBC shares exchanged for Buyer shares. As such, the exchange of VTBC stock for Buyer stock is not a taxable transaction for federal income tax purposes, although it may be a taxable transaction under state, local or foreign tax laws. Any Contributing Shareholder who receives cash for a portion of his shares will be taxable in the manner described in the immediately preceding discussion under the caption "VTBC Shareholders".

Our Option Holders

A holder of VTBC options who receives cash in cancellation of such options will recognize, as ordinary income for United States federal income tax purposes, the cash payment received. Ms. Robert, who holds fully vested options to purchase 355,000 shares of VTBC's common stock, will experience the same tax consequences of the merger as the other option holders, to the extent she receives cash in cancellation of a portion of her options. If the option holder is an employee, or received the options as an employee, including a director who is a current employee of VTBC, the cash payments received by him or her will constitute wage income and will be subject to income and employment taxes. If the option holder is a non-employee director, the cash payment will be self-employment income.

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The extension of the termination date for nonqualified stock options, if it is authorized by VTBC's Board of Directors, will result in a material modification to those options, which will be treated as if VTBC has made a new grant of nonqualified options to the holders of these options. If the stock options are vested, and if the $6.50 merger consideration for each share underlying the options exceeds the exercise price of the options, then the extension will cause the difference between the exercise price and $6.50 per share to be taxable to the option holder, even if the holder does not cash out the option.

Tax Consequences to VTBC

VTBC is currently evaluating the federal tax consequence to VTBC of the going private transaction. In general, all fees, expenses and costs incurred in connection with the transaction, including costs incurred to comply with regulation or for purposes of obtaining shareholder approval, and costs that are considered inherently facilitative of the transaction must be capitalized for federal income tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

Certain noncorporate holders of VTBC stock may be subject to information reporting and backup withholding, at applicable rates (currently 28%), on cash payments received pursuant to the merger. Backup withholding will not apply, however, to a holder who furnishes a correct taxpayer identification number and certifies that the holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form or is otherwise exempt from backup withholding. If a holder does not provide its correct taxpayer identification number or fails to provide the certification described above, the IRS may impose a penalty on the holder, and amounts received by the holder pursuant to the merger may be subject to backup withholding. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the holder's U.S. federal income tax liability, provided that the holder furnishes the required information to the IRS.

ALTHOUGH THE FOREGOING ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES GENERALLY APPLICABLE TO THE MERGER, THE DISCUSSION DOES NOT ADDRESS EVERY U.S. FEDERAL INCOME TAX ISSUE WHICH MAY BE APPLICABLE TO A PARTICULAR SHAREHOLDER. EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH SHAREHOLDER, IN LIGHT OF HIS OR HER INDIVIDUAL CIRCUMSTANCES.

VOTE OF SHAREHOLDERS REQUIRED

For VTBC to adopt the Merger Agreement, the Merger Agreement must be approved by the vote of at least two-thirds of the shares of VTBC's capital stock entitled to vote at the special meeting. The merger is not subject to a separate vote of the unaffiliated shareholders.

There are [______________] outstanding shares of VTBC common stock, plus shares of Series C preferred stock and Series D preferred stock that are entitled to vote as

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[_________] shares of common stock on an as converted basis, for a total of [______________] shares eligible to vote at the special meeting. The two-thirds vote required to approve the merger requires a vote of at least [_______________] shares. Shareholders holding a total of 3,395,484 shares of VTBC's common stock, (including shares of Series C and Series D preferred stock voting on as converted basis), or 57% of VTBC's total voting stock, have signed the Voting Agreement agreeing to vote these shares in favor of the Merger Agreement, including all of VTBC's officers and directors who are shareholders. At least [______________] additional shares must be voted in favor of the Merger Agreement to achieve the two-thirds majority required to approve the Merger Agreement.

Certain of the shareholders who signed the voting agreement are considered to be unaffiliated shareholders, because they are not Contributing Shareholders and they will receive the merger consideration for all of their shares; as such, their interests do not differ in any significant manner from the interests of the other unaffiliated shareholders. These unaffiliated shareholders have agreed to vote [____________] shares in favor of the Merger Agreement. These shares are included in the 3,395,474 shares subject to the Voting Agreement.

The 57% of VTBC's total voting shares that are subject to the Voting Agreement includes shares held by the Contributing Shareholders, who hold an aggregate of [____] shares or 33% of VTBC's voting shares, and shares held by non-Contributing Shareholders, who hold an aggregate of [____] shares or 24% of VTBC's voting shares.

THE MERGER AGREEMENT

This section of the proxy statement summarizes the material provisions of the Merger Agreement. The following summary is qualified entirely by reference to the complete text of the Merger Agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety.

The Merger

The Merger Agreement is dated as of May 16, 2005, and is by and among Buyer, Merger Sub and VTBC. The acquisition of VTBC will be effected through a merger of the Merger Sub into VTBC in accordance with the terms of the Merger Agreement and the New York Business Corporation Law and the General Corporation Law of the State of Delaware as a result of which VTBC will become a wholly owned subsidiary of Buyer. The outstanding securities of VTBC will be treated as set forth below under the caption "Conversion of Securities".

The Closing

The closing of the merger will take place at 10:00 a.m., Eastern Time, on a date to be determined by Buyer and VTBC. The parties expect the closing will take place no later than the second business day after the merger is approved by VTBC's shareholders.

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When the merger takes effect, referred to as the "effective time," the separate existence of Merger Sub will cease and Merger Sub will be merged with and into VTBC, which will be the surviving corporation. The directors and officers set forth on Exhibit B to the Merger Agreement will become the directors and officers, respectively, of the surviving corporation.

Conversion of Securities

In the Merger, the capital stock of VTBC will be treated as follows:

Treasury Shares

All shares of common stock, Series A preferred stock, Series B convertible preferred stock, Series C convertible redeemable preferred stock, and Series D convertible redeemable preferred stock, that are owned by VTBC as treasury shares will be cancelled and will cease to exist and no merger consideration will be paid for those shares.

Merger Consideration

Shares of the VTBC capital stock issued and outstanding immediately prior to the merger, except for "Rollover Shares" and "Dissenting Shares" (each as discussed below), will be automatically converted into the right to receive payments as follows:

* Each share of VTBC common stock will be automatically converted into the right to receive $6.50 in cash, payable to the holder thereof, without any interest thereon, less any applicable withholding taxes.

* Each share of VTBC Series C preferred stock and each share of VTBC Series D preferred stock will be automatically converted into the right to receive (A) the merger consideration for each share of VTBC common stock into which such share of VTBC Series C preferred stock or VTBC Series D preferred stock is eligible to be converted according to its terms, plus (B) the amount, if any, of accrued but unpaid dividends in cash, payable to the holder thereof, without any interest thereon, less any applicable withholding taxes. The amount of accrued dividends payable to holders of Series C preferred stock and Series D preferred stock upon the completion of the merger will depend on the date the closing occurs. As an example, the following table illustrates the amount of unpaid dividends that will have accrued by certain representative dates, which will be payable to the holders of Series C preferred stock and Series D preferred stock if the closing occurs on or about these dates:

	Accrued Unpaid Dividends as of August 31, 2005	Accrued Unpaid Dividends as of September 30, 2005
Series C Preferred Stock	$0	$0
Series D Preferred Stock	$31,507	$10,274

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When the merger takes effect, all such shares of VTBC common stock, Series C preferred stock and Series D preferred stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the merger consideration.

Rollover Shares

Pursuant to a contribution agreement with the Buyer, the holder of all shares of VTBC Series A preferred stock and certain holders of shares of VTBC common stock will contribute their VTBC common shares to the Buyer in exchange for capital stock of Buyer, immediately prior to the merger. See the Contribution Agreement, attached to this proxy statement as Appendix E.

Stock held by Buyer

All shares of VTBC capital stock owned by the Buyer when the merger takes effect, including the Rollover Shares, will remain outstanding.

Capital Stock of Merger Subsidiary

When the merger takes effect, each share of common stock of Merger Sub issued and outstanding immediately prior to the merger will be exchanged and converted into one share of VTBC Series B preferred stock, which will remain outstanding.

Options, Stock Plans and Warrants

Conversion

Except as provided below, each stock option (including options issued under VTBC's 1993 Incentive Stock Option Plan and VTBC's 1996 Non-Employee Directors' Stock Option Plan) outstanding when the merger takes effect will continue in full force and effect, and will continue to have the same terms and conditions (including vesting terms) set forth in the stock plans and the related option agreements, as in effect immediately prior to the merger, except that the termination date for all options granted under VTBC's Incentive Stock Option Plan outstanding as of the effective time of the merger that are non-qualified stock options will be extended to November 1, 2012. The number of shares of common stock of the surviving corporation issuable upon the exercise, and the exercise price of each surviving option, will be equitably adjusted based upon the capitalization of the surviving corporation so that the "embedded value" (determined by calculating the difference between the exercise price of surviving options and the value of the common stock covered by the options) of surviving options immediately after the merger equals the product (referred to as the "spread value") of (A)

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the total number of common shares otherwise issuable upon exercise of the corresponding option prior to the merger and (B) the excess, if any, of the merger consideration per share of common stock less the applicable exercise price per share otherwise issuable upon exercise of such option prior to the merger.

Cash-Out of Options

Prior to the merger, Buyer or Merger Sub will offer agreements to individual holders of options pursuant to which immediately upon or promptly after the merger Buyer or the surviving corporation will pay to such employees the spread value of all of their vested options.

Warrants

There are currently outstanding warrants to purchase 193,111 share of VTBC's common stock. The holder of these warrants, URSA (VT) QRS-30, Inc., a Vermont corporation, is the lessor in the sale-leaseback of VTBC's headquarters and retail/manufacturing facility in Shelburne, Vermont. Buyer and the holder of the warrants have agreed that, as a result of the merger, the warrant holder will receive, with respect to one-third of the shares of VTBC capital stock covered by the warrants, merger consideration less the exercise price payable to VTBC upon exercise of the warrants, in exchange for cancellation of the warrants with respect to such shares. All of the other warrants held by the warrant holder will remain in effect with the same exercise price and with substantially all other terms remaining unchanged, except for any amendments to such warrants, if any, as may be required to keep the rights thereunder in existence following the merger consistent with the post-merger equity structure.

Exchange Procedures

When the merger takes effect, Buyer will deposit with an exchange agent cash in an amount sufficient to make payments (i) of the merger consideration for all shares of VTBC capital stock for which merger consideration is to be paid, and (ii) of the spread value for all stock options and warrants for which spread value is to be paid (the "exchange fund"). As soon as reasonably practicable after the merger, the exchange agent will mail to each holder of record of a certificate or certificates for VTBC shares a letter of transmittal with instructions for surrendering the certificates in exchange for the merger consideration. The holder of each properly surrendered certificate will be entitled to receive the merger consideration for such shares (subject to any taxes required to be withheld) and the certificate so surrendered will immediately be cancelled.

Any portion of the exchange fund, including accrued interest, which remains undistributed to the holders of VTBC capital stock for 180 days after the merger will be delivered to Buyer, and then any holder of VTBC capital stock who has not previously complied with the transmittal instructions may look only to Buyer, as a general unsecured creditor, for payment of its claim for merger consideration.

Buyer and the surviving corporation will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of shares of

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VTBC capital stock such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable provision of law. To the extent that amounts are so withheld by the surviving corporation or Buyer, as the case may be, such amounts will be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of VTBC capital stock.

If any certificate is lost, stolen or destroyed, the person claiming such certificate to be lost, stolen or destroyed must make an affidavit of that fact and, if required by the surviving corporation, must post a bond in such reasonable amount as the surviving corporation may direct as indemnity against any claim that may be made against it with respect to such certificate. The exchange agent will deliver to the holder the merger consideration payable for such shares.

Dissenting Shares

"Dissenting shares" means shares of VTBC capital stock held at the time of the merger by a shareholder of VTBC who has not voted such shares in favor of the Merger Agreement and with respect to which appraisal is duly demanded and perfected in accordance with Section 623 of the New York Business Corporation Law and not effectively withdrawn or forfeited.

If there are any dissenting shares, then VTBC will give Buyer (i) prompt notice of any written demands for appraisal of any VTBC capital stock, withdrawals of such demands, and any other instruments that relate to such demands received by VTBC and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the New York Business Corporation Law.

Representation and Warranties

The Merger Agreement contains representations and warranties made by each of Buyer, Merger Sub and VTBC regarding aspects of each entity's business, financial condition and structure, as well as other facts pertinent to the Merger. These representations and warranties relate to the following subject matter with respect to each party:

* corporate existence, good standing and corporate authority to own, lease or operate its properties and to carry on its business;

* corporate power and authorization to enter into and carry out the obligations of the Merger Agreement and the enforceability of the Merger Agreement and ancillary documents;

* absence of any conflict or violation of organizational documents, third party contracts or laws as a result of entering into and carrying out the obligations of the Merger Agreement;

* governmental and regulatory approvals required to complete the Merger; capitalization; and

* litigation.

In addition, VTBC made certain customary representations and warranties relating to the following subject matters:

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* ownership of subsidiary capital stock;

* filings and reports with the SEC;

* the accuracy of VTBC's financial statements;

* undisclosed liabilities;

* absence of specified changes or events;

* tax matters;

* real estate;

* intellectual property;

* material contracts;

* environmental matters;

* employees and employee benefit plans;

* compliance with laws;

* licenses and permits;

* assets;

* the opinion of VTBC's financial advisor;

* brokers' fees;

* the special committee;

* labor matters;

* insurance; and

* state anti-takeover statutes.

In addition, the Buyer and Merger Sub make representations and warranties about:

* information provided by Buyer for this proxy statement;

* operations of the Merger Sub;

* the delivery of copies of equity and debt financing commitment letters; and

* the ownership of VTBC stock.

Covenants of VTBC

Except as consented to in writing by Buyer, from and after May 16, 2005 until the Merger Agreement is terminated or the merger takes effect, whichever occurs first, VTBC has agreed to act in the ordinary course of business; pay our debts and taxes and perform our other obligations when due (subject to good faith disputes over such debts, taxes or obligations); comply with all applicable laws, rules and regulations and use reasonable efforts, consistent with past practices, to maintain and preserve our and each of our subsidiary's business organization, assets and properties; keep available the services of our present officers and employees; preserve our advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with us to the end that our goodwill and ongoing business will be unimpaired at the time of the merger; and use our commercially reasonable best efforts to fulfill each of the conditions to effect the merger that is to be performed by VTBC pursuant to the Merger Agreement.

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Covenants of the Buyer and the Merger Subsidiary

Except as consented to in writing by VTBC, Buyer and Merger Sub will use their commercially reasonable best efforts to fulfill each of the conditions to effect the merger that is to be performed by Buyer or Merger Sub, as the case may be, pursuant to the Merger Agreement. Additionally, Buyer will use its commercially reasonable best efforts to consummate the financing commitments so as to have the necessary funds available at Closing to consummate the merger.

Additional Agreements

Except as set forth below, VTBC has agreed that during the term of the Merger Agreement it will not directly or indirectly:

*solicit, initiate, encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal, as defined in the Merger Agreement; or

* enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any acquisition proposal.

Notwithstanding the foregoing, prior to the approval and adoption of the Merger Agreement at the VTBC shareholders' meeting, VTBC may, in response to a bona fide, unsolicited acquisition proposal made or received after the date of the Merger Agreement that the VTBC Board of Directors or Special Committee determines in good faith, after consultation with its outside counsel and its financial advisor, reasonably may be likely to lead to a superior proposal, as defined in the Merger Agreement, and that it is necessary to do so in order to comply with its fiduciary duties to VTBC's shareholders under applicable law (a) furnish information with respect to VTBC to the person making such acquisition proposal and its representatives pursuant to a customary confidentiality agreement and (b) participate in discussions or negotiations (including solicitation of a revised acquisition proposal) with such person regarding an acquisition proposal.

For purposes of the Merger Agreement, "acquisition proposal" is defined as:

* any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving VTBC or any material subsidiary,

* any proposal for the issuance by VTBC or any subsidiary of over 20% of our equity securities or

* any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of VTBC, in each case other than the transactions contemplated by the Merger Agreement.

For purposes of the Merger Agreement, "superior proposal" is defined as any unsolicited,

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bona fide written offer that would become legally binding upon execution and delivery by the parties, made by a third party to acquire substantially all the equity securities or substantially all or a portion of the assets of VTBC, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of our assets, (i) on terms which the VTBC Board of Directors or any special committee thereof determines in its good faith judgment to be more favorable from a financial point of view to the holders of VTBC capital stock than the transactions contemplated by the Merger Agreement (after consultation with its financial advisor), taking into account all the terms and conditions of such proposal and the Merger Agreement (including any proposal by the Buyer to amend the terms of the Merger Agreement) and (ii) that in the good faith judgment of the Board of Directors or any special committee thereof is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

No Change in Recommendation; No Alternative Acquisition Agreement

VTBC has agreed that, neither VTBC's Board of Directors nor any committee of the Board will:

* withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer or Merger Sub, the approval or recommendation by the VTBC Board or any such committee of the Merger Agreement or the merger;

* cause or permit VTBC to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, Merger Agreement or similar agreement constituting or relating to any acquisition proposal (other than a confidentiality agreement entered into in specific circumstances stated in the Merger Agreement); or

* adopt, approve or recommend, or propose to adopt, approve or recommend, any acquisition proposal.

Notwithstanding the foregoing, the VTBC Board of Directors or Special Committee may, to the extent the VTBC Board or Special Committee, respectively, determines in good faith, after consultation with its outside counsel, that its fiduciary obligations require it to do so, (a) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer or Merger Sub, the approval or recommendation by the VTBC Board or any such committee of the Merger Agreement or the merger, and, in response to a superior proposal that did not result from a breach by VTBC of the Merger Agreement, take any of the actions listed in the three bullets set forth above, or (b) terminate the Merger Agreement.

Cessation of Ongoing Discussions

Upon the execution of the Merger Agreement, VTBC agreed to immediately cease all discussions and negotiations regarding any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal, other than the Buyer's proposal.

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Our Shareholders' Meeting

VTBC agreed to take all actions necessary in accordance with applicable law, our Certificate of Incorporation and bylaws and the rules of the NASDAQ Stock Market to promptly give notice of and convene and in any event within 45 days after the mailing of the proxy statement to shareholders, a meeting of our shareholders for the purpose of considering and voting upon the Merger Agreement.

Conditions to Merger

The obligations of each party to the Merger Agreement to effect the merger will be subject to the satisfaction of the following conditions before the Closing:

* Shareholder Approval. The Merger must have received the necessary shareholder approval.

* Governmental Approvals. The Merger must have received all necessary governmental approvals. The parties believe the only government action necessary for the merger is review of required securities filings by the Securities and Exchange Commission.

* No Injunctions. No governmental agency may have obtained an injunction prohibiting the closing of the Merger.

Additional Conditions to Obligations of the Buyer and the Merger Subsidiary

The obligations of Buyer and Merger Sub to effect the merger are subject to the satisfaction of a number of additional conditions, including the following, any of which may be waived, in writing, by Buyer and Merger Sub in their sole discretion:

* Representations and Warranties. The representations and warranties of VTBC set forth in the Merger Agreement and in any certificate or other writing delivered by VTBC must be true and correct as of May 16, 2005 and as of the closing date (except to the extent such representations and warranties are specifically made as of a particular date) except where the failure to be true and correct individually or in the aggregate, has not had, and is not reasonably likely to have, a Company Material Adverse Effect, as defined in the Merger Agreement.

* Performance of Obligations of VTBC. VTBC must have performed in all material respects all obligations it is required to perform under the Merger Agreement.

* Certain Events. A material adverse effect, as defined in the Merger Agreement, must not have occurred.

* Rollover. The shareholders of VTBC who are parties to the Contribution Agreement must have contributed their shares to Buyer.

* Consents. VTBC must have delivered to Buyer all consents, waivers and approvals of

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parties to certain material contracts or agreements, except where the failure to obtain one or more of such consents, waivers and approvals is not reasonably likely to have, directly or indirectly, a material adverse effect.

* Net Working Capital. VTBC's net working capital must be at least $6,000,000, calculated as set forth in the Merger Agreement.

* CEO Employment Agreement. VTBC must have entered into an amended employment agreement with Elisabeth B. Robert, President and CEO, pursuant to which the term of her current employment agreement is extended to the anniversary date of such agreement in 2010.

Additional Conditions to Obligations of VTBC

The obligation of VTBC to effect the merger will be subject to several additional conditions, including the following, any of which may be waived, in writing, by VTBC in our sole discretion:

* Representations and Warranties. The representations and warranties of Buyer and Merger Sub set forth in the Merger Agreement and in any certificate or other writing delivered by Buyer and Merger Sub must be true and correct as of May 16, 2005 and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date) except for changes contemplated by the Merger Agreement and where the failure to be true and correct individually or in the aggregate, has not had, and is not reasonably likely to have, a Buyer Material Adverse Effect, as defined in the Merger Agreement.

* Performance of Obligations of Buyer and Merger Sub. Buyer and Merger Sub must have performed in all material respects all obligations they are required to perform under the Merger Agreement.

The conditions relating to government approvals and injunctions are not waivable. VTBC might consider waiving one or more of the remaining conditions, relating to representations and warranties, obligations of the Buyer, and providing officers' certificates and certified copies of documents, if such waiver would not be materially adverse to VTBC or to the unaffiliated shareholders.

Termination and Amendment

Termination

The Merger Agreement may be terminated at any time prior to the Merger:

* By mutual written consent of Buyer, Merger Sub and VTBC; or

* By either Buyer or Merger Sub if the merger is not consummated by September 30, 2005; or

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* By either Buyer or VTBC if a governmental entity of competent jurisdiction issues a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

* By either Buyer or VTBC if at the VTBC shareholders' meeting at which a vote on the Merger Agreement is taken, the requisite vote of the shareholders of VTBC in favor of the merger is not obtained; or

* By Buyer, if: (i) a majority of the members of the VTBC Board of Directors or Special Committee fail to recommend approval of the merger or withdraw or modify its recommendation in favor of the merger in any manner adverse to Buyer; (ii) the VTBC Board or Special Committee approves or recommends to shareholders VTBC an alternative acquisition proposal; (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of VTBC's common stock is commenced (other than by the Buyer or an affiliate of Buyer ) and the VTBC Board or Special Committee recommends that the VTBC shareholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, fails to recommend against acceptance of such offer; or (iv) VTBC, in violation of the Merger Agreement, willfully fails to hold a shareholders' meeting and submit the Merger Agreement to the shareholders by September29, 2005; or

* By VTBC, if the VTBC Board or Special Committee in response to a superior acquisition proposal that did not result from a breach of the Merger Agreement determines in good faith after consultation with its outside counsel, that its fiduciary obligations require it to terminate the Merger Agreement; provided, that (i) VTBC has, at least five (5) business days prior to such termination, notified Buyer in writing that it has received a superior proposal, (ii) Buyer has not made, within five (5) business days of receipt of such notice, a binding written offer that the VTBC Board or Special Committee determines in good faith, after consultation with its financial advisor and its legal counsel, provides benefits to the VTBC shareholders at least equal to those of such superior proposal and (iii) VTBC intends to enter into a definitive acquisition agreement providing for the consummation of such superior proposal or to seek an alternative acquisition proposal on terms at least comparable to those of the superior proposal; or

* By Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of VTBC set forth in the Merger Agreement, which breach or failure to perform (i) would cause certain conditions to the merger not to be satisfied, and (ii) is not cured within 10 business days following receipt by VTBC of written notice of such breach or failure to perform from Buyer provided that such time period will be extended to 20 business days if VTBC has made good faith diligent efforts to cure such breach or failure to perform within such 10 business day period; or

* By VTBC, if there has been a breach of or failure to perform any representation, warranty,

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covenant or agreement on the part of Buyer or Merger Sub set forth in the Merger Agreement, which breach or failure to perform (i) would cause certain conditions to the merger not to be satisfied, and (ii) is not cured within 10 business days following receipt by Buyer of written notice of such breach or failure to perform from VTBC, provided that such time period will be extended to 20 business days if Buyer has made good faith diligent efforts to cure such breach or failure to perform within such 10 business day period.

Effect of Termination

In the event of termination of the Merger Agreement, the Merger Agreement will immediately become void and there will be no liability or obligation on the part of Buyer, VTBC, Merger Sub or their respective officers, directors, shareholders or affiliates; provided that any such termination will not relieve any party from liability for any willful breach of the Merger Agreement, and certain provisions of the Merger Agreement will remain in full force and effect and survive any termination of the Merger Agreement.

Fees and Expenses

Except as set forth below, all expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the merger is consummated, including, without limitation, all fees and expenses of outside counsel, investment bankers, financial advisors, banks, other financial institutions, accountants, financial printers, proxy solicitors, experts and consultants to a party hereto, as well as any topping and/or fairness opinion fees) incurred by a party or on its behalf in connection with or related to the investigation, due diligence examination, authorization, preparation, negotiation, execution and performance of the Merger Agreement.

Payment of Termination Fee by VTBC

VTBC must pay Buyer a termination fee of $1.6 million if the Merger Agreement is terminated in connection with the following:

* VTBC's Board of Directors fails to recommend approval of the merger by the shareholders, or withdraws or modifies adversely to Buyer its favorable recommendation;

* VTBC's Board of Directors approves or recommends an acquisition proposal to VTBC's shareholders;

* a tender offer or exchange offer for 50% or more of VTBC's outstanding shares has been commenced, and VTBC's Board of Directors either recommends that VTBC shareholders tender their shares in the tender or exchange offer, or VTBC's Board of Directors fails to recommend against acceptance of the offer within ten days of its commencement;

* VTBC's Board of Directors has willfully failed to hold a meeting of VTBC's shareholders to vote on the merger by September 29, 2005;

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* if at the VTBC shareholders' meeting at which a vote on the Merger Agreement is taken, the requisite vote of the shareholders of VTBC in favor of the merger is not obtained and (i) prior to the termination an acquisition proposal is publicly announced or publicly known or a person has publicly announced an intention to make an acquisition proposal, (ii) VTBC's Board of Directors concludes that the acquisition proposal is likely to lead to a superior proposal and (iii) VTBC enters into a definitive agreement for or consummates such proposal within 270 days after termination of the Merger Agreement; or

* VTBC terminates the merger agreement in response to a superior proposal, with the intent to either consummate the superior proposal or seek an alternative acquisition proposal.

Reimbursement of Buyer Expenses by VTBC

VTBC is obligated to reimburse up to $500,000 of Buyer's out-of-pocket costs and expenses if the Merger Agreement is terminated in connection with the following:

* By Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of VTBC set forth in the Merger Agreement, which breach or failure to perform (i) would cause certain conditions to the merger not to be satisfied, and (ii) is not cured within 10 business days following receipt by VTBC of written notice of such breach or failure to perform from Buyer provided that such time period will be extended to 20 business days if VTBC has made good faith diligent efforts to cure such breach or failure to perform within such 10 business day period; or

* if at the VTBC shareholders' meeting at which a vote on the Merger Agreement is taken, the requisite vote of the shareholders of VTBC in favor of the merger is not obtained and (i) prior to the termination an acquisition proposal is publicly announced or publicly known or a person has publicly announced an intention to make an acquisition proposal and VTBC's Board of Directors concludes that the acquisition proposal is likely to lead to a superior proposal or (ii) VTBC enters into a definitive agreement for or consummates an acquisition proposal within 270 days after termination of the Merger Agreement.

VTBC is obligated to reimburse up to $400,000 of Buyer's out-of-pocket costs and expenses if, at a meeting of VTBC's shareholders, the Merger Agreement fails to obtain the requisite vote of the shareholders, in the absence of any publicly known alternative acquisition proposal for VTBC, and VTBC does not enter into a definitive agreement for or consummate an alternative acquisition proposal within 270 days after such termination.

Reimbursement of VTBC Expenses by Buyer

Buyer is obligated to reimburse VTBC for up to $500,000 of expenses of VTBC actually incurred relating to the transactions contemplated by the Merger Agreement prior to termination, in the event of the termination of the Merger Agreement by VTBC, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Buyer or Merger Sub set forth in the Merger Agreement, which breach or failure to perform (i) would

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cause certain conditions to the merger not to be satisfied, and (ii) is not cured within 10 business days following receipt by Buyer of written notice of such breach or failure to perform from VTBC, provided that such time period will be extended to 20 business days if Buyer has made good faith diligent efforts to cure such breach or failure to perform within such 10 business day period.

Liquidated Damages

Except for liabilities for any willful breach of the Merger Agreement, payment of the fees and expenses as described in the Merger Agreement will be liquidated damages and in lieu of all other damages, if any, incurred in the event of a breach of the Merger Agreement. A failure of Buyer to complete financing pursuant to the financing commitments will not, in itself, be deemed a willful breach of the Merger Agreement, however, that the failure of the investor providing the equity and subordinated debt financing commitments to provide its funding pursuant to the terms of its commitment letters will be deemed a willful breach of the Merger Agreement by Buyer.

Miscellaneous

The Merger Agreement also contains certain miscellaneous provisions typical for transactions of this type, including provisions for nonsurvival of representations and warranties after the Closing, no third party beneficiaries, no assignment, waiver of trial by jury, and application of New York law.

CERTAIN BUSINESS MATTERS

From time to time, VTBC considers strategic opportunities, including acquiring other companies or being acquired, to enhance and increase VTBC's product lines, customer lists and distribution channels. For example, in August 2003 VTBC acquired certain assets of Calyx & Corolla, including the trade name and trade dress. In October 2004 VTBC engaged a strategic marketing consultant to assist VTBC in identifying potential targets for acquisition, and that search process continues. Under the terms of the Merger Agreement, VTBC cannot enter into a definitive agreement for any acquisition without the consent of Buyer.

LEGAL PROCEEDINGS

From time to time, VTBC is subject to claims arising in the ordinary course of business. While the outcome of claims cannot be predicted with certainty, VTBC's management and Board of Directors do not expect these matters to have a material effect on its consolidated results of operations and financial condition.

On June 14, 2005, VTBC was served with a summons and complaint in each of two separate legal actions commenced in the Supreme Court of the State of New York, County of Nassau: an action brought by Keith Griffin of Long Island, New York, filed June 3, 2005; and an action brought by Robert Totero of Sun City Center, Florida, filed June 8, 2005. Both actions allege that the named plaintiffs are shareholders of VTBC, who are suing on behalf of themselves and all other similarly situated parties.

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The actions seek to challenge the merger. Both actions name as defendants VTBC and each individual member of our Board of Directors, as well as Buyer, Merger Sub and Mustang. The plaintiffs in both actions make very similar allegations that the named defendants breached fiduciary duties to shareholders with respect to the proposed merger and that the merger consideration is inadequate.

Both actions seek to be certified as class actions, with the named plaintiffs to be certified as class representatives, and also seek declaratory and injunctive relief, enjoining the proposed merger transaction, as well as unspecified compensatory damages, attorneys' fees, costs of the litigation, and other unspecified relief. No motions, hearings or other proceedings are currently pending in either action.

VTBC has not yet answered the complaints but expects to deny the substantive allegations of the complaints and defend the actions vigorously. By agreement with the plaintiffs, VTBC has an extension of time to answer until the plaintiffs file a motion to consolidate the actions and a motion to amend the complaint(s) after the plaintiffs review the definitive Proxy Statement for the proposed Merger.

ADDITIONAL AGREEMENTS INVOLVING VTBC'S SECURITIES

Voting Agreement

Under the terms of the Voting Agreement, each participating shareholder irrevocably appointed the Buyer's representative as its proxy to vote all of the shareholder's shares in favor of the Merger, and against any actions which could impede or adversely affect the benefits contemplated by the Merger Agreement, including:

* any extraordinary transaction involving VTBC,

* the material sale, lease, or transfer of VTBC's assets, or

* any change in the Board of Directors, articles of incorporation, or by-laws of VTBC.

The participating shareholders further agreed not to sell or transfer their respective shares, or enter into any other voting agreements, until the Voting Agreement is terminated. The Voting Agreement terminates upon either the consummation of the Merger Agreement, the termination of the Merger Agreement, or the Board of Directors withdraws its recommendation that the shareholders approve the Merger. A copy of the Voting Agreement is annexed to this proxy statement as Appendix F.

RIGHTS OF DISSENTING SHAREHOLDERS

VTBC shareholders who object to the merger have certain rights under New York law.

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These rights, commonly called "appraisal" or "dissenters" rights, entitle VTBC's shareholders who follow required procedures to ask a court to determine the fair value of their shares and require VTBC to pay that amount to such shareholders. The amount so determined may be more or less than the merger consideration. Appraisal rights will not be available unless and until the merger is consummated.

New York law provides that dissenters' rights are the exclusive remedy available to shareholders who object to the Merger, unless the transaction is unlawful or fraudulent.

The following is a brief summary of the statutory procedures you must follow in order to perfect your dissenters' rights under New York law. This summary is not intended to be complete and is qualified in its entirety by reference to Sections 623 and 910 of the NYBCL, the texts of which are set forth in Appendix C to this proxy statement. If you are considering pursuing your dissenters' rights, we would advise you to consult legal counsel since the failure to comply strictly with these provisions will result in a loss of your dissenters' rights.

If you elect to dissent from the Merger, then prior to the scheduled vote on the Merger, you must file a written notice of your election to dissent with VTBC stating (a) your name and residence address, (b) the number of shares as to which you dissent (which must be all of your shares of VTBC's common stock) and (c) a demand for payment of the fair value of your shares. If you elect not to dissent and submit your share certificates for payment of the merger consideration, you will be deemed to have irrevocably waived your dissenters' rights.

At the time of filing a notice of election to dissent, or within one month thereafter, you must submit the certificates representing your VTBC shares to VTBC or our transfer agent for notation on the certificates of your election to dissent, after which the certificates will be returned to you. Failure to submit the certificates for such notation may result in the loss of your dissenters' rights.

Once a timely notice of election to dissent is properly filed, a dissenting shareholder's failure to vote against the transaction will not constitute a waiver of the shareholder's appraisal or similar rights. A shareholder's vote against the transaction is not deemed to satisfy any notice requirements under the NYBCL.

Within 15 days after the expiration of the period within which shareholders may file their notices of election to dissent, or within 15 days after the consummation of the merger, whichever is later, VTBC is required to make a written offer to each VTBC shareholder who has properly filed such a notice to pay for his or her shares at a specified price which we consider to be the fair value of those shares. We will make such an offer, but we do not intend to offer to pay more than $6.50 per share. Such offer will be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. Such offer will also be accompanied by (a) advance payment to each dissenting shareholder who has submitted his or her certificates for notation thereon of the election to dissent of an amount equal to 80% of the amount of such offer or (b) as to each dissenting shareholder who has not yet submitted his or her certificates, a statement that we will make advance payment to him or her of such amount promptly upon submission of his or her certificates. Acceptance of such advance payment by a dissenting shareholder will not constitute a waiver of his or her dissenters' rights.

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If we fail to make the offer within such 15-day period, or if the offer is made but a dissenting shareholder does not agree to it within 30 days after it is made, we are required to institute a special proceeding in New York State Supreme Court to determine the rights of dissenting shareholders and to fix the fair value of their shares of VTBC's capital stock. If we do not institute such a proceeding within 20 days after the expiration of whichever is the applicable period, any dissenting shareholder may, within 30 days after such the expiration of such period, institute a proceeding for the same purpose. We do not intend to institute an appraisal proceeding. Therefore unless such a proceeding is instituted within such 30 day period by a dissenting shareholder all shareholders who filed a notice of election to dissent will lose their dissenters' rights (unless the court, for good cause shown, otherwise directs). All dissenting shareholders, other than those who agreed with us as to the price to be paid for their shares, will be made parties to the appraisal proceeding. The court will determine whether each dissenting shareholder is entitled to receive payment for his or her shares, and will then determine the fair value of the shares of VTBC's capital stock as of the close of business on the day prior to the date the merger was authorized. In fixing the fair value of the shares, the court will consider the nature of the transaction giving rise to VTBC's shareholders' right to dissent and its effects on VTBC and VTBC's unaffiliated shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. Within 60 days after the completion of the proceeding, we will pay to each dissenting shareholder the amount found to be due him or her, with interest thereon at such rate as the court finds to be equitable, upon surrender to us by such VTBC shareholder of the certificates representing his or her VTBC shares. If the court finds that any dissenting shareholder's refusal to accept our offer was arbitrary, vexatious or otherwise not in good faith, no interest will be allowed to him or her.

The parties to the appraisal proceeding will bear their own costs and expenses, including the fees and expenses of their counsel and of any experts employed by them, except that the court, in its discretion and under certain conditions, may assess all or any part of the costs, expenses and fees incurred by dissenting shareholders against us or may assess all or any part of the costs, expenses and fees incurred by us against any dissenting shareholders, including any dissenting shareholders who have withdrawn their notices of election, who the court finds were arbitrary, vexatious or otherwise not acting in good faith in refusing any offer of payment we may have made.

Any shareholder who files a notice of election to dissent will not have any rights as a shareholder of VTBC after the Merger, other than the right to be paid the fair value of his or her shares under Section 623 of the NYBCL. Any notice of election to dissent may be withdrawn by a dissenting shareholder at any time within 60 days after the effective time of the merger (or, if we fail to make a timely offer to pay such VTBC public shareholder the fair value of his or her shares as provided above, at any time within 60 days after the date such offer is made) or thereafter with our written consent. Any dissenting shareholder who withdraws his or her notice of election to dissent or otherwise loses his or her dissenters' rights will thereupon have the right to receive the $6.50 per share in cash for each of his or her shares.

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FAILURE BY ANY VTBC SHAREHOLDER TO COMPLY FULLY WITH THE PROCEDURES DESCRIBED ABOVE AND SET FORTH IN APPENDIX C TO THIS PROXY STATEMENT MAY RESULT IN TERMINATION OF SUCH SHAREHOLDER'S APPRAISAL RIGHTS.

PURPOSE OF SHAREHOLDER VOTE

Our Board of Directors is providing these proxy materials to give you information for use in determining how to vote in connection with the special meeting of our shareholders. The special meeting will be held at 10:00 a.m. Eastern time on _______________ ___, 2005, at VTBC's retail/manufacturing facility located at 6655 Shelburne Road, Route 7, Shelburne, Vermont. At the meeting, you will be asked to vote upon a proposal to adopt the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub, a wholly owned subsidiary of Buyer, will be merged with and into VTBC with VTBC as the surviving corporation. After the Merger, VTBC will continue to operate but will be privately held, a wholly owned subsidiary of Buyer. See section captioned "The Special Meeting".

MARKET PRICE AND DIVIDEND INFORMATION

VTBC's common stock is listed and traded on the NASDAQ Small Cap Market under the symbol "BEAR." The following table shows, for the periods indicated, the reported high and low sale prices per share on NASDAQ for VTBC's common stock.

Quarter Ended	High Sales	Low Sales
March 31, 2005	$7.40	$5.30
December 31, 2004	$7.30	$3.90
September 30, 2004	$5.75	$4.35
June 30, 2004	$6.69	$4.85
March 31, 2004	$5.89	$4.25
December 31, 2003	$5.47	$4.00
September 30, 2003	$4.55	$3.34
June 30, 2003	$4.19	$3.68
March 31, 2003	$4.24	$3.68
December 31, 2002	$4.09	$2.75
September 30, 2002	$3.60	$1.81

The trading market for VTBC's common stock is illiquid and volatile, with an average of less than 40,000 shares being traded each week during the twelve months ended May 31, 2005 and no trades at all taking place on 14 out of 210 trading days during that period.

VTBC has never declared or paid a dividend on its common stock and does not plan to pay any cash dividends in the foreseeable future. Loan covenants contained in VTBC's loan facilities limit its ability to pay dividends on its common stock. In addition, under the Merger Agreement, VTBC has agreed not to pay any cash dividends on its common stock before the closing of the merger.

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Holders of VTBC's Series C and Series D preferred stock are entitled to 6% and 5% dividends per annum, respectively, payable quarterly, on each share of preferred stock. For the Series C preferred stock, VTBC may, at its option, pay such dividends in cash or in additional shares of preferred stock. Since April 30, 2001, dividends have been paid in cash for the Series C preferred stock. For the Series D preferred stock, VTBC must pay such dividends in cash. To date, VTBC has paid $292,484 in cash dividends on the preferred stock, of which $73,991 was paid to holders of Series C preferred stock and $218,493 was paid to holders of the Series D preferred stock. Dividends totaling $10,274 over the last five quarterly periods have been declared and accrued, but have not yet been paid. Accrued but unpaid dividends will be paid in cash to holders of VTBC's Series C and Series D preferred stock along with the $6.50 per share.

OTHER MATTERS

Under a potential interpretation of the rules governing "going private transactions," Buyer, Merger Sub, Mustang, and control persons of VTBC who are participating in the merger, which may include Elisabeth Robert, Joan Martin, Frederick M. Fritz, Thomas R. Shepherd and Jason Bacon, may be deemed to be affiliates of VTBC. Therefore, each of them has been included as a filing person on the Schedule 13E-3 filed in connection with the merger. Set forth below is information with respect to VTBC; Buyer, Merger Sub, Mustang as well as their controlling persons and directors and officers; Elizabeth Robert; Joan Martin, Frederick M. Fritz, Thomas R. Shepherd and Jason Bacon.

The Vermont Teddy Bear Co., Inc.

VTBC is a direct marketer in the gift delivery industry competing primarily against companies that deliver flowers and other specialty gifts. Our principal product line is the "BearGram" gift, a Vermont Teddy Bear customized to suit a special occasion or a life event, personalized with a greeting card and optional embroidery, and delivered in a colorful gift box with a candy treat. In recent years, VTBC extended its product offering in the gift delivery business, developing gift merchandise assortments under the service marks "PajamaGram" and "TastyGram". The PajamaGram gift delivery service offers a variety of pajamas and related sleepwear and spa products, packaged with lavender tub tea and a personalized card in a keepsake hat-box, and delivered in a colorful gift box. The TastyGram gift delivery service focuses exclusively on food related gift products, including regional food specialties such as NY Carnegie Deli Cheesecake and Gino's Chicago Deep Dish Pizza. A TastyGram gift is also delivered complete with a personalized greeting card. In August of 2003, VTBC completed the acquisition of Calyx & Corolla, Inc. Calyx & Corolla, now a wholly owned subsidiary of VTBC, is a direct marketer of premium, direct-from-the-grower flowers, plants, and preserved floral wreaths and centerpieces.

VTBC's four product lines, BearGram gifts, PajamaGram gifts, TastyGram gifts and Calyx & Corolla floral gifts are maintained for marketing purposes as standalone brands with their own website storefronts, toll free telephone numbers and advertising campaigns, and

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constitute principal components of VTBC's gift delivery business. We maintain our principal offices and conducts the majority of our operations at 6655 Shelburne Road in Shelburne, Vermont, tel. (802) 985-3001. We also maintain an office for the Calyx & Corolla segment in Vero Beach, Florida.

VTBC's consolidated net revenues for fiscal year 2004 were $55,828,000. VTBC's common stock is listed on the NASDAQ Small Cap Market under the ticker symbol "BEAR".

As of May 31, 2005, the authorized capital stock of VTBC consists of (i) 1,000,000 shares of Series A Preferred Stock, 90 of which are outstanding, (ii) 375,000 shares of Series B Preferred Stock, none of which is outstanding, (iii) 110 shares of Series C Preferred Stock, 9.3 shares of which are outstanding and convertible into 88,640 shares of Common Stock, (iv) 260 shares of Series D Preferred Stock, 250 shares of which are outstanding and convertible into 708,215 shares of Common Stock, (v) 624,540 shares of undesignated preferred stock, none of which is outstanding, and (vi) 20,000,000 shares of Common Stock of which 5,081,499 are outstanding, plus an additional 796,855 shares representing common shares into which the Series C and Series D preferred shares are eligible to convert.

Hibernation Company, Inc. ("Merger Sub")

Merger Sub is a privately-held Delaware corporation incorporated on May 10, 2005. Merger Sub is a wholly owned subsidiary of Buyer and was formed solely for the purpose of merging with and into VTBC, at which time the separate corporate existence of Merger Sub will cease and VTBC will continue in existence as the surviving corporation. Merger Sub is not engaged in any business except in furtherance of the merger.

Hibernation Holding Company, Inc. ("Buyer")

Buyer is a privately-held Delaware corporation incorporated on May 10, 2005. All of the capital stock of Buyer currently is held by Robert Crowley, J. Benjamin Coes and Carson Biederman, the managing directors of Mustang. Buyer is a holding company which was formed for the purpose of acting as the holding company of the Merger Sub and, after the merger, the surviving corporation. At the time of the consummation of the Merger, the capital stock of Buyer will be held by investors providing financing for the transaction. Buyer is not engaged in any business except in furtherance of the merger.

The Mustang Group LLC ("Mustang")

Mustang is a Boston area private equity firm focused on making investments in companies with sales of up to $200 million. The principals of Mustang are Carson Biederman, J. Benjamin Coes and Robert Crowley.

Control Persons of Merger Sub, Buyer and VTBC

Control Persons of Merger Sub, Buyer and Mustang

Carson Biederman is a Managing Director of Mustang. Prior to joining Mustang in 2003,

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Mr. Biederman held various positions at Bain Capital, LLC from 1996 to 2003. Mr. Biederman was previously an analyst in the investment banking group of Donaldson, Lufkin & Jenrette from 1994 to 1996. Mr. Biederman received his bachelor of science degree in economics from the Wharton School of the University of Pennsylvania. Mr. Biederman does not beneficially own any securities in VTBC.

J. Benjamin Coes is a Managing Director of Mustang. Mr. Coes has been a Managing Director of Mustang since its inception in 2003. Prior to joining Mustang, Mr. Coes served as a Fellow at the John F. Kennedy School of Government at Harvard University. From 2000 to 2002, Mr. Coes was President & CEO of Beachfire. From 1995 to 2000, Mr. Coes was a partner at Iron Road Railways Incorporated, a Washington, D.C.-based holding company. Mr. Coes received his undergraduate degree from Columbia College. Mr. Coes does not beneficially own any securities of VTBC.

Robert D. Crowley is a Managing Director of Mustang. Mr. Crowley has been a Managing Director of Mustang since its inception in 2003. Prior to co-founding Mustang, Mr. Crowley was a Managing Director of Safeguard Scientifics from 2002 to 2003. Mr. Crowley also served as President & CEO of Bowstreet, Inc. from 1999-2001. Mr. Crowley received his bachelor of science degree in business administration from Villanova University. Mr. Crowley does not beneficially own any securities in VTBC.

Control Persons of VTBC

Elisabeth B. Robert joined VTBC as our Chief Financial Officer in September 1995, and was appointed a director of VTBC on January 22, 1996 and Treasurer of VTBC on April 22, 1996. On October 10, 1997, the Board of Directors appointed Ms. Robert to the office of President and Chief Executive Officer of VTBC. Before joining VTBC, Ms. Robert was the Chief Financial Officer, Executive Vice-President, and Founding Partner of AirMouse Remote Controls, a manufacturing firm specializing in remote control devices. Prior to holding that position, Ms. Robert was an independent management consultant, as well as Director of Gas Supply for Vermont Gas Systems, Inc. From January 2001 to December 2004 she served as a member of the New England Advisory Council to the Federal Reserve Bank of Boston, and as its Chair from January 2002 to December 2004. She is currently a member of the Vermont Business Roundtable, the Board of Advisors for the UVM School of Business Administration, and the board of trustees of Middlebury College.

Joan H. Martin is a private investor and one of VTBC's long term shareholders. She is neither an employee nor a director of VTBC, although she did serve as a director of VTBC from November 1991 to March 1999. Her business experience during the past five years consists of managing her own private investment portfolio.

Frederick M. Fritz became a director of VTBC in August 2004. Mr. Fritz began his career as a Loan Officer at First National Bank of Boston and later was head of Commercial Banking in the London Office. In 1985, he returned to assume responsibility for their private equity group and, in 1997, was assigned to head a Fund of Funds for high net worth individuals and institutions with $700 million under management. Mr. Fritz recently retired from the Fleet

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Group in May 2003 after 33 years, during which he served as President of BancBoston Capital with over $3 billion in assets and offices in Europe, Asia and Latin America. Mr. Fritz is currently Chair of the Middlebury College Board of Trustees and is active with FreshTracks Capital, Digital Bridges and other Vermont-focused investment programs.

Thomas R. Shepherd became a director of VTBC in November 1998. Mr. Shepherd is Chairman of TSG Equity Partners, LLC, a Massachusetts venture capital and private equity investment firm. He also serves as a Special Partner of Thomas H. Lee Company (THL), a Boston leveraged buyout and private equity investment firm. Prior to joining THL, he was President of GTE Lighting Products Group (GTE Sylvania) from 1983 through 1986, and was President of North American Philips Commercial Electronics Corporation from 1981 until 1983. Mr. Shepherd also serves as a director of CCI, Inc., Community Resource Systems, Inc., 4R Systems, Inc., FirstPoint Energy Corporation, Optasite Inc., and Rayovac Corp.

Jason Bacon became a director of VTBC in 1997. Mr. Bacon is President of the Vermont Historical Society. From 1959 Mr. Bacon was with Kidder, Peabody & Co. from which he retired as its London based managing director in 1988.

During the past five years, none of VTBC, Merger Sub, Buyer, Mustang, Mr. Biederman, Mr. Coes, Mr. Crowley, Ms. Robert, Ms. Martin, Mr. Fritz, Mr. Shepherd and Mr. Bacon has been convicted in a criminal proceeding or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining Buyer or any such director or executive officer from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Each person listed above is a citizen of the United States.

The business address for VTBC and Ms. Robert is 6655 Shelburne Road, Route 7, Shelburne, Vermont 05482 and their phone number is (802)985-3001. The business address for Merger Sub, Buyer, Mustang, Messrs. Biederman, Coes and Crowley is 16 Laurel Avenue, Suite 20, Wellesley, MA 02481 and their telephone number is (781) 237-3701. The business address for Ms. Martin is 500 Lovell Avenue, Mill Valley, California 94941 and her phone number is (415)383-7879. The business address for Mr. Fritz is 40 Coolidge Road, Coolidge, MA 01742 and his phone number is (978)369-3227. The business address for Mr. Shepherd is c/o TSG Equity Partners, LLC, 636 Great Road, Stow, MA 01775 and his phone number is (978) 461-9900. The business address for Mr. Bacon is 2970 Lime Kiln Road, New Haven, VT 05472 and his phone number is (802) 877-3070.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Board of Directors has fixed the close of business on ____________ ___, 2005, as the record date for the determination of shareholders entitled to receive notice of and to vote at the special meeting. Each share of VTBC's common stock and Series C and Series D preferred stock outstanding on the record date is entitled to one vote on all matters, with the Series C preferred and Series D preferred shares voting on an as converted basis.

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As of July 5, 2005 there were 5,086,499 shares of common stock outstanding, plus 796,855 shares of common stock into which the outstanding shares of Series C and Series D preferred stock are eligible to convert; 90 shares of Series A preferred stock outstanding; 9.3 shares of Series C preferred stock outstanding; and 250 shares of Series D preferred stock outstanding.

The following tables set forth information regarding the beneficial ownership as of May 31, 2005, of VTBC's stock, by class, by (i) each of our executive officers, and directors, and (ii) each person known by us to own beneficially more than five percent of the outstanding shares of any class of our capital stock (with the exception of Mr. Gagnon, whose holdings are reported as of December 31, 2004, which is the most current information available to VTBC).

Name and Address of Beneficial Owner (Directors and Officers)	Title of Class	Number of Shares Owned	Percentage of Class Outstanding
Jason Bacon 2970 Lime Kiln Road New Haven, VT 05472	Common	63,169[1]	1.3
Maxine Brandenburg 131 Northshore Drive Burlington, VT 05401	Common	100[2]	-
Nancy Rowden Brock 145 Valley View Road Waterbury Center, VT 05667	Common	-[3]	-
Irene Steiner c/o The Vermont Teddy Bear Co., Inc. 6655 Shelburne Road, P.O. Box 965 Shelburne, VT 05482	Common	[4]	-
Catherine Camardo c/o The Vermont Teddy Bear Co., Inc. 6655 Shelburne Road, P.O. Box 965 Shelburne, VT 05482	Common	-[5]-	-
Frederick M. Fritz 40 Coolidge Road Coolidge, MA 01742	Common	-[6]	-
Fred Marks 2531 N. Placita de La Lantana Tucson, AZ 85749-9182	Common	460,339[7]	9.2
Spencer C. Putnam 575 Morgan Horsefarm Road Weybridge, VT 05753	Common	119,592[8]	2.4
Elisabeth B. Robert c/o The Vermont Teddy Bear Co., Inc. 6655 Shelburne Road, P.O. Box 965 Shelburne, VT 05482	Common	356,560[9]	7.1
Thomas R. Shepherd c/o TSG Equity Partners, LLC 636 Great Road Stow, MA 01775	Common Preferred C	9,843[10] 18.308[11]	0.2 100.0

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1This figure includes 500 shares held of record by Mr. Bacon's wife, as to which beneficial ownership is disclaimed. This figure does not include options granted under VTBC's Non-Employee Director Stock Option Plan to Mr. Bacon for 61,400 shares of VTBC's Common Stock, which have fully vested.

2 This figure includes 100 shares owned by Ms. Brandenburg's grandchild, as to which beneficial ownership is disclaimed. This figure does not include options granted under VTBC's Non-Employee Director Stock Option Plan to Ms. Brandenburg for 29,967 shares of VTBC's Common Stock, which have fully vested.

3 This figure does not include options granted under VTBC's Non-Employee Director Stock Option Plan to Ms. Brock for 10,900 shares of VTBC's Common Stock, which have fully vested.

4 This figure does not include options granted under VTBC's Incentive Stock Option plan to Ms. Steiner to purchase 93,438 shares of VTBC's Common Stock, of which 55,938 shares have vested.

5 This figure does not include options granted under VTBC's Incentive Stock Option Plan to Ms. Camardo to purchase 51,000 shares of VTBC's Common Stock of which 27,000 have fully vested.

6 This figure does not include options granted under VTBC's Non-Employee Director Stock Option Plan to Mr. Fritz for 6,733 shares of VTBC's Common Stock, which have fully vested.

7 This figure includes 500 shares held of record by Mr. Marks' wife. This figure also includes 2,000 shares held of record by Mr. Marks' grandchildren, as to which beneficial ownership is disclaimed.

8 This figure includes 26,898 shares held of record by Mr. Putnam's adult children as to which beneficial ownership is disclaimed. This figure also includes 4,500 shares held of record by Mr. Putnam's wife, as to which beneficial ownership is disclaimed. This figure does not include options granted under VTBC's Incentive Stock Option Plan to Mr. Putnam to purchase 57,900 shares of VTBC's Common Stock, all of which have fully vested.

9 This figure includes 1,000 shares held of record by Ms. Robert's adult children as to which beneficial ownership is disclaimed. This figure also includes 1850 shares held in trust for the benefit of Ms. Robert and her descendents, as to which beneficial ownership is disclaimed. This figure does not include options granted under VTBC's Incentive Stock Option Plan to Ms. Robert to purchase 355,000 shares of VTBC's Common Stock, all of which have fully vested.

10 Mr. Shepherd's beneficial ownership consists of (i) 185 share of Common Stock, directly and beneficially owned by TSG Equity Partners, LLC, of which Mr. Shepherd is Chairman and (ii) 2,400 shares of Common Stock, beneficially owned by the Shepherd Venture Fund I, L.P., of which TSG Equity is sole general partner. Mr. Shepherd disclaims beneficial ownership of these shares.

11 Mr. Shepherd's beneficial ownership consists of (i) .962 shares of Series C Preferred, convertible into 9,161 shares of Common Stock; (ii) .186 shares of Series C Preferred, convertible into 1,771 shares of Common Stock, directly and beneficially owned by Mr. T. Nathanael Shepherd for which TSG Equity Partners, LLC has the authority to vote; (iii) .02 shares of Series C Preferred, convertible into 190 shares of Common Stock, directly and beneficially owned by TSG Equity Partners, LLC, of which Mr. Shepherd is the Chairman; (iv) 1.935 shares of Series C Preferred, convertible into 18.427 shares of Common Stock, beneficially owned by The Shepherd Venture Fund I, of which TSG Equity Partners, LLC is sole general partner; (v) 6.205 shares of Series C Preferred, convertible into 59,090 shares of Common Stock beneficially owned collectively by the Series C Investors for which TSG Equity Partners, LLC has been appointed as irrevocable proxy; Mr. Shepherd, as Chairman of TSG Equity Partners, LLC, has the right to vote all of the shares in clauses (i) through (v) in connection with any matter requiring a vote of the shareholders of VTBC. Mr. Shepherd disclaims beneficial ownership of the shares held by the investors.

_______________________________________________________________________________________________________________________

The following table presents information, as of May 31, 2005, about all classes of VTBC's stock owned by those persons known by VTBC to own beneficially five percent or more of the shares of any voting class of VTBC's stock outstanding, other than the directors and officers listed in the prior table:

Name and Address of Beneficial Owner	Title of Class	Number of Shares Owned12	Percentage of Class Outstanding
Malcolm Candlish 465 Wall's Way Osprey, FL 34229	Preferred C	0.465	5.0
Neil Gagnon c/o Gagnon Securities 1370 Avenue of the Americas, Suite 2002 New York, NY 1019	Common	528,78113	10.9
David Lucas Bonita Bay Executive Center 3451 Bonita Bay Boulevard, Suite 202 Bonita Springs, FL 34132	Preferred C	1.164	12.5
Edwin Kozlowski c/o General Nutrition Companies 300 6th Avenue, 14th Floor Pittsburgh, PA 15222	Preferred C	0.621	6.7
Joan Martin 34 Woodbury Hill Woodbury, CT 06798	Common Preferred A	1,197,297 90	24.6 100.0
Ronald Rossetti Riverside Capital Partners 39 Brighton Avenue Allston, MA 02134	Preferred C	0.621	6.7
T. Nathanael Shepherd c/o TSG Equity Partners, LLC 636 Great Road Stow, MA 01775	Preferred C	16.41614	89.7

_______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

12 Each of the listed holders of Series C Preferred listed here (the "Series C Investors") has appointed The Shepherd Group LLC as his, her, or its irrevocable proxy to act for and vote on behalf of him, her, or it with respect to the Series C Preferred Stock and Warrants in connection with any matter requiring a vote of the shareholders of VTBC. Mr. T. Nathanael Shepherd and Mr. Thomas R. Shepherd are considered to be the beneficial owners of the Series C Stock and Warrants held by the Series C Investors, although they disclaim beneficial ownership

13 Mr. Gagnon beneficially owned 583,334 shares of Common Stock, which amount includes (i) 122,611 shares beneficially owned by Mr. Gagnon over which he has sole voting and sole dispositive power; (ii) 912 shares beneficially owned by Mr. Gagnon over which he has sole voting power and shared dispositive power; (iii)61,061 shares beneficially owned by Lois Gagnon, Mr. Gagnon's wife, over which he has shared voting and shared dispositive power; (iv) 25,785 shares held by the Lois E. and Neil E. Gagnon Foundation, of which Mr. Gagnon is a trustee and over which he has shared voting and shared dispositive power; (v) 23,805 shares held by the Gagnon Family Limited Partnership of which Mr. Gagnon is a partner and over which he has shared voting and shared dispositive power; (vi) 18,600 shares held by the Gagnon Grandchildren Trust over which Mr. Gagnon has shared dispositive but no voting power; (vi) 66,101 shares held by a hedge fund (of which Mr. Gagnon is the principal) over which Mr. Gagnon has sole dispositive and sole voting power; and (vii)264,459 shares held for certain customers of Gagnon Securities LLC (of which Mr. Gagnon is the managing member and the principal owner) over which shares Mr. Gagnon has shared dispositive but no voting power.

14Mr. Shepherd's beneficial ownership consists of (i) .366 shares of Series C Preferred, convertible into 3,485 shares of Common Stock directly and beneficially owned by Mr. Shepherd; (ii) .04 shares of Series C Preferred, convertible into 380 shares of Common Stock directly and beneficially owned by TSG Equity Partners, LLC, of which Mr. Shepherd is the President; (iii) 3.805 shares of Series C Preferred, convertible into 36,235 shares of Common Stock beneficially owned by The Shepherd Venture Fund I, of which TSG Equity Partners, LLC is sole general partner; and (iv) 12.205 shares of Series C Preferred, convertible into 116,228 shares of Common Stock beneficially owned collectively by the "investors for which TSG Equity Partners, LLC has been appointed as irrevocable proxy. Mr. Shepherd, as President of TSG Equity Partners, LLC, has the right to vote all of the shares in clauses (ii) through (iv) in connection with any matter requiring a vote of the shareholders of VTBC. Mr. Shepherd disclaims beneficial ownership of the shares held by the Series C Investors.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The information presented below for, and as of the end of, each of the fiscal years in the five-year period ended June 30, 2004, and for the nine month period ending March 31, 2005, is derived from, and should be read in conjunction with, the audited financial statements, including the notes thereto, and the related financial information included in Appendix D to this proxy statement.

Pro forma data giving effect to the merger has not been included as VTBC and Buyer do not believe that such information is material to the unaffiliated shareholders evaluating the proposed merger because (1) the proposed merger consideration is all cash and (2) if the merger is completed, VTBC common stock will cease to be publicly traded and will be owned 100% by Buyer.

_______________________________________________________________________________________________________________________

Consolidated Statement of Operations Data

Years Ended

(in thousands, except per share data)

	March 31, 2005 (nine months)	June 30, 2004	June 30, 2003	June 30, 2002	June 30, 2001	June 30, 2000

Net Revenues	$47,840	$55,827	$40,275	$38,993	$37,255	$33,332
Cost of Goods Sold	21,113	24,366	15,484	14,350	13,514	12,393
Gross Profit	26,727	31,461	24,791	24,643	23,741	20,939
Marketing & Selling	17,270	21,895	17,328	15,748	14,856	12,801
General & Administrative	5,335	5,803	4,983	4,727	4,688	3,984
Legal Settlement	2,150	--	--	--	--	--
Operating Income	1,972	3,763	2,480	4,168	4,197	4,154
Other Expense	(451)	(626)	(462)	(296)	(134)	(332)
Income Before Income Taxes	1,521	3,137	2,018	3,872	4,063	3,822
Income Tax (Provision) Benefit	(1,113)	(1,285)	(825)	(1,421)	(1,556)	40
Net Income	408	1,852	1,193	2,451	2,507	3,862
Preferred Stock Dividends	(152)	(184)	(91)	(108)	(108)	(108)
Accretion of Original Issue Discount	--	(18)	(54)	(54)	(54)	(54)
Net Income Available to Common Stockholders	$256	$1,650	$1,048	$2,289	$2,345	$3,700

Basic Net Income per Share	$0.05	$0.33	$0.18	$0.31	$0.33	$0.52
Diluted Net Income per Share	$0.05	$0.29	$0.18	$0.29	$0.28	$0.45

Weighted Avg Shares-Basic	5,103,938	5,056,456	5,769,905	7,495,337	7,443,208	7,072,912
Weighted Avg Shares-Diluted	5,650,253	6,167,634	6,237,089	8,330,409	8,667,192	8,395,463

Consolidated Balance Sheet Data

As of

(in thousands)

	March 31, 2005	June 30, 2004	June 30, 2003	June 30, 2002	June 30, 2001	June 30, 2000

Cash and Cash Equivalents	$ 8,376	$ 6,587	$ 5,168	$12,086	$8,945	$8,371
Working Capital	5,126	5,117	5,906	12,455	10,553	8,302
Total Assets	30,376	26,530	20,405	26,023	24,594	22,007
Long Term Liabilities	5,937	6,582	6,672	5,136	5,296	5,432
Series C Preferred Stock	93	93	165	617	563	478
Series D Preferred Stock	2,511	2,510	--	--	--	--
Total Stockholders' Equity	9,888	9,471	7,482	15,609	14,005	11,491

_______________________________________________________________________________________________________________________

Our Projections

In connection with soliciting bidders, we prepared projections of our anticipated future operating performance for the fiscal years ended June 30, 2005 through June 30, 2010. These projections were provided to all of the bidders, including the Buyer, and to the Special Committee, the Board of Directors and Houlihan Lokey. The projections were not prepared with a view towards public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information or generally accepted accounting principles. Our certified public accountants have not examined or compiled any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assume no responsibility for them. We have included below a subset of these projections to give our shareholders access to certain information that we deem material for purposes of considering and evaluating the merger that, except as provided above, is not publicly available and that we provided to the bidders, the Special Committee, the Board of Directors, the bidders, including Mustang, and Houlihan Lokey in connection with the merger.

The projections are forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the projections were not prepared by us in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by our management with respect to, among other things, industry performance, general economic, market, interest rate and financial conditions, operating and other revenues and expenses, capital expenditures and working capital and other matters. None of the assumptions may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may materially differ. The projections take into account that the effect of the transactions contemplated by the Merger Agreement will be to make VTBC a private company, but do not take into account non-recurring expenses related to the merger, which may also cause actual results to materially differ.

_______________________________________________________________________________________________________________________

For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the projections in this proxy statement should not be regarded as an indication that the projections will be an accurate prediction of future events, and they should not be relied on as such. No one has made, or makes, any representation to any shareholder regarding the information contained in the projections and, except as required by applicable securities laws, we do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions are shown to be in error.

VTBC Financial Projections Summary

($'s in thousands)

	2005	2006	2007	2008	2009	2010
Revenue	$66,184	$74,402	$82,328	$92,628	$103,939	$115,963
EBITDA	$6,542	$7,985	$9,695	$11,419	$13,415	$15,378

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of shareholders of VTBC. If the merger is not completed, however, our shareholders will continue to be entitled to attend and participate in our shareholders' meetings and present proposals for consideration at our shareholders' meetings.

WHERE SHAREHOLDERS CAN FIND MORE INFORMATION

As a publicly held company, VTBC has filed annual, quarterly and special reports, proxy statements and other information with the SEC. In connection with the Merger, VTBC has filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the merger (although it expressly disclaims any obligation to do so). The Schedule 13E-3, the exhibits to the Schedule 13E-3 and these reports, proxy statements and other information contain additional information about VTBC and will be made available for inspection and copying at our executive offices at our retail/manufacturing facility, 6655 Shelburne Road, Route 7, Shelburne, Vermont during regular business hours by any VTBC shareholder or representative of a shareholder as so designated in writing.

We make available on our website (www.vtbear.com) under "Investor Relations" free of charge, our previously filed annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we file such material with the SEC.

VTBC shareholders may also read and copy the Schedule 13E-3 and any reports, statements or other information filed by VTBC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. VTBC's filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: "http://www.sec.gov."

_______________________________________________________________________________________________________________________

THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY OFFER OR SOLICITATION IN THAT JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHOULD NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF VTBC SINCE THE DATE OF THIS PROXY STATEMENT OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY LATER DATE.

SHAREHOLDERS SHOULD NOT RELY ON INFORMATION OTHER THAN THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. VTBC HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED ____________________ ___, 2005. NO ASSUMPTION SHOULD BE MADE THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

_______________ ___, 2005 The Vermont Teddy Bear Co., Inc.

_______________________________________________________________________________________________________________________

PROXY FOR HOLDERS OF COMMON STOCK AND SERIES C PREFERRED STOCK AND SERIES D PREFERRED STOCK (VOTING ON AN AS CONVERTED BASIS)

THE VERMONT TEDDY BEAR CO., INC.

Proxy for the Special Meeting of Shareholders on ___________________, 2005

THIS PROXY IS SUBMITTED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned appoints Elisabeth B. Robert and Mark J. Sleeper, and each of them, as Attorneys and Proxies of the undersigned, each with power to appoint his/her substitute, and hereby authorizes any of them to represent and to vote, as designated below, all shares of Common Stock of The Vermont Teddy Bear Co., Inc. held of record by the undersigned on ______________________, 2005, (including shares of Series C Preferred Stock and Series D Preferred Stock voting on an as converted basis), and which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held at 10:00 a.m. EST on ______________________, 2005 at the corporate headquarters of The Vermont Teddy Bear Co., Inc., located at 6655 Shelburne Road, Shelburne, Vermont, or any adjournments, postponements, continuations or reschedulings thereof, with all the powers the undersigned would possess if personally present at the Special Meeting.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

The Board of Directors Recommends a Vote For Proposals 1 and 2 Below.

1. TO ADOPT THE AGREEMENT AND PLAN OF MERGER DATED AS OF MAY 16, 2005 BY AND AMONG THE VERMONT TEDDY BEAR CO., INC., A NEW YORK CORPORATION ("VTBC"), HIBERNATION HOLDING COMPANY, INC., A DELAWARE CORPORATION ("BUYER") AND HIBERNATION COMPANY, INC., A DELAWARE CORPORATION ("MERGER SUB"), PURSUANT TO WHICH, AMONG OTHER THINGS, MERGER SUB WILL BE MERGED WITH AND INTO VTBC (THE "MERGER"), WITH VTBC AS THE SURVIVING CORPORATION, AND:

(A) each share of VTBC's common stock outstanding at the time of the merger (other than shares held by certain shareholders WHO ARE CONTRIBUTING ALL OR A PORTION OF THEIR SHARES OF VTBC's CAPITAL STOCK TO BUYER IN EXCHANGE FOR SHARES OF BUYER'S CAPITAL STOCK) will be converted into the right to receive $6.50 in cash;

(b) each share of VTBC's Series C preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series C preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends; and

    each share of VTBC's Series D preferred stock outstanding at the time of the merger will be converted into the right to receive $6.50 for each share of VTBC's common stock into which such share of Series D preferred stock is eligible to be converted according to its terms, plus the amount of any accrued but unpaid dividends, as described in the accompanying proxy statement.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

2. To approve the adjournment or postponement of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

The undersigned hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder and will apply to all shares held of record by the undersigned. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Dated: ______________________________, 2005

__________________________________________

Signature

__________________________________________

Signature, if held jointly

NOTE: Please sign exactly as name appears hereon.

Joint owners should each sign. When signing as an

attorney, executor, administrator, trustee, or

guardian, please give full title as such.

_______________________________________________________________________________________________________________________

Appendix A Agreement and Plan of Merger dated as of May 16, 2005 by and between The Vermont Teddy Bear Co., Inc., Hibernation Holding Company, Inc. and Hibernation Company, Inc. (filed with the Securities and Exchange Commission as Appendix A to the Company's PREM 14-A on June 21, 3005 and incorporated herein by reference)

Appendix B Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (filed with the Securities and Exchange Commission as Appendix B to the Company's PREM 14-A on June 21, 3005 and incorporated herein by reference)

Appendix C Sections 623 and 910 of the New York Business Corporation Law (filed with the Securities and Exchange Commission as Appendix C to the Company's PREM 14-A on June 21, 3005 and incorporated herein by reference)

Appendix D Audited Financial Reports and Related Information

The Vermont Teddy Bear Co., Inc. Annual Report on Form 10-K/A for the fiscal year ended June 30, 2004 (filed with the Securities and Exchange Commission on May 15, 2005 and incorporated herein by reference)

The Vermont Teddy Bear Co., Inc. quarterly report on Form 10-Q for the quarter ended March 31, 2005 (filed with the Securities and Exchange Commission on May 15, 2005 and incorporated herein by reference)

Appendix E Contribution Agreement (filed with the Securities and Exchange Commission as Appendix E to the Company's PREM 14-A on June 21, 3005 and incorporated herein by reference)

Appendix F Voting Agreement (filed with the Securities and Exchange Commission as Appendix F to the Company's PREM 14-A on June 21, 3005 and incorporated herein by reference)

_______________________________________________________________________________________________

Appendix G

BAUPOST CAPITAL, L.L.C.

10 St. James Avenue, Suite 2000

Boston, MA 02116

May 15, 2005

Hibernation Holding Company, Inc.

c/o Mustang Management Partners, LLC

16 Laurel Avenue, Suite 20

Wellesley Hills, MA 02481

Ladies and Gentlemen:

Hibernation Holding Company, Inc., a Delaware corporation (the "Parent"), has informed Baupost Capital, L.L.C., a Massachusetts limited liability company ("Baupost"), that the Parent has formed Hibernation Company, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent ("Acquisition Sub"), to merge with and into Vermont Teddy Bear Co., Inc., a New York corporation (the "Company"), pursuant to the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") among the Parent, Acquisition Sub and the Company. After giving effect to the merger of Acquisition Sub with and into the Company (the "Merger"), the Company will be the surviving corporation and a wholly-owned subsidiary of the Parent. The Parent would like to have cash equity financing of at least $17,500,000 (the "Equity Financing") in order to finance the Merger, capital expenditures, working capital and other general business purposes. The Parent has requested that Baupost commit to provide the full $17,500,000 of the Equity Financing.

1. Commitment. In connection with the foregoing, Baupost is pleased to advise the Parent of Baupost's commitment to provide, or to cause one or more of its affiliated entities (the "Baupost Entities") to provide, the full $17,500,000 of principal amount of the Equity Financing upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter"), which Commitment Letter includes the Summary of Proposed Terms and Conditions attached hereto as Exhibit A (the "Term Sheet"). Those matters which are not covered by or made clear in this Commitment Letter are subject to future mutual agreement of the parties.

2. Capitalization of Parent. Upon the execution and delivery of the Merger Agreement by each of the Parent, Acquisition Sub and the Company, Baupost will capitalize the Parent with $1,000,000 (the "Initial Capitalization Amount"), and the Parent will retain the Initial Capitalization Amount, and will make the Initial Capitalization Amount available, to satisfy the payment and performance of the obligations of the Parent and Acquisition Sub under the Merger Agreement (the "Obligations") in the event of a breach by the Parent or Acquisition Sub of the Merger Agreement. Upon the consummation of the Merger, the Parent will, at Baupost's direction, (a) apply the Initial Capitalization Amount toward the satisfaction of Baupost's commitment hereunder to provide the Equity Financing or (b) return the Initial Capitalization Amount to Baupost; provided, however, that if (i) the Merger is not consummated and (ii) the Parent or Acquisition Sub has breached the Merger Agreement, then (A) the Parent will retain the Initial Capitalization Amount until all of the Obligations have been satisfied and (B) upon satisfaction of all of the Obligations, the Parent will promptly remit to Baupost any remaining balance of the Initial Capitalization Amount.

3. Conditions. The commitment of Baupost hereunder with respect to the Equity Financing is subject to the satisfaction of the conditions set forth in the Term Sheet, as well as (a) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) from the date hereof through the effective date of the Merger (the "Closing Date") and (b) the representations and warranties of the Company set forth in the Merger Agreement or any certificate or other document delivered by the Company pursuant to the Merger Agreement being true and correct on the Closing Date as though originally made on and as of the Closing Date (except to the extent that any such representation or warranty relates to a specific earlier date, in which case such representation or warranty shall be true and correct on and as of such date), except for such failures of such representations and warranties to be true and correct (without giving effect to any materiality, Company Material Adverse Effect or knowledge qualifications contained in such representations and warranties) as have not had, and are not reasonably likely to have a Company Material Adverse Effect; provided, however, that any decrease in the price of the Company's common stock shall not, in and of itself, be deemed to have a Company Material Adverse Effect.

In addition, the commitment of Baupost hereunder with respect to the Equity Financing is subject to the negotiation, execution and delivery of definitive documentation with respect to the Equity Financing and all related documents, all of which documentation shall be in customary form for transactions of this type and shall be reasonably satisfactory to the Parent, Baupost and their respective counsel. Such documentation shall contain such indemnities, covenants, representations and warranties, events of default, conditions, definitions and other terms and conditions as shall be customary for transactions of this type and reasonably satisfactory to the Parent, Baupost and their respective counsel.

4. Reimbursement. If the transactions contemplated hereby are consummated, the Parent shall reimburse Baupost on demand for reasonable out-of-pocket expenses (including, but not limited to, reasonable expenses of Baupost's due diligence investigation, reasonable travel expenses and reasonable fees, disbursements and charges of counsel), in each case incurred in connection with the Equity Financing and the preparation of this Commitment Letter, the Term Sheet and the definitive documentation for the Equity Financing.

5. Confidentiality. The terms set forth in this Commitment Letter are confidential and, without the prior consent of each party hereto, may not be disclosed to any person, except (a) for disclosure in confidence to the accountants, attorneys and other advisors of the Parent, to the Company, the Company's attorneys and other advisors who are subject to nondisclosure obligations to the Company, and to each of Baupost's attorneys and other advisors, in each case solely for purposes related to the transactions contemplated hereby, or (b) if disclosure is required by law or by any subpoena or similar legal process; provided, however, that except to the extent required pursuant to clause (b) above, neither the Parent, the Company nor any person to whom the Parent or the Company makes any disclosure pursuant to clause (a) above shall disclose that Baupost has issued this Commitment Letter or that Baupost has committed to provide the Equity Financing pursuant to this Commitment Letter. Any information given by the Parent, the Company or any of their respective agents to the representatives of Baupost (i) may be made available to any director, officer, partner, employee or other agent of Baupost or its affiliates and (ii) may be disclosed if disclosure is required by law or by any subpoena or similar legal process. Notwithstanding the foregoing, except as reasonably necessary to comply with applicable securities laws, Baupost (and each employee, representative, agent or advisor of Baupost) may disclose to any and all persons, without limitation of any kind, the United States tax treatment and United States tax structure of this transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to Baupost relating to such tax treatment and tax structure.

6. Termination. This Commitment Letter sets forth the commitment of Baupost with respect to the Equity Financing and shall be considered withdrawn if Baupost has not received the enclosed copy of this Commitment Letter signed by the Borrower by 5:00 p.m. on May 16, 2005. If for any reason the Parent, the Company and Baupost have not been able to agree to definitive terms and conditions and enter into a definitive agreement with respect to the Equity Financing on or prior to the earlier of (a) the Closing Date and (b) September 30, 2005, then each of this Commitment Letter and the commitment of Baupost hereunder shall be considered terminated; provided, however, that (i) the capitalization provisions contained in paragraph 2 hereof and (ii) the reimbursement provisions contained in paragraph 3 hereof shall remain in full force and effect notwithstanding the termination of this Commitment Letter or the commitment of Baupost hereunder with respect to the Equity Financing.

7. General. This Commitment Letter may not be amended, and no provision hereof shall be waived or modified, except by an instrument in writing signed by each of the Parent and Baupost. This Commitment Letter is the only agreement between the Parent, on the one hand, and Baupost, on the other hand, with respect to the Equity Financing and sets forth the entire understanding of the parties with respect thereto. This Commitment Letter and the commitment of Baupost hereunder shall not be assignable by the Parent without the prior written consent of Baupost. This Commitment Letter is solely for the benefit of the parties hereto and shall not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. The headings in this Commitment Letter are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Commitment Letter may be executed in any number of counterparts, which together shall constitute one agreement, and delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart. This Commitment Letter shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

[The remainder of this page is intentionally left blank.]

If the foregoing is in accordance with the Parent's understanding of the agreement between the Parent and Baupost, please sign a counterpart of this Commitment Letter in the space indicated below and return it to Baupost. Baupost is pleased to have the opportunity to assist the Parent in connection with this proposed financing transaction.

Sincerely,

BAUPOST CAPITAL, L.L.C.

By_/s/ James F. Mooney

James F. Mooney

Principal

The foregoing is hereby agreed to and accepted:

HIBERNATION HOLDING COMPANY, INC.

By_/s/ Carson Biederman

Name: Carson Biederman
Title: Treasurer

Date: May 16, 2005

The nondisclosure obligations set forth in

Section 4 hereof are hereby agreed to and accepted:

VERMONT TEDDY BEAR CO., INC.

By /s/ Elisabeth B. Robert

Name: Elisabeth B. Robert
Title: CEO

Date: May 16, 2005

_______________________________________________________________________________________________________________________

Appendix H

Banknorth, National Association

111 Main Street

P.O. Box 409

Burlington, VT 05402-0409

May 16, 2005

The Vermont Teddy Bear Co., Inc.

Hibernation Company, Inc.

Hibernation Holding Company, Inc.

c/o The Vermont Teddy Bear Co., Inc.

6655 Shelburne Road

P.O. Box 965

Shelburne, Vermont 05482

Attention: Carson Biederman

Elisabeth B. Robert, President

Dear Mr. Biederman and Ms. Robert:

On behalf of Banknorth, National Association (the "Bank"), I am pleased to inform you that, in connection with the acquisition of The Vermont Teddy Bear Co., Inc. ("VTB") by Hibernation Company, Inc. ("MS"), a Delaware corporation and a wholly-owned subsidiary of Hibernation Holding Company, Inc. ("Parent"), we will provide acquisition financing and a revolving line of credit on the following terms and conditions and based upon the following understandings. We have been advised that Mustang Management Partners, LLC and certain other investors have formed the Parent to acquire all of the outstanding stock in VTB from existing shareholders. We understand that the acquisition will be structured as a merger of MS with and into VTB, with VTB as the surviving entity (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of May 16, 2005, by and among VTB, MS and Parent (the "Merger Agreement"). As used herein, MS, VTB, SendAmerica, Inc., a wholly-owned subsidiary of VTB ("SA"), and Calyx & Corolla Inc., a wholly-owned subsidiary of VTB ("C&C"), are referred to herein collectively as the "Borrower").

You have provided us with the Commitment Letter dated May 16, 2005, by and between the Parent and Baupost Capital, L.L.C. relating to the Cash Equity Financing as defined below (the "Equity Commitment Letter"). You have also advised us that Baupost Capital, L.L.C., and its affiliates (the "Subordinated Lender") shall provide an unsecured, subordinate loan to MS in connection with the Merger in an amount of $6,500,000 (the "Subordinate Debt") as set out in commitment letter dated May 16, 2005, and provided by you to the Bank (the "Subordinate Loan Commitment Letter").

You have informed us that you intend to finance the Merger, and the costs and expenses related thereto, together with the refinancing of existing indebtedness of VTB to the Bank, and the on-going working capital and general corporate purposes of the Borrower following the Merger, from the following sources: (1) approximately $24.0 million of equity proceeds, consisting of approximately $17.2 million cash from the sale of capital stock by Parent (the "Cash Equity Financing") to be contributed by the Parent in MS, and $6.8 million of capital stock of VTB contributed to the Parent immediately prior to the Merger, (2) the senior secured Loans from the Bank as defined and described herein, (3) the subordinate, unsecured loan in the amount of $6,500,000 from the Subordinated Lender as set forth in the Subordinate Loan Commitment, and (4) the rollover contribution of Joan Martin of Series A Preferred Stock in an amount of $1,548,000. You have also informed us that no financing other than that set forth herein will be required in connection with the Merger and the transactions contemplated by the Merger Agreement. After giving effect to the Merger, VTB shall be the surviving corporation, and the Parent will be a holding company that owns all of the outstanding capital stock in VTB, other than existing stock options issued by VTB prior to the date hereof, which options will remain outstanding. SA and C&C shall continue to remain wholly-owned subsidiaries of VTB. The Certificate of Incorporation of the Parent and MS shall be in substantially the form provided by you to the Bank prior to the date hereof.

Outlined below are the basic terms for the financing. Other terms are outlined in the attached Exhibit A, which is incorporated herein by reference. Please note that the Bank has not attempted to define all the legal terms of this transaction in this letter, and it is expected that the definitive documentation will contain additional terms and provisions, as would be typical and customary for similar transactions and for similar borrowers. Reference is made herein to the Loan Agreement, dated as of September 27, 2002, by and between Bank and VTB (as amended, the "Existing Loan Agreement").

TERMS OF CREDIT

There will be two loans made (the "Loans") with one term loan being available to finance, in part, the Merger, and the second loan being made available to provide working capital to the Borrower. The Loans shall close simultaneously with the Merger. A portion of the proceeds of the Loans will be used to repay or refinance all indebtedness of VTB to the Bank and upon the closing of the Loans, the existing credit facilities extended by the Bank to VTB shall be terminated and replaced by the credit facilities described herein.

FACILITY I - REVOLVING LINE OF CREDIT

AMOUNT: Up to $6,500,000.

PURPOSE: To provide ongoing working capital and for the issuance of letters of credit.

MATURITY: The Revolving Line of Credit will mature on (i) the fourth anniversary of the consummation of the Merger or (ii) September 30, 2009, whichever is earlier, at which time all principal outstanding, together with all accrued and unpaid interest and fees shall be due.

BORROWING AVAILABILITY: The Borrower will have the right to draw on the Revolving Line of Credit upon evidence of borrowing availability and the additional terms and conditions described below under "Disbursements". Advances under the Revolving Line of Credit will follow a Borrowing Base formula that allows for advances of 85% against eligible trade accounts receivable, 50% against eligible raw material inventory and 75% against eligible finished goods inventory. The Loan Documents (as defined below) shall contain advance rates and definitions of eligibility as are typical and customary for similar transactions and similar borrowers. The Borrower shall provide a borrowing base certificate on a monthly basis and otherwise at the request of the Bank. The aggregate amount of revolving loans, letters of credit and foreign exchange contract exposure shall not exceed $6,500,000, or the Borrowing Base, whichever is less.

LETTERS OF CREDIT AND F/X CONTRACTS: At the request of the Borrower, the Bank shall issue documentary and standby letters of credit under the Revolving Line of Credit, subject to borrowing availability. In addition, the Borrower may enter into foreign exchange contracts with the Bank. An appropriate reserve against borrowing availability under the Revolving Line of Credit will be in effect for all letters of credit and foreign exchange contracts issued on behalf of or for the account of the Borrower. Any letter of credit issuances and foreign exchange contracts shall be subject to the Bank's customary procedures and fees.

INTEREST: At the Borrower's option, a floating rate equal to the Bank's Prime Rate (adjusted daily) or (ii) LIBOR (for 1, 2 or 3 month periods) plus 2.50%.

The "Prime Rate" is the rate from time to time announced and made effective by the Bank as the Prime Rate. The interest rate for Prime Rate borrowings will change as and when the Prime Rate changes. Interest on Prime Rate based borrowings will be paid during the term of the Revolving Line of Credit on a monthly basis in arrears. Interest on LIBOR based borrowings will be payable upon the end of the applicable interest period. Interest will be calculated on the basis of a 360-day year.

There will be no more than three LIBOR based borrowings allowed at any one time under the Revolving Line of Credit, and any LIBOR based borrowing must be in an amount at least equal to $250,000. For any LIBOR based borrowings, there will be a breakage fee for any prepayment prior to the expiration of the applicable LIBOR interest period.

PREPAYMENT FEE: There will be a Prepayment Fee equal to 1% and 0.5% of the historic average daily outstanding balance (including letters of credit) under the Revolving Line of Credit in years 1 and 2, respectively, if the Revolving Line of Credit is paid in full and the Bank has no further obligation to provide advances under the Revolving Line of Credit.

DISBURSEMENTS: Drawings under the Revolving Line of Credit will be disbursed in accordance with the terms and conditions to be established in the Loan Documents. The disbursement conditions for the Revolving Line of Credit will be substantially similar to the conditions set forth in Section 2.6 of the Existing Loan Agreement, as may be modified to reflect that advances will be subject to limits on borrowing availability and that issuance of letters of credit or foreign exchange contracts will be subject to the Bank's customary procedures and fees.

FEES: The Borrower shall pay to the Bank such other fees as may be set forth in the Fee Letter entered into by the parties on or about the date hereof (the "Fee Letter").

UNUSED FACILITY FEE: A fee on the average unused portion of the revolver of 10 basis points per annum will be paid monthly in arrears.

FACILITY II - TERM LOAN

AMOUNT: Up to $9,907,000.

PURPOSE: Fund a portion of the acquisition of VTB by MS and refinance VTB's existing indebtedness owed to the Bank.

INTEREST: At the Borrower's option, (i) the Bank's Prime Rate (adjusted daily) or (ii) LIBOR (for 1, 2 or 3 month periods) plus 2.75%.

The interest rate for Prime Rate borrowings will change as and when the Prime Rate changes. Interest on Prime Rate borrowings will be payable monthly in arrears. Interest on LIBOR based borrowings will be payable upon the end of the applicable interest period. Interest will be calculated on the basis of a 360-day year. There will be no more than three LIBOR based borrowings allowed at any one time under the Term Loan, and any LIBOR based borrowing must be in an amount at least equal to $250,000. For any LIBOR based borrowings under the Term Loan, there will be a breakage fee for any prepayment prior to the expiration of the applicable LIBOR interest period.

PREPAYMENT FEE: There will be a Prepayment Fee equal to 1% and 0.5% of the principal amount of the then outstanding Term Loan in years 1 and 2, respectively.

MATURITY: The Term Loan will mature on the sixth anniversary of the closing of the Merger, or September 30, 2011, whichever is earlier.

AMORTIZATION: The Term Loan shall have principal repayment based upon the following schedule:

Year 1 - principal payments of $361,500 (plus accrued interest) on December 31, 2005, $180,750 (plus accrued interest) on March 31, 2006 and $180,750 (plus accrued interest) on June 30, 2006;

Year 2 - 4 quarterly principal payments of $180,750 (plus accrued interest), payable on each of September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007;

Year 3 - 4 quarterly principal payments of $381,500 (plus accrued interest), payable on each of September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008;

Year 4 - 4 quarterly principal payments of $495,250 (plus accrued interest), payable on each of September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009;

Year 5 - 4 quarterly principal payments of $495,250 (plus accrued interest), payable on each of September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010;

Year 6 - 4 quarterly principal payments of $743,250 (plus accrued interest), payable on each of September 30, 2010, December 31, 2010, March 31, 2011 and June 30, 2011; and

Maturity - a final payment at maturity equal to the remaining principal balance plus all accrued and unpaid interest and fees.

EXCESS CASH FLOW PREPAYMENT: In addition to the scheduled repayments of the Term Loan set forth above, if, at any fiscal year end, Total Funded Debt/EBITDA exceeds 4.0:1 (on an annual basis), the Borrower will make an annual repayment equal to 25% of Excess Cash Flow. Excess Cash Flow is defined as EBITDA minus principal payments of long-term Indebtedness, interest expense, non-financed capital expenditures, taxes and dividends, the mandatory redemption payments made by VTB on its Series A Preferred Stock, plus non-cash working capital changes.

FEES: The Borrower shall pay the Bank such other fees as may be set forth in the Fee Letter.

INTEREST RATE HEDGE AGREEMENTS

At the closing of the Loans, the Borrower shall enter into an interest rate hedge agreement with Banknorth, National Association or other acceptable financial institutions in an amount and tenor deemed appropriate by the Bank.

URSA - MORTGAGE LOAN

The existing mortgage loan made by the Bank to URSA (VT) QRS 12-30, Inc. ("URSA"), and secured by VTB's main headquarters and retail/manufacturing facility in Shelburne, Vermont, together with the collateral assignment of the lease between VTB and URSA (the "Lease"), and other collateral pledged by VTB, will remain outstanding. Any default under the lease associated with the mortgage loan, or the covenants of VTB with respect to the underlying security for the mortgage loan, shall be an event of default under the Loan Documents. You have advised us that URSA has provided its consent to the Merger and the transactions contemplated by the Merger (the "URSA Waiver"). The parties acknowledge that amendments and modifications to the Lease are subject to the approval of the Bank. The Bank has consented to the URSA Waiver on the express condition and understandings: (1) the Merger is consummated in accordance with the terms of this commitment letter, (2) the conditions precedent in this commitment letter are satisfied, and (3) and that the Bank's consent to the URSA Waiver shall not be construed as any approval to any amendments to the Lease.

SYNDICATION

The Bank reserves the right to arrange participations in the Loans by other financial institutions acceptable to the Borrower, which consent shall not be unreasonably withheld or delayed. No such consent shall be required upon and during the continuation of any event of default, or if the participation is made in order for the Bank to comply with any applicable law or regulatory order. In connection with any such participation, the Bank shall act as sole administrative, documentation and collateral agent. In the case of any such participation, references to "Bank" herein shall be deemed to mean Banknorth, National Association and such other lenders collectively.

GENERAL

Each of the Loans described herein shall be subject to the terms and conditions set forth in Exhibit A, which is incorporated herein by reference.

The Borrower and Parent will each execute and deliver, or cause to be executed and delivered, to the Bank all documents, promissory notes, collateral assignments, security agreements, stock pledge agreements, hazardous substance indemnity agreements, guarantees, instruments, certificates, opinions and assurances as are typical and customary for transactions of this type and for entities similar to the Borrower, and which documents shall be reasonably satisfactory to the Borrower, the Bank and its counsel (collectively, the "Loan Documents") and as may be required pursuant to this commitment letter. The Loan Documents will contain such provisions as are typical and customary for loans of a similar nature. Such Loan Documents will contain the financial covenants and negative covenants set out herein (including Exhibit A), as well as customary representations, warranties, affirmative and negative covenants, events of default, remedies upon default and indemnification, which shall be substantially similar to those contained in the Existing Loan Agreement and the other existing loan documents. Such representations, warranties and covenants will apply to all Borrowers in addition to VTB. The Loan Documents will contain provisions regarding reserve requirements, capital adequacy, regulatory charges, and payment of taxes, consistent with provisions set forth in the Existing Loan Agreement.

MS, VTB and the Parent confirm that the representations and warranties made by each such party, respectively, in the Merger Agreement are true and correct in all material respects, as of the date hereof, and that the Bank may rely upon such representations and warranties as if they were expressly stated herein and made for the benefit of the Bank.

The following shall be conditions precedent to the closing of the Loans: (a) all parties shall have entered into all Loan Documents, (b) the Merger shall have been consummated consistent with the terms and provisions set forth in this commitment letter, and in accordance with the terms and conditions in the Merger Agreement (without giving effect to any waiver or modification by any party thereto), (c) all of the representations and warranties made by VTB in the Existing Loan Agreement, and all of the representations and warranties made by VTB, MS and the Parent, respectively, in the Merger Agreement, shall be true and correct as of the closing date of the Merger as though originally made on and as of such date (except to the extent that any such representation or warranty relates to a specific earlier date, in which case such representation or warranty shall be true and correct on and as of such date), except for such failures of such representations and warranties to be true and correct (without giving effect to any materiality, Material Adverse Effect (as defined below) or knowledge qualifications contained in such representations and warranties), except for such matters that have not had, and are not reasonably likely to have, a Material Adverse Effect, (d) the typical and customary closing conditions set out in the Loan Documents shall have been satisfied, (e) the subordinated lender shall have provided the subordinated loan to MS on terms consistent, in all material respects, with those set forth in the Subordinate Loan Commitment (except that the parties acknowledge and agree that (i) the final terms of the subordinated loan may provide that (A) the subordinated loan is not convertible to equity (provided, the maturity is at least seven years after the closing), (B) the subordinated loan matures in seven (7) years from the date of issuance, instead of one (1) year, (C) the notes bear interest at a per annum rate of 15%, of which 10% may be in cash and 5% as PIK, subject to additional default interest of 2% and (D) the subordinated loan may be subject to a prepayment penalty not exceeding 3% of the outstanding principal amount and (ii) if the loan is provided by an entity other than the Subordinated Lender, such institution must be reasonably acceptable to the Bank), and (f) the absence of any Material Adverse Effect with respect to the Borrower from the date hereof through the effective date of the Merger. As used herein, the term "Material Adverse Effect" means any change, event, circumstance or development, individually or when taken together with all other such similar or related changes, events, circumstances or developments, that (i) has a material adverse effect on, or is reasonably likely to have a material adverse effect on the business, assets, liabilities, capitalization, financial condition, or results of operations of the Borrower, their respective subsidiaries, taken as a whole, or (ii) prevents or materially delays the ability of the Borrower to consummate the Merger, other than effects due to (A) general economic, market or political conditions, (B) matters generally affecting the industry in which VTB operates, (C) any matters that arise from matters disclosed in VTB's disclosure schedules attached to the Merger Agreement, or (D) any matters resulting from the execution, delivery, performance or announcement of the Merger Agreement and the transactions contemplated thereby. An adverse change in the stock price of VTB's Common Stock shall not, in and of itself, be deemed to have a Material Adverse Effect.

This commitment is further subject to any changes in government regulation or monetary policy that would prohibit the Bank from making the Loans described herein or would subject the Bank to any fine, penalty or sanction by any governmental or regulatory authority if such Loans were to be made in accordance with the terms hereof. This proposal supersedes all prior proposals presented by the Bank to the Borrower.

This Commitment Letter may not be amended, and no provision hereof shall be waived or modified, except by an instrument in writing signed by each of the addresses and the Bank. This Commitment Letter and the Loans shall not be assignable by Parent, MS or any Borrower without the prior written consent of the Bank and any purported assignment without the Bank's consent shall be void. This Commitment Letter is solely for the benefit of the parties hereto and shall not confer any benefits upon, or create any rights in favor of, any person other than the addresses and, with respect to the provisions for Indemnification, the Indemnified Parties.

If you find this commitment acceptable, please so indicate by signing in the space provided below and returning this letter together with the fully executed Fee Letter to my attention on or before the close of business on May 16, 2005. If this proposal has not been accepted and returned to the Bank along with the Fee Letter by that time, it shall expire.

Unless the Loans are closed and the Merger consummated or the commitment is otherwise extended by the Bank (in its sole discretion), this commitment will expire on September 30, 2005; provided, however, that the obligations for reimbursement of the Bank's costs and expenses and the provisions for indemnification shall survive any such expiration.

Sincerely,

Banknorth, National Association

By: /s/ H. Ellery Perkinson

H. Ellery Perkinson

Vice President

ACCEPTED AND AGREED TO:

The Vermont Teddy Bear Co., Inc.

By: /s/ Elisabeth B. Robert

Name: Elisabeth B. Robert

Title: President & CEO

Hibernation Company, Inc.

By: /s/ Robert D. Crowley

Name: Robert D. Crowley

Title: Chairman

Hibernation Holding Company, Inc.

By: /s/ Robert D. Crowley

Name: Robert D. Crowley

Title: Chairman

EXHIBIT A

Security. The Bank shall hold a first perfected security interest in all assets of the Borrower, including accounts receivable, inventory, machinery and equipment and intangible assets of Borrower (including trademarks, tradenames and patents), collateral assignments of all intellectual property, a stock pledge in all of the Borrower's subsidiaries (together with a security interest in all assets of such subsidiaries), and collateral assignments of all leases and rents associated with Borrower's and its subsidiaries' leased properties. In addition, the Bank shall hold a first priority collateral assignment of the Borrower's lease with URSA for the Borrower's retail/manufacturing facility located at what is known as 6655 Shelburne Road, Route 7, Shelburne, VT, and currently leased from URSA (the "Property"), and a mortgage of any of the Borrower's other real estate, if any. URSA's lien in the Borrower's (or its subsidiaries') assets are and shall remain subordinate to the Bank's lien and security interest in all of the Borrower's assets, including any lien securing the repayment of the Loans described herein, upon terms generally consistent with the Subordination and Joint Creditor Agreement, dated as of September 27, 2002 (recognizing that all indebtedness of the Borrower to the Bank for the Loans shall be senior in lien and payment to the obligations of VTB to URSA under the Lease).

Guarantee and Stock Pledge; Equity. The Parent shall enter into a customary guarantee agreement, in form and substance reasonably satisfactory to the Bank, pursuant to which the Parent shall guarantee the payment and performance of the obligations of the Borrower to the Bank. Such guarantee shall be secured by a pledge of stock held in VTB, which, in all cases, shall represent a controlling voting interest in VTB. The Bank shall have received satisfactory evidence that not less than an aggregate of $24.0 million in cash equity and contributed stock or converted stock, has been contributed as part of the merger of MS and VTB. The Series A Preferred Stock in VTB currently held by Joan Martin shall be rolled-over and contributed as Series A Preferred Stock with a liquidation amount of not more than $1,548,000.

Life Insurance. The Bank shall have received a collateral assignment of a key-person life insurance policy insuring the life of Elisabeth Robert, which policy shall be in a minimum amount of $3,000,000, and issued by an insurance company licensed in the State of Vermont, and reasonably satisfactory to the Bank.

Assignment of Leases. All material leases associated with the business assets of the Borrower and its subsidiaries, including the Property, shall continue to be collaterally assigned to the Bank and secure all obligations of the Borrower to the Bank, including repayment of the Loans. All new leases entered into after the date hereof must be in form and substance satisfactory to the Bank and its counsel, and shall be collaterally assigned to the Bank.

Financial Covenants: Financial covenants will include the following:

Minimum Fixed Charge Coverage:

The Borrower must realize a minimum Fixed Charge Coverage Ratio level equal to or greater than 1.2.

Fixed Charge Coverage shall mean, with respect to a period, the ratio of (A) EBITDA for such period, minus (i) taxes paid in cash during such period (ii) maintenance capital expenditures, and (iii) dividends, to (B) Fixed Charges. Fixed Charge Coverage shall be tested on a quarterly basis and measured on a rolling four-quarter basis. The determination of what constitutes maintenance capital expenditures shall be initially set at no less than $250,000 and otherwise subject to the reasonable satisfaction of the Bank.

"EBITDA" means, with respect to any fiscal period, Borrower's and its subsidiaries' consolidated net earnings (or loss), minus (a) non-cash gains, extraordinary gains, and interest income, plus (b) interest expense, income taxes, non-cash charges for depreciation, amortization and equity incentive grants, for such period, all as determined in accordance with generally accepted accounting principles, consistently applied. With the consent of the Bank, for the periods during the fiscal year ended June 30, 2006, the calculation may exclude one time and non-recurring charges relating to the Merger, or relating to the settlement of the legal action concerning a lease between VTB and 538 Madison Realty Company on terms previously provided to the Bank.

"Fixed Charges" shall mean, with respect to any fiscal period, (a) interest expense during such period less, to the extent included in such interest expense, non-cash interest charges, (b) scheduled payments of principal or mandatory redemption payments with respect to Indebtedness during such period, plus (c) any payments made to repurchase stock in the Borrower (but specifically subject to compliance with any restrictions that may be set forth in the Loan Documents). Indebtedness will be as defined in the Existing Loan Agreement and shall also include any stock or similar equity security that is subject to mandatory redemption or repurchase or contains other characteristics similar to debt obligations, it being understood that no preferred stock that is subject to voluntary redemption, including the Series B Stock, shall be deemed to be Indebtedness until such time as any election to have the stock redeemed has been exercised.

Maximum Total Funded Debt to EBITDA: The ratio of Total Funded Debt to EBITDA cannot exceed the following ratio levels:

    for the fiscal quarters ending 9-30-2005 and 12-31-2005: 4.90 to 1;

    for the fiscal quarter ending 3-31-2006: 4.60 to 1;

    for the fiscal quarter ending 6-30-2006: 4.30 to 1;

    for the fiscal quarter ending 9-30-2006: 4.85 to 1;

    for the fiscal quarter ending 12-31-2006: 4.50 to 1;

    for the fiscal quarter ending 3-31-2007: 3.90 to 1;

    for the fiscal quarter ending 6-30-2007: 3.70 to 1;

    for the fiscal quarter ending 9-30-2007, and for each fiscal quarter ending 9-30 thereafter: 4.50 to 1;

    for the fiscal quarter ending 12-31-2007, and for each fiscal quarter ending 12-31 thereafter: 4.10 to 1;

    for the fiscal quarter ending 3-31-2008, and for each fiscal quarter ending 3-31 thereafter: 3.50 to 1; and

    for the fiscal quarter ending 6-30-2008, and for each fiscal quarter ending 6-30 thereafter: 3.10 to 1.

Maximum Total Funded Debt to EBITDA shall be tested on a quarterly basis and measured on a rolling four-quarter basis.

"Total Funded Debt" shall have the meaning assigned to such term in the Existing Loan Agreement, but shall be modified to include any stock subject to mandatory redemption or repurchase.

Maximum Senior Funded Debt to EBITDA:

The ratio of Maximum Senior Funded Debt to EBITDA cannot exceed the following ratio levels:

    for the fiscal quarter ending 9-30-2005: 3.20 to 1;

    for the fiscal quarter ending 12-31-2005: 3.10 to 1;

    for the fiscal quarter ending 3-31-2006: 2.70 to 1;

    for the fiscal quarter ending 6-30-2006: 2.60 to 1;

    for the fiscal quarter ending 9-30-2006: 3.10 to 1;

    for the fiscal quarter ending 12-31-2006: 2.80 to 1;

    for the fiscal quarter ending 3-31-2007: 2.30 to 1;

    for the fiscal quarter ending 6-30-2007: 2.20 to 1;

    for the fiscal quarter ending 9-30-2007, and for each fiscal quarter ending 9-30 thereafter: 3.0 to 1;

    for the fiscal quarter ending 12-31-2007, and for each fiscal quarter ending 12-31 thereafter: 2.50 to 1;

    for the fiscal quarter ending 3-31-2008, and for each fiscal quarter ending 3-31 thereafter: 2.0 to 1; and

    for the fiscal quarter ending 6-30-2008, and for each fiscal quarter ending 6-30 thereafter: 1.80 to 1.

Senior Funded Debt includes all senior long-term debt and capital lease obligations. Maximum Senior Funded Debt to EBITDA shall be tested on a quarterly basis and measured on a rolling four-quarter basis.

Revolving Line of Credit Clean Up: Revolving Line of Credit borrowings (other than letter of credit and reserves for foreign exchange contracts) shall be at zero for at least 30 days each year beginning at any time between February 15 and March 15.

No Waiver or Modifications of Merger Agreement. The parties may not modify the Merger Agreement or waive any material covenant, condition, representation or warranty contained therein without the Bank's prior written consent.

Negative Covenants. The Loan Documents will contain certain negative covenants as would be typical and customary for similar transactions with similar borrowers, including the following: (i) prohibitions against assuming liabilities or obligations of others, other than guarantees of the obligations of co-borrowers incurred in the ordinary course of business; (ii) prohibitions on dividend payments, stock purchases or stock redemptions, and restrictions on payment of subordinated Indebtedness, except for the mandatory redemption payments on VTB's currently outstanding Series A Preferred Stock (so long as no event of default has occurred and is continuing or would result from such redemption payment); (iii) prohibitions on the purchase of equipment and fixed assets, except for purchases of equipment in the ordinary course of business and in an aggregate amount of not more than $1,250,000 per year and prohibition on the sale of assets, other than inventory in the ordinary course and dispositions of equipment which is defective, obsolete or is being replaced in the ordinary course of business; (iv) prohibition on the payment of management fees in excess of an aggregate of $250,000 per year (including the ability to prohibit all cash payments in the event of a default in payment, default in any of the financial covenants of the Borrower (or reporting with respect thereto), any declared event of default under the Loan Documents which has continued uncured for beyond 30 days, or default for which the Bank has accelerated the Loans or imposed a standstill on payments to subordinated lenders); (v) restrictions on transactions with affiliates; (vi) restrictions on additional indebtedness, other than subordinated indebtedness in a principal amount and containing repayment terms, and subordination provisions, satisfactory to the Bank; (vii) limitations on "changes in control" (defined below) without the consent of the Bank (except if the facilities described herein are terminated through full repayment and subsequent cancellation of such facilities); (viii) limitations on selling the business without the concurrence of the Bank (except if the facilities described herein are terminated through full repayment and subsequent cancellation of such facilities); (ix) limitations on acquisitions of additional businesses in excess of $500,000; (x) restrictions concerning acquisitions (not otherwise permitted under clause (ix)), consolidations, mergers, investments, loans, or creation of subsidiaries, other than mergers of one Borrower with another; (xi) restrictions on changes to the Borrower's organizational structure or capitalization such as changes of entity, or changes in its certificate of incorporation that adversely affects the rights of the Bank; and (xii) failure of Elisabeth B. Robert to continue to serve in a senior management position with the Borrower if she is not replaced within 90 days by a person of comparable experience and qualification or such other person(s) as may be reasonably acceptable to the Bank.

The Loan Documents will provide that the Borrower may make payments for repurchases of common stock from officers and directors and employees pursuant to equity incentive plans if (a) no event of default has occurred and is continuing or event which, with the passing of time or giving of notice, would constitute an event of default, (b) both before and after giving effect to the proposed payment, the Borrower would be, and have been for the last fiscal quarter, in compliance with all of its financial covenants, and (c) such payment amount, for purposes of calculating the financial covenants, was included as a Fixed Charge.

The Loan Documents will further provide that the Borrower may create wholly-owned subsidiaries so long as (a) such subsidiary becomes a co-borrower or guarantor (as may be required by the Bank), (b) such subsidiary provides a perfected first property security interest and pledges in all of its assets, (c) the Borrower provides a stock pledge in all shares of stock in the subsidiary and such subsidiary executes such loan documents as the Bank may reasonably require, and (d) the subsidiary provides such additional documents, certificates and evidence of compliance with all applicable laws, including the USA Patriot Act and compliance with all OFAC regulations.

As used herein, the term "change in control" shall mean any of the following events: (a) any event as a result of which the direct or indirect holders of a majority of the voting control of VTB (and the other Borrowers) immediately following the Merger do not continue to hold a majority of the voting control of VTB; or (b) if, and for so long as VTB is a subsidiary of the Parent prior to the event or change, any event or change whereby the shares held by the Parent in VTB no longer represent a majority and controlling interest in VTB; or (c) any event, transaction or occurrence, whereby the shares in VTB pledged to the Bank do not have the authority to appoint or elect a majority of the board of directors of VTB.

Environmental. Prior to the closing of the Loans, the Bank will require evidence that the results of environmental site assessments for the Property indicate that there are no matters of environmental concern that could have, or reasonably likely to have, a Material Adverse Effect. If the results of such site assessments indicate that the Property is not in compliance, in all material respects, with environmental laws, the Bank may require that (a) the Borrower remediates such matters so as to cause the Property to be in compliance prior to the closing of the Loans, or (b) provide a reasonably satisfactory and sufficient plan to cause the Property to be in compliance, including, if necessary, establishing a cash reserve for costs of any site remediation.

Field Audit. The Bank shall have the right to make periodic reviews of the Borrower's books, records, accounts and inventory at the Borrower's expense. Prior to the existence of any event of default, the Borrower shall not be responsible for paying for more than one field audit per fiscal year.

Subordination Agreements; Subordinated Debt. Existing debt due and owing by the Borrower to third parties (other than trade payables incurred in the ordinary course) shall remain subordinated to the Bank debt. All subordinated debt incurred in connection with the Merger shall be unsecured and shall have standstill provisions of at least 180 days and shall have general terms as outlined in Exhibit B. All subordinated debt incurred in connection with the Merger shall mature later than 90 days beyond the maturity date of the Term Loan. The terms of such subordinated debt, including the principal amount thereof and repayment terms, shall be consistent with the Subordinate Loan Commitment (except as may be modified as set forth above). The subordinated loan documents shall not contain covenants or terms more restrictive on the Borrower than those contained in the Loan Documents.

Except for the mandatory redemption payments payable to Joan Martin on the Series A Preferred Stock, subordinated debt shall not provide for any principal payments (whether voluntary or otherwise) until after payment in full of the Term Loan.

The URSA lien in the Borrower's assets are and shall remain subordinate to the Banks' lien and security interest in all of the Borrower's assets for all Indebtedness due the Bank, and otherwise consistent with the Subordination and Joint Creditor Agreement dated as of September 27, 2002.

Legal Opinions. The Borrower shall provide to the Bank customary opinions of counsel in form and substance reasonably satisfactory to the Bank and its counsel.

Operating Accounts. All operating accounts of the Borrower shall be maintained with Banknorth, National Association.

Financial Reports. The Borrower shall provide the Bank with the financial reports and certificates, in form and substance satisfactory to the Bank and as may be set forth in Sections 9.2 through 9.5 and 9.10 of the Existing Loan Agreement, except that monthly and quarterly compliance certificates and financial statements are due within 30 days of the close of each month or fiscal quarter (as the case may be) and annual audited financial statements shall be due within 120 days of the close of each fiscal year. Further, projections required under Section 9.4 for a future fiscal year shall be due prior to the end of the then current fiscal year.

OFAC/USA Patriot Act Compliance. As a condition to the extension of any Loan, no Borrower nor any guarantor is (or will be) a person with whom the Bank is restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury of the United States of America ("Treasury") or under any list of known or suspected terrorists or terrorist organizations issued by any federal government agency and designated as such by Treasury in consultation with the federal functional regulators, or under any statute, executive order, or other governmental action, and no Borrower nor any guarantor is engaging, or shall engage, in any dealings or transactions or shall otherwise be associated with such persons, if in each such case, as a result of such dealings, the Bank would be prohibited from advancing the Loans. In addition, at least ten business days prior to the scheduled closing date, the Borrower must provide to the Bank any additional information that the Bank deems necessary in order to ensure compliance with the USA Patriot Act and other applicable laws and regulations.

Additional Provisions. The Borrower shall: (a) comply, in all material respects, with all governmental laws, rules and regulations, including but not limited to federal and state securities laws, and state and federal environmental laws; (b) provide reasonable and customary proof of adequate property and liability insurance coverage on all of the Borrower's properties and business operations, which certificates shall name the Bank as a loss payee (with respect to property insurance) and as an additional insured (with respect to liability insurance).

Costs and Expenses. The Borrower shall reimburse the Bank for any and all reasonable costs and expenses, including due diligence fees and expenses and the fees and expenses of legal counsel selected by the Bank, incurred in connection with the Loans, the Merger, or the transactions contemplated by the Merger. The Borrower shall be responsible for reimbursing the Bank for the costs of any environmental site assessments performed. All such costs, fees and expenses shall be due and payable, regardless of whether or not the loan transaction is consummated or the commitment letter expires.

Environmental Compliance. The Borrower shall keep its business and the Property in compliance, in all material respects, with all environmental laws, including without limitation, those relating to hazardous waste or hazardous substances.

Indemnification. The Borrower shall hold harmless and indemnify the Bank, its affiliates and their respective officers, directors, employees, agents, and representatives (each an "Indemnified Party") from and against any and all claims, loss, cost, damage, or expense which may arise in connection with (a) any aspect of the Merger or the transactions contemplated thereby, or (b) the Loans or any use made or proposed to be made with the proceeds thereof, except to the extent that such claim, loss, cost, damage or expense is found in a final, non-appealable order to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower shall continue to indemnify each Indemnified Party as set forth in the Existing Loan Agreement. The Loan Documents shall provide that the Borrower indemnify each Indemnified Party for any loss, cost, damage, or expense suffered or incurred by such persons as a result of any misrepresentation made in connection with the Loans or the breach of any representation, warranty, or agreement made by Borrower under the Loan Documents. The foregoing shall survive the expiration of this commitment letter.

Governing Law. The governing law for all Loan Documents shall be the State of Vermont.

EXHIBIT B

OUTLINE OF TERMS OF SUBORDINATION

The Subordinate Debt shall be subordinate and junior in right of payment to all Senior Indebtedness (defined below) and any and every lien and security interest in the assets of the Borrower in favor of or held for the benefit of the Bank (together with any other lender under the Loan Documents, referred to herein as the "Senior Creditor") has and shall have priority over any claim, lien or interest that subordinate creditor may acquire in any of the assets of any Borrower. "Senior Indebtedness" shall include the Loans and all other indebtedness and obligations from the Borrower to the Senior Creditor, whether now existing or hereafter arising, and shall include all indebtedness and obligations under the senior Loan Documents (including principal, interest, fees, costs and reimbursements). It is understood that the Bank and Subordinated Lender will negotiate a reasonable cap on future increases, above the amount of the Loans, in the amount of debt under the Loan Documents. The Borrower shall mean each Borrower and any other entity liable or obligated for the debts of the Borrower to the Senior Creditor. The term "Borrower" as used herein shall mean the Borrower any other entity liable or obligated for the debts of the Borrower to the Senior Creditor.

Terms of Subordination.

Upon any default by the Borrower in the payment of principal or of interest on Senior Indebtedness ("Senior Payment Default") or covenant default (which, in the case of a covenant default, results in the acceleration of any Senior Indebtedness) and after notice thereof has been delivered to the holders of the subordinated debt, no payment may be made on or in respect of the subordinated debt from the date of the notice until the earlier of (i) the date that such default is cured or waived in writing by the Senior Creditor or (ii) the Senior Indebtedness is repaid in full and all commitments of the Senior Creditor to any Borrower under the Senior Indebtedness shall have expired or been terminated.

During the continuance of an event of default with respect to the Senior Indebtedness (other than a Senior Payment Default, a "Senior Non-Payment Default"), and upon the giving of notice ("Stop Payment Notice") to the Borrower and the subordinated debt holder(s), no payment may be made by the Borrower upon or in respect of the subordinated debt, and no enforcement action may be taken with respect to the subordinated debt, unless and until the earliest to occur of the following: (1) each event of default which is the subject of such Stop Payment Notice shall have been waived in writing by the Senior Creditor or cured, (2) a number of days shall have elapsed as is necessary to prevent the total number of days that a Stop Payment Notice (or Stop Payment Notices in the event that more than one Stop Payment Notice has been given) is in effect during any consecutive 360 day period from exceeding 180 days in the aggregate, and (3) the Senior Indebtedness has been paid in full and all commitments of the Senior Creditor to the Borrower under the Senior Indebtedness shall have expired or been terminated, provided however, that Senior Creditor shall not be permitted to block payments on the Subordinated Debt for more than 180 days in the aggregate during any consecutive 360 day period, irrespective of the number of Stop Payment Notices issued during such 360 day period.

The subordination agreement will provide that in the event of any bankruptcy insolvency, receivership, custodianship, liquidation, reorganization, readjustment, composition or other similar proceeding of any Borrower, all Senior Indebtedness shall first be finally and irrevocably paid in full in cash before any payment or distribution is be made, received or accepted for or on account of any subordinate debt. No subordinated creditor will vote its claim in any proceeding for any plan of reorganization that does not provide for the subordination of the payment of such claim to the prior payment in full in cash of the Senior Indebtedness in a manner consistent with the terms of the subordination agreement and that does not provide for the subordination of any security interest in any senior collateral to the Senior Creditor's security interest therein in a manner consistent with the terms of the subordination agreement.

Standstill Provisions.

The holder of subordinated debt agrees to promptly send to the Senior Creditor any notice of default with respect to any subordinated debt sent to any Borrower (the "Enforcement Notice") and shall not exercise any rights or remedies or take any enforcement action available upon the occurrence of a default or an event of default or otherwise under subordinated debt or take any action toward collection relating to the subordinated debts until 15 business days following the delivery of the Enforcement Notice to the Senior Creditor. Any default under the subordinated debt by any Borrower shall be an event of default under the senior Loan Documents.

After receipt of a Stop Payment Notice or notice of a Senior Payment Default, or Senior Non-Payment Default, the holders of subordinated debt shall not exercise any rights or remedies or take any enforcement action available upon the occurrence of a default or an event of default or otherwise under subordinated debt or take any action toward collection relating to the subordinated debts until the earliest of (1) the expiration of 180 days following the subordinated debtholder(s)' receipt of a Stop Payment Notice for a Senior Non-Payment Default or notice from the Senior Creditor of a Senior Payment Default, (2) the release of such Stop Payment Notice by the Senior Creditor or written notice from the Senior Creditor of the waiver or cure of any Senior Payment Default, (3) the exercise by the Senior Creditor of any acceleration or foreclosure available to it upon a default or event of default with respect to the senior indebtedness, (4) the occurrence of a proceeding for the bankruptcy, dissolution or liquidation of the Borrower, and (5) all of the Senior Indebtedness shall have been paid in full and all the commitments of the Senior Creditor to lend under the senior loan documents shall have been terminated (provided that, notwithstanding the foregoing, (x) the subordinated creditor(s) shall not be prevented from exercising any rights or remedies or taking any enforcement action for more than 180 days in the aggregate during any consecutive 360 day period. If the holders of subordinated debt accelerate the subordinated debt based solely on an acceleration of the Senior Indebtedness and the Senior Creditor subsequently rescinds its acceleration, the subordinated debtholders shall rescind their acceleration.

Any proceeds received by any subordinated creditor on account of an enforcement action inconsistent with the terms of the subordination agreement shall be remitted to the Senior Creditor for application to the Senior Indebtedness until payment of the Senior Indebtedness in full.

The subordination agreement shall contain such other reasonable and customary provisions to be agreed to by the senior and subordinated creditor such as restrictions on amendments, assignments of subordinated indebtedness and subrogation.

_______________________________________________________________________________________________________________________

Appendix I

July 15, 2005

The Vermont Teddy Bear Co., Inc.

Hibernation Company, Inc.

Hibernation Holding Company, Inc.

c/o The Vermont Teddy Bear Co., Inc.

6655 Shelburne Road

P.O. Box 965

Shelburne, Vermont 05482

Attention: Carson Biederman

Elisabeth B. Robert, President

Bob Crowley

Mustang Group LLC

16 Laurel Avenue, Suite 20

Wellesley, MA 02481

Attention: Bob Crowley

Dear Mr. Biederman, Ms. Robert and Mr. Crowley:

We are pleased to confirm to you that, in connection with the acquisition of The Vermont Teddy Bear Co., Inc. ("VTB") by Hibernation Company, Inc. ("MS"), a Delaware corporation and a wholly-owned subsidiary of Hibernation Holding Company, Inc. ("Parent"), Hartford Investment Management Company on behalf of one or more of its affiliated companies (collectively, "HIM") will, subject to the terms and conditions hereof, make up to a $7.5 million investment to fund the acquisition, including (a) a $6.5 million investment in the Borrower's (as hereafter defined) subordinated notes (the "Subordinated Notes") with detachable warrants as more particularly described in Exhibit A attached hereto and (b) up to a $1.0 million investment in the Parent's Series B preferred stock on substantially the same terms as each other investor in the Parent's Series B preferred stock (collectively, with the Subordinated Notes, the "Mezzanine Securities") on the following terms and conditions and based upon the following understandings.

We have been advised that Mustang Management Partners, LLC and certain other investors have formed the Parent to acquire all of the outstanding stock in VTB from existing shareholders. We understand that the acquisition will be structured as a merger (the "Merger") of MS with and into VTB, with VTB as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of May 16, 2005, by and among VTB, MS and Parent (the "Merger Agreement"). As used herein, MS, VTB, SendAmerica, Inc., a wholly-owned subsidiary of VTB ("SA"), and Calyx & Corolla, Inc., a wholly-owned subsidiary of VTB ("C&C"), are referred to herein collectively as the "Borrower").

You have informed us that you intend to finance the Merger, and the costs and expenses related thereto, together with the refinancing of existing indebtedness of VTB to BankNorth, and the on-going working capital and general corporate purposes of the Borrower following the Merger, from the following sources: (1) approximately $25.5 million of equity proceeds, consisting of approximately $18.5 million cash from the sale of capital stock by Parent (the "Cash Equity Financing"), such cash to be contributed by the Parent to MS, and $7.0 million of capital stock of VTB contributed to the Parent immediately prior to the Merger by certain existing stockholders of VTB (other than Series A Preferred Stock of Joan Martin) (the "Rollover Equity Financing"), (2) the senior secured term loan from TD BankNorth (the "Bank") in the amount of $9,907,000 and a revolving credit facility from the Bank in the amount of $6,500,000 (which may, after discussions with the Bank and other banks, be increased from $6,500,000 to an amount up to $8,500,000) (collectively, the "Loans"), (3) the Subordinated Notes and (4) the rollover contribution of Joan Martin of Series A Preferred Stock of VTB in an amount of $1,548,000. You have also informed us that no financing other than that set forth above will be required in connection with the Merger and the transactions contemplated by the Merger Agreement. After giving effect to the Merger, VTB shall be the surviving corporation, and the Parent will be a holding company that owns all of the outstanding capital stock of VTB, other than as set forth in the Merger Agreement. SA and C&C shall continue to remain wholly-owned subsidiaries of VTB. The Certificate of Incorporation of the Parent and VTB (as the surviving corporation of the Merger) shall be in substantially the form provided by you to HIM prior to the date hereof. You have furnished us with the commitment letter, dated as of May 16, 2005, by and between you and the Bank, outlining the terms of the Loans (the "Bank Commitment Letter"). You have also furnished us with the commitment letter, dated as of May 16, 2005, by and between Baupost Capital L.L.C. and the Parent (the "Equity Commitment Leteter") outlining the terms of the Cash Equity Financing.

Outlined below are the basic terms for the purchase of the Mezzanine Securities by HIM. Other terms, of such purchase are outlined in the attached Exhibit A, which is incorporated herein by reference. Please note that HIM has not attempted to define all the legal and business terms of this transaction in this letter, and it is expected that the definitive documentation will contain additional terms and provisions, as would be typical and customary for similar transactions entered into by insurance companies with similar borrowers.

The Borrower and Parent will each execute and deliver, or cause to be executed and delivered, to HIM all documents, promissory notes, guarantees, warrants, stockholders agreement, securities purchase agreement (the "Securities Purchase Agreement"), instruments, certificates, opinions and assurances as are typical and customary for transactions of this type and for entities similar to the Borrower, and which documents shall be reasonably satisfactory to the Borrower, HIM and its counsel (collectively, the "Loan Documents") and as may be required pursuant to this commitment letter. The Loan Documents will contain such provisions as are typical and customary for transactions of a similar nature. Such Loan Documents will contain the financial covenants and negative covenants set out herein (including Exhibit A), as well as customary representations, warranties, affirmative and negative covenants, events of default, remedies upon default and indemnification. Such representations, warranties and covenants will apply to the Parent and all Borrowers in addition to VTB.

MS, VTB and the Parent confirm that the representations and warranties made by each such party, respectively, in the Merger Agreement are true and correct in all material respects, as of the date hereof, and that HIM may rely upon such representations and warranties as if they were expressly stated herein and made for the benefit of HIM.

The following shall be conditions precedent to the purchase of the Mezzanine Securities: (a) all parties shall have entered into all Loan Documents, (b) the Merger shall have been consummated consistent with the terms and provisions set forth in this commitment letter, and in accordance with the terms and conditions in the Merger Agreement (as in effect on May 16, 2005 without (x) giving effect to any waiver or modification by any party thereto or (y) permitting any event or circumstance which would otherwise be prohibited without the consent of any party to the Merger Agreement), (c) all of the representations and warranties made by VTB, MS and the Parent, respectively, in the Merger Agreement, shall be true and correct as of the closing date of the Merger as though originally made on and as of such date (except to the extent that any such representation or warranty relates to a specific earlier date, in which case such representation or warranty shall be true and correct on and as of such date), except for such failures of such representations and warranties to be true and correct (without giving effect to any materiality, Material Adverse Effect (as defined below) or knowledge qualifications contained in such representations and warranties), that have not had, and are not reasonably likely to have, a Material Adverse Effect, (d) the typical and customary closing conditions set out in the Loan Documents shall have been satisfied, (e) the Bank shall have provided the Loans to MS on financial terms substantially consistent with those set forth in the Bank Commitment Letter and with such other terms which are reasonably satisfactory to HIM, (f) the absence of any Material Adverse Effect with respect to the Borrower from May 16, 2005 through the effective date of the Merger, and (g) the Parent shall have received the Rollover Equity Financing and at least $17.5 million in cash on terms substantially consistent with the Equity Commitment Letter and with such other terms that are reasonably satisfactory to HI M. As used herein, the term "Material Adverse Effect" means any change, event, circumstance or development, individually or when taken together with all other such similar or related changes, events, circumstances or developments, that (i) has a material adverse effect on, or is reasonably likely to have a material adverse effect on the business, assets, liabilities, capitalization, financial condition, or results of operations of the Borrower, their respective subsidiaries, taken as a whole, or (ii) prevents or materially delays the ability of the Borrower to consummate the Merger, other than effects due to (A) general economic, market or political conditions, (B) matters generally affecting the industry in which VTB operates, (C) any matters that arise from matters disclosed in VTB's disclosure schedules attached to the Merger Agreement, or (D) any matters resulting from the execution, delivery, performance or announcement of the Merger Agreement and the transactions contemplated thereby. An adverse change in the stock price of VTB's Common Stock shall not, in and of itself, be deemed to have a Material Adverse Effect.

The Borrower shall hold harmless and indemnify HIM, its affiliates and their respective officers, directors, employees, agents, and representatives (each an "Indemnified Party") from and against any and all claims, loss, cost, damage, or expense which may arise in connection with (a) any aspect of the Merger or the transactions contemplated thereby, or (b) the purchase of the Mezzanine Securities or any use made or proposed to be made with the proceeds thereof, except to the extent that such claim, loss, cost, damage or expense is found in a final, non-appealable order to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower shall continue to indemnify each Indemnified Party as set forth in that certain letter agreement dated June 6, 2005, a copy of which is attached on Exhibit B, the terms of which are incorporated herein by reference (the "Reimbursement Letter"). The Securities Purchase Agreement shall provide that the Borrower indemnify each Indemnified Party for any loss, cost, damage or expense suffered or incurred by such persons as a result of any misrepresentation made in connection with the purchase of the Subordinated Notes or the breach of any representation, warranty, or agreement made by Borrower under the Securities Purchase Agreement. The foregoing shall survive the expiration of this Commitment Letter.

This commitment is further subject to any changes in government regulation or monetary policy that would prohibit HIM from acquiring the Mezzanine Securities or would subject HIM to any fine, penalty or sanction by any governmental or regulatory authority if such acquisition were to be made in accordance with the terms hereof. This proposal supersedes all prior proposals presented by HIM to the Borrower.

This Commitment Letter may not be amended, and no provision hereof shall be waived or modified, except by an instrument in writing signed by each of the addresses and HIM. This Commitment Letter and the Mezzanine Securities shall not be assignable by Parent, MS or any Borrower without the prior written consent of HIM and any purported assignment without HIM's consent shall be void. This Commitment Letter is solely for the benefit of the parties hereto and shall not confer any benefits upon, or create any rights in favor of, any person other than the addresses and, with respect to the provisions for Indemnification, the Indemnified Parties.

If you find this commitment acceptable, please so indicate by signing in the space provided below and returning this letter to my attention on or before the close of business on July 18, 2005. If this proposal has not been accepted and returned to HIM by that time, it shall expire.

Unless the purchase of the Mezzanine Securities is closed and the Merger consummated or the commitment is otherwise extended by HIM (in its sole discretion), this commitment will expire on September 30, 2005; provided, however, that the obligations for reimbursement of HIM's costs and expenses pursuant to the Reimbursement Letter and the provisions for indemnification shall survive any such expiration.

Sincerely,

Hartford Investment Management Company

/s/ William N. Holm, Jr.

Name: William N. Holm, Jr.

Title: Senior Vice President

ACCEPTED AND AGREED TO:

The Vermont Teddy Bear Co., Inc.

By: /s/ Elisabeth B. Robert

Name: Elisabeth B. Robert

Title: CEO

Hibernation Company, Inc.

By: /s/ Carson Biederman

Name: Carson Biederman

Title: Treasurer

Hibernation Holding Company, Inc.

By: /s/ Carson Biederman

Name: Carson Biederman

Title: Treasurer

Mustang Management Partners LLC

By: /s/ Carson Biederman

Name: Carson Biederman

Title: Managing Partner

_______________________________________________________________________________________________________________________

Appendix J

BAUPOST CAPITAL, L.L.C.

10 St. James Avenue, Suite 2000

Boston, MA 02116

May 15, 2005

Hibernation Holding Company, Inc.

c/o Mustang Management Partners

16 Laurel Avenue, Suite 20

Wellesley Hills, MA 02481

Ladies and Gentlemen:

Hibernation Holding Company, Inc., a Delaware corporation (the "Parent"), has informed Baupost Capital, L.L.C., a Massachusetts limited liability company ("Baupost"), that the Parent has formed Hibernation Company, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent ("Acquisition Sub"), to merge with and into Vermont Teddy Bear Co., Inc., a New York corporation (the "Company"; and collectively with Acquisition Sub, the "Borrower"), pursuant to the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") among the Parent, Acquisition Sub and the Company. After giving effect to the merger of Acquisition Sub with and into the Company (the "Merger"), the Company will be the surviving corporation and a wholly-owned subsidiary of the Parent. The Parent would like the Borrower to have a mezzanine bridge loan of up to $6,500,000 (the "Bridge Loan") in order to finance the Merger, capital expenditures, working capital and other general business purposes. The Parent has requested that Baupost commit to provide the full $6,500,000 principal amount of the Bridge Loan.

1. Commitment. In connection with the foregoing, Baupost is pleased to advise the Parent of Baupost's commitment to provide, or to cause one or more of its affiliated entities (the "Baupost Entities") to provide, the full $6,500,000 principal amount of the Bridge Loan upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter"), which Commitment Letter includes the Summary of Proposed Terms and Conditions attached hereto as Exhibit A (the "Term Sheet"). Those matters which are not covered by or made clear in this Commitment Letter are subject to future mutual agreement of the parties to be set forth in definitive documents as described below.

2. Conditions. The commitment of Baupost hereunder is subject to the satisfaction of the conditions set forth in the Term Sheet, as well as (a) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) from the date hereof through the effective date of the Merger (the "Closing Date") and (b) the representations and warranties of the Company set forth in the Merger Agreement or any certificate or other document delivered by the Company pursuant to the Merger Agreement being true and correct on the Closing Date as though originally made on and as of the Closing Date (except to the extent that any such representation or warranty relates to a specific earlier date, in which case such representation or warranty shall be true and correct on and as of such date), except for such failures of such representations and warranties to be true and correct (without giving effect to any materiality, Company Material Adverse Effect or knowledge qualifications contained in such representations and warranties) as have not had, and are not reasonably likely to have a Company Material Adverse Effect; provided, however, that any decrease in the price of the Company's common stock shall not, in and of itself, be deemed to have a Company Material Adverse Effect.

In addition, the commitment of Baupost hereunder is subject to the negotiation, execution and delivery of definitive documentation with respect to the Bridge Loan and all related documents, all of which documentation shall be in customary form for transactions of this type and shall be reasonably satisfactory to the Parent, Baupost and their respective counsel. Such documentation shall contain such indemnities, covenants, representations and warranties, events of default, conditions, definitions and other terms and conditions as shall be customary for transactions of this type and reasonably satisfactory to the Parent, Baupost and their respective counsel.

3. Reimbursement. If the transactions contemplated hereby are consummated, the Parent shall reimburse Baupost on demand for reasonable out-of-pocket expenses (including, but not limited to, reasonable expenses of Baupost's due diligence investigation, reasonable travel expenses and reasonable fees, disbursements and charges of counsel), in each case incurred in connection with the Bridge Loan and the preparation of this Commitment Letter, the Term Sheet and the definitive documentation for the Bridge Loan.

4. Confidentiality. The terms set forth in this Commitment Letter are confidential and, without the prior consent of each party hereto, may not be disclosed to any person, except (a) for disclosure in confidence to the accountants, attorneys and other advisors of the Parent, to the Company, the Company's attorneys and other advisors who are subject to nondisclosure obligations to the Company, and to each of Baupost's attorneys and other advisors, in each case solely for purposes related to the transactions contemplated hereby, or (b) if disclosure is required by law or by any subpoena or similar legal process; provided, however, that except to the extent required pursuant to clause (b) above, neither the Parent, the Company nor any person to whom the Parent or the Company makes any disclosure pursuant to clause (a) above shall disclose that Baupost has issued this Commitment Letter or that Baupost has committed to provide the Bridge Loan pursuant to this Commitment Letter. Any information given by the Parent, the Company or any of their respective agents to the representatives of Baupost (A) may be made available to any director, officer, partner, employee or other agent of Baupost or its affiliates and (B) may be disclosed if disclosure is required by law or by any subpoena or similar legal process. Notwithstanding the foregoing, except as reasonably necessary to comply with applicable securities laws, Baupost (and each employee, representative, agent or advisor of Baupost) may disclose to any and all persons, without limitation of any kind, the United States tax treatment and United States tax structure of this transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to Baupost relating to such tax treatment and tax structure.

5. Termination. This Commitment Letter sets forth the commitment of Baupost with respect to the Bridge Loan and shall be considered withdrawn if Baupost has not received the enclosed copy of this Commitment Letter signed by the Borrower by 5:00 p.m. on May 16, 2005. If for any reason the Parent, the Company and Baupost have not been able to agree to definitive terms and conditions and enter into a definitive agreement with respect to the Bridge Loan on or prior to the earlier of (a) the Closing Date and (b) September 30, 2005, then each of this Commitment Letter and the commitment of Baupost hereunder shall be considered terminated; provided, however, that the reimbursement provisions contained herein shall remain in full force and effect notwithstanding the termination of this Commitment Letter or the commitment of Baupost hereunder.

6. General. This Commitment Letter may not be amended, and no provision hereof shall be waived or modified, except by an instrument in writing signed by each of the Parent and Baupost. This Commitment Letter is the only agreement between the Parent, on the one hand, and Baupost, on the other hand, with respect to the Bridge Loan and sets forth the entire understanding of the parties with respect thereto. This Commitment Letter and the commitment of Baupost hereunder shall not be assignable by the Parent without the prior written consent of Baupost; provided, however, that the Parent may, without the prior written consent of Baupost, assign this Commitment Letter and the commitment of Baupost hereunder to the Borrower upon consummation of the Merger. This Commitment Letter is solely for the benefit of the parties hereto and shall not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. The headings in this Commitment Letter are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Commitment Letter may be executed in any number of counterparts, which together shall constitute one agreement, and delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart. This Commitment Letter shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

[The remainder of this page is intentionally left blank.]

If the foregoing is in accordance with the Parent's understanding of the agreement between the Parent and Baupost, please sign a counterpart of this Commitment Letter in the space indicated below and return it to Baupost. Baupost is pleased to have the opportunity to assist the Parent in connection with this proposed financing transaction.

Sincerely,

BAUPOST CAPITAL, L.L.C.

By_/s/ James F. Mooney____________

James F. Mooney

Principal

The foregoing is hereby agreed to and accepted:

HIBERNATION HOLDING COMPANY, INC.

By__/s/ Carson Biederman______________

Name: Carson Biderman
Title: Treasurer

Date: May 16, 2005

The nondisclosure obligations set forth in

Section 4 hereof are hereby agreed to and accepted:

VERMONT TEDDY BEAR CO., INC.

By__/s/ Elisabeth B. Robert_______________

Name: Elisabeth B. Robert
Title: CEO

Date: May 16, 2005

_______________________________________________________________________________________________________________________

Appendix K

August 1, 2005

Elisabeth B. Robert, President

The Vermont Teddy Bear Co., Inc.

6655 Shelburne Road

P.O. Box 965

Shelburne, Vermont 05482

Dear Ms. Robert:

We are pleased to confirm to you that, in connection with the acquisition of The Vermont Teddy Bear Co., Inc. ("VTB") by Hibernation Company, Inc. ("MS"), a Delaware corporation and a wholly-owned subsidiary of Hibernation Holding Company, Inc. ("Parent"), Mustang Management Partners, LLC ("Mustang") will, subject to the terms and conditions hereof, make up to a $500,000 investment in the Common Stock of Parent.

The funding of this commitment will occur at the closing, and is conditioned on the closing, of the merger (the "Merger") of MS with and into VTB, with VTB as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of May 16, 2005, by and among VTB, MS and Parent (the "Merger Agreement"). Further, this commitment is conditioned on the consummation of the senior debt, sub debt and other equity financing described in the commitment letters VTB, MS and Parent have received from TD Banknorth, N.A., Hartford Investment Management Company, and Baupost Capital, L.L. C.

This commitment letter may not be amended, and no provision hereof shall be waived or modified, except by an instrument in writing signed by each of VTB and Mustang. This commitment letter shall not be assignable by Parent or MS without the prior written consent of Mustang and any purported assignment without Mustang's consent shall be void. This commitment letter is solely for the benefit of VTB and shall not confer any benefits upon, or create any rights in favor of, any person other than VTB.

Unless the purchase of the Common Stock is closed and the Merger consummated or the commitment is otherwise extended by Mustang (in its sole discretion), this commitment will expire on September 30, 2005.

Sincerely,

MUSTANG MANAGEMENT PARTNERS, LLC

/s/ Robert D. Crowley

Name: Robert D. Crowley

Title: Managing Director